As filed with the Securities and Exchange Commission on October 24, 2000

                           Registration No. 333-43014
                          Registration No. 333-43014-01
                          Registration No. 333-43014-02
                          Registration No. 333-43014-03

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             CONE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)

      North Carolina               2211                      56-0367025
     (State or other    (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of      Classification Code No.)       Identification No.)
      incorporation
     or organization)
                               3101 N. Elm Street
                      Greensboro, North Carolina 27415-6540
                                 (336) 379-6220

                   (Address, including Zip Code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                              NEIL W. KOONCE, ESQ.
                  Vice President, General Counsel and Secretary
                             Cone Mills Corporation
                               3101 N. Elm Street
                      Greensboro, North Carolina 27415-6540
                                 (336) 379-6220
                (Name, address, including Zip Code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                               DORIS R. BRAY, ESQ.
                  Schell Bray Aycock Abel & Livingston P.L.L.C.
                        230 North Elm Street, Suite 1500
                        Greensboro, North Carolina 27401
                                 (336) 370-8800

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________


                            CALCULATION OF REGISTRATION FEE

Title of Each Class of                                Proposed Maximum          Proposed Maximum
Securities to be                 Amount to be         Offering Price per        Aggregate Offering         Amount of
Registered                        Registered               Unit                      Price            Registration Fee(1)
----------------------           ------------         ------------------        ------------------    -------------------
11% Secured
Subordinated
Debentures and subsidiary
guaranties thereof              $85,000,000                 N/A                   $85,000,000               $22,440.00

Common Stock, par
value $0.10                     $25,000,000                 N/A                   $25,000,000                $6,600.00

Common Stock par value
$0.10                               850,000                 N/A                    $4,675,000                $1,234.20
-----                               -------                 ---                    ----------                ---------

(1) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             TABLE OF CO-REGISTRANTS


                                                                  Primary Standard
 Name of Additional                State of Incorporation           Industrial                 IRS Employer
     Registrant                        or Organization           Classification Code         Identification No.
     ----------                        ---------------          -----------------------      -----------------


Cone Global Finance Corp.               California                           6799                    94-3220897

Cone Foreign Trading, LLC               North Carolina                       5131                    56-0367025

CIPCO S.C., Inc.                        Delaware                             9999                    62-1631840

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


Subject to completion, dated October 24, 2000



                       PROSPECTUS AND CONSENT SOLICITATION

                             CONE MILLS CORPORATION

  $85,000,000 Aggregate Principal Amount of 11% Secured Subordinated Debentures
x                               Due March 15, 2005
                       _____________Shares of Common Stock

                     Exchange Offer and Consent Solicitation
 Outstanding 8-1/8% Debentures Due March 15, 2005 of Cone Mills Corporation
                                 Exchanged for
     Common Stock and 11% Secured Subordinated Debentures Due March 15, 2005


     We are offering to exchange Cone Mills Corporation common stock or a combination of our 11% Secured Subordinated Debentures Due March 15, 2005 and shares of Cone common stock for any and all of our outstanding $100,000,000 aggregate principal amount 8-1/8% Debentures Due March 15, 2005 and are soliciting consents to amend the indenture under which the 8-1/8% debentures were issued and to release the debentureholders' interest in the collateral securing the 8-1/8% debentures.

Selected terms of the exchange offer and consent solicitation:


o The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on __________, 2000.

o For each $1,000 principal amount of 8-1/8% debentures tendered and accepted for exchange, you will receive, at your election, (1) ____ shares of our common stock or (2) $1,000 principal amount of our new 11% debentures and 10 shares of our common stock.

o If the exchange offer is not fully subscribed, we intend to increase the interest rate on the 11% debentures up to a maximum rate of 14% depending on the amount of 8-1/8% debentures that remain outstanding.

o The new 11% debentures will be secured and subordinated as to the collateral securing a limited amount of senior debt.

o If you tender your 8-1/8% debentures, you will automatically consent to amendments to the indenture governing the 8-1/8% debentures and to the release of the collateral securing the 8-1/8% debentures. These amendments make changes in the lien covenant and related definitions and will apply to the 8-1/8% debentures not tendered for exchange.

o We will not make any separate payment, other than the exchange consideration in exchange for your 8-1/8% debentures, for consents delivered as a part of the exchange offer.

o Up to $15,000,000 aggregate principal amount of 8-1/8% debentures will be exchanged for Cone common stock and up to $85,000,000 aggregate principal amount of 8-1/8% debentures will be exchanged for a combination of our new 11% debentures and common stock. Any oversubscription for common stock or the combination of 11% debentures and common stock will be exchanged for the other type of consideration and the oversubscribed common stock or combination of 11% debentures and common stock will be exchanged on a pro rata basis.

o This exchange offer will be effective only if more than 50% of the 8-1/8% debentures are tendered for exchange.

     Our common stock is listed on the New York Stock Exchange under the symbol "COE." On __________, 2000, our common stock closed at $____ per share.

You should consider carefully the risk factors discussed on page 11 of this prospectus in evaluating the exchange offer and consent solicitation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus and consent solicitation is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus and consent solicitation is October __, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         Cone files annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Cone files with the SEC at the SEC's public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also read and copy these reports, statements or other information at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can also be obtained by mail from the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

         Cone's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information about Cone may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Cone filed a registration statement on Form S-4 on August 4, 2000 to register with the SEC the common stock, 11% debentures and subsidiary guaranties to be issued in the exchange offer and consent solicitation. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC permits Cone to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

         The documents listed below are incorporated by reference into this prospectus. These documents contain important business and financial information about Cone.

         o Cone's Annual Report on Form 10-K, for the fiscal year ended January 2, 2000;

         o  Cone's Current Report on Form 8-K dated February 11, 2000;

         o Cone's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2000; and

         o Cone's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2000.

         Cone also incorporates by reference additional documents that it may file with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date the exchange offer and consent solicitation is completed. These additional documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this prospectus from us or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone and directing your request to: Cone Mills Corporation, 3101 North Elm Street, P.O. Box 26540, Greensboro, North Carolina 27415-6540, Attention: General Counsel. The telephone number is (336) 379-6220. Any request for documents should be made by _________, 2000 to ensure timely delivery of the documents.

         We have not authorized anyone to give any information or make any representation about the exchange offer and consent solicitation that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE
INFORMATION...........................................................................................inside front cover
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION................................................1
SUMMARY................................................................................................................7
   About Cone..........................................................................................................7
   Rationale for the Exchange Offer....................................................................................7
   The Exchange Offer and Consent Solicitation.........................................................................8
   Selected Financial Data............................................................................................12
RISK FACTORS..........................................................................................................16
   Industry Risks.....................................................................................................16
   Company Risks......................................................................................................17
   Exchange Offer and Consent Solicitation Risks......................................................................18
   Risks Related to Federal Tax Consequences..........................................................................19
CONE AND ITS STRATEGY.................................................................................................20
   Revitalization Program.............................................................................................20
   Why We Plan To Expand In Mexico....................................................................................21
BOOK VALUE PER SHARE..................................................................................................22
CAPITALIZATION........................................................................................................22
RATIO OF EARNINGS TO FIXED CHARGES....................................................................................25
THE EXCHANGE OFFER AND CONSENT SOLICITATION...........................................................................26
   Terms of the Exchange Offer and Consent Solicitation...............................................................27
   Proposed Amendments to the Indenture and Release of Collateral.....................................................29
      Proposed Amendments to Indenture Governing 8-1/8% Debentures....................................................30
      Release of Collateral Securing 8-1/8% Debentures................................................................30
   Acceptance for Exchange of Debentures; Acceptance of Consents......................................................31
   Procedures for Exchanging Debentures and Delivering Consents.......................................................32
   Tenders of Debentures and Delivery of Consents.....................................................................33
   Tenders of Debentures Held in Physical Form........................................................................33
   Tender of Debentures Held Through a Custodian......................................................................33
   Tender of Debentures Held Through DTC..............................................................................34
   Signature Guarantees...............................................................................................34
   Mutilated, Lost, Stolen or Destroyed Certificates..................................................................35
   Defective Tenders..................................................................................................35
   Guaranteed Delivery................................................................................................35
   Backup United Stated Federal Income Tax Withholding................................................................36
   Determination of Validity..........................................................................................36
   Withdrawal of Tendered 8-1/8% Debentures and Revocation of Consents................................................36
   Conditions to the Exchange Offer and Consent Solicitation..........................................................37
   Federal Income Tax Considerations..................................................................................38
   Advisor, Exchange Agent and Information............................................................................46
   Conflicts of Interest..............................................................................................47
   Fees and Expenses..................................................................................................47
   Restrictions on Sales of Securities by Affiliates of Cone..........................................................47
   No Appraisal Rights................................................................................................47
   Use of Proceeds....................................................................................................48
   Listing on the New York Stock Exchange.............................................................................48
   Miscellaneous......................................................................................................48
DESCRIPTION OF CONE CAPITAL STOCK.....................................................................................48
   Common Stock.......................................................................................................48
   Shareholder Rights Plan............................................................................................49

   Class A Preferred Stock............................................................................................49
   Class B Preferred Stock............................................................................................50
   Certain Provisions That May Have an Anti-Takeover Effect...........................................................51
   Indemnification of Directors and Officers..........................................................................53
DESCRIPTION OF 11% SECURED SUBORDINATED DEBENTURES DUE MARCH 15, 2005.................................................53
   General Terms of 11% Debentures....................................................................................53
   Indenture..........................................................................................................54
   Book-Entry System..................................................................................................55
   Certain Covenants..................................................................................................56
   Definitions........................................................................................................58
   Guaranties.........................................................................................................60
   Collateral.........................................................................................................60
   Merger, Consolidation, Sale, Lease or Conveyance...................................................................61
   Subordination......................................................................................................62
   Events of Default..................................................................................................62
   Discharge, Defeasance and Covenant Defeasance......................................................................63
   Modification of the Indenture......................................................................................64
LEGAL MATTERS.........................................................................................................64
EXPERTS...............................................................................................................65
FORWARD-LOOKING STATEMENTS............................................................................................66

     QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION

Q:       What is the proposed transaction?

A: Cone is offering to exchange its common stock or a combination of its 11% Secured Subordinated Debentures Due March 15, 2005 and Cone common stock for any and all of Cone's outstanding 8-1/8% Debentures Due March 15, 2005. As a part of the exchange offer, Cone is soliciting consents to amend the indenture under which the 8-1/8% debentures were issued and to release the collateral for the 8-1/8% debentures. Cone will not complete the exchange offer if fewer than a majority of the 8-1/8% debentures are tendered.

Q:       Why is Cone proposing this transaction?

A: The purpose of the transaction is to enable Cone to restructure its debt in a way that should allow it more flexibility and enable it to replace a portion of its long-term debt with asset-based financing that would permit it to obtain additional funds and project financing necessary for growth through its proposed expansion into Mexico.

Q:       What will I receive in the exchange offer if I tender my debentures?

A: If you tender your 8-1/8% debentures prior to the expiration of the exchange offer, you will receive, at your election, for each $1,000 principal amount of 8-1/8% debentures (1) ____ shares of Cone common stock or (2) $1,000 principal amount of Cone's 11% debentures and 10 shares of Cone common stock.

Q: Why should I tender my 8-1/8% debentures for common stock or a combination of new 11% debentures and common stock?

A: If you do not tender and the exchange offer succeeds, you will have 8-1/8% unsecured debentures with reduced indenture protections. If the exchange offer fails, you will have 8-1/8% secured debentures of a company whose prospects are significantly impaired by an ineffective debt structure. If you elect common stock, you will receive equity with instant liquidity should you desire it and potential for appreciation should you not. If you elect the new debentures, you will receive debentures paying a higher interest rate than your present debentures as well as shares of our common stock. Your new debentures will be secured by substantially all of Cone's U.S. assets, subordinate to senior secured debt of up to an amount equal to 55% of Cone's consolidated net tangible assets and other special types of liens, including purchase money liens, liens of subsidiaries existing at the time those subsidiaries were acquired and government liens.

Q: How was the number of shares of Cone common stock I receive in exchange for my 8-1/8% debentures calculated?

A: [The Executive Committee of] Cone's Board of Directors determined in its discretion the number of shares of Cone common stock that would be exchanged for your 8-1/8% debentures. The number is based on a representative market value of the common stock and was set by the [Executive Committee] [Board] after considering the daily market values of the common stock in the recent past and other market conditions.

Q: Is there any possibility that the new debentures to be issued in the exchange offer will carry a rate of interest in excess of 11%?

A: Yes. If more than $50,000,000 but less than $100,000,000 principal amount of the 8-1/8% debentures are tendered and less than $85,000,000 of 8-1/8% debentures are tendered for 11% debentures, the interest rate on the new debentures will be increased up to a maximum interest rate of 14% so as to pass on to the tendering debentureholders some of the interest savings realized by Cone as a result of a portion of the 8-1/8% debentures' continuing to be outstanding.

Q:       May I tender a portion of my debentures?

A. No. If you tender any of your 8-1/8% debentures, you must tender all of them.

Q: May I tender my debentures without consenting to the proposed amendments?

A: No. If you tender your 8-1/8% debentures in the exchange offer, you will automatically consent to the proposed amendments to the indenture governing those debentures and to the release of the collateral securing them. Similarly, if you wish to consent to the proposed amendments and the release of collateral, you must tender your debentures.

Q: Will my rights as a holder of 8-1/8% debentures change if I tender my debentures in the exchange offer?

A: Yes. Currently, your rights as a holder of the 8-1/8% debentures are governed by the indenture under which the 8-1/8% debentures were issued. However, if you exchange your debentures for shares of Cone common stock, you will become a Cone shareholder and your rights will be governed by North Carolina law and Cone's articles of incorporation and bylaws, as described in this prospectus. If you exchange your debentures for a combination of 11% debentures and common stock, your rights as a debentureholder will be governed by the indenture under which the 11% debentures will be issued and your rights as a shareholder will be governed by North Carolina law and Cone's articles of incorporation and bylaws.

Q: How would the proposed amendments to the indenture and the release of collateral affect my rights as a holder of 8-1/8% debentures if I fail to tender?

A: If the indenture is amended and the collateral is released, 8-1/8% debentures that you do not tender will enjoy a less restrictive lien covenant and will be unsecured. The 8-1/8% debentures, however, may again become secured if the general secured indebtedness of Cone exceeds 55% of its consolidated net tangible assets, as defined in the indenture as proposed to be amended. In that event, the lien securing the 8-1/8% debentures will be on the assets securing the 11% debentures pari passu with the excess indebtedness, but junior to the lien of the 11% debentures as well as to other permitted liens under the indenture.

Q:       When will accrued but unpaid interest on my 8-1/8% debentures be paid?

A: If you exchange your 8-1/8% debentures, your interest on the debentures will be paid as of the effective date of the exchange offer and will be mailed to you at the same time as your common stock or your 11% debentures and common stock, as the case may be. If you do not accept the exchange offer, your interest will be paid on the normal interest payment date.

Q: How did my debentures become secured and why is it important that the security interest be released and the new debentures be subordinated?

A: The 8-1/8% debentures have historically been unsecured obligations of Cone. However, Cone's 1999 financial performance and the industry-wide downturn last year caused Cone's bank group to require that Cone's revolving credit facility be refinanced on a secured basis. This grant of security to the banks in turn triggered obligations contained in the indenture for the 8-1/8% debentures, as well as in Cone's other financing documents, to equally and ratably secure these creditors. As a consequence, the 8-1/8% debentures, as well as Cone's other principal financing obligations, all became secured on January 28, 2000, when the revolving credit facility was refinanced. This resulted in a level of senior secured debt that made Cone's existing creditors unwilling to permit additional financing critical to Cone's strategic growth initiatives. With the release of the collateral securing the 8-1/8% debentures and the exchange of many of these debentures for new secured subordinated debentures, refinancing Cone's U.S.-based debt at better rates and more favorable terms and financing of Cone's growth initiatives will again be possible. Cone regards new financing, and therefore the modification of security, as important to its ability to continue its leadership position in the denim industry.

Q:       Are Cone's other secured creditors releasing their collateral?

A: No. It is Cone's intention to replace all of its existing secured financing other than the debentures with a new asset-based lending facility that will be secured by a priority lien on substantially all of Cone's U.S. assets and possibly some foreign assets, affording Cone the funds and the flexibility it needs to implement its strategies. Cone anticipates that this facility will be arranged as soon as practicable after the successful completion of the debenture exchange offer and will be on substantially more favorable terms than Cone's current financings. Cone expects that the maximum indebtedness under the asset-based lending facility will be about $200 million. Existing senior secured debt, excluding the 8-1/8% debentures and $60 million of securitized receivables but including letter of credit obligations, was approximately $102 million at July 2, 2000.

Q:       Will the new 11% debentures be secured?

A: Yes. The new 11% debentures will be secured by a lien on substantially all of Cone's U.S. assets, subordinated as to the collateral to senior debt not to exceed an amount equal to 55% of consolidated net tangible assets securing the 11% debentures. As of July 2, 2000, approximately $202 million of senior debt would have been permitted. The lien securing the 11% debentures will also be subordinate to special types of liens including purchase money liens, liens of subsidiaries existing at the time they were acquired and certain government liens. No material liens of these types currently exist. The lien securing the debentures is intended to be prior to all liens other than those to which it is specifically subordinated. Thus, as of July 2, 2000, up to $202 million of debt could have been senior to the indentures with respect to the collateral, and the 11% debentures would have had a senior claim on the collateral as to other creditors.

Q: How does my security interest for the 11% debentures differ from my collateral for the 8-1/8% debentures?

A: Presently the 8-1/8% debentures have a pari passu lien with Cone's other secured debt on substantially all of Cone's assets, which means that the debentures share the collateral on a pro rata basis with the other secured debtholders. However, some of Cone's assets may be excluded from the assets covered by this lien. For example, Cone may sell its accounts receivable free of this lien under its receivables securitization agreement. At July 2, 2000, Cone had sold about $103 million of accounts receivable, with Cone's secured creditors, including the debentureholders, having a lien on the sold receivables on that date to the extent the proceeds from the sold receivables exceeded $60 million. In addition, Cone has the ability to grant to other senior creditors a priority lien under the terms of the indenture securing up to 10% of Cone's consolidated net tangible assets, which totaled $36 million at July 2, 2000. Further, if Cone's other secured creditors are repaid or release their liens, the 8-1/8% debentures become unsecured. In contrast, the 11% debentures will have a direct security interest in substantially all of Cone's U.S.-based assets. The security interest is subordinated to senior secured debt outstanding equal to 55% of Cone's consolidated net tangible assets securing the 11% debentures, approximately $202 million at July 2, 2000. The security interest of the 11% debentures will remain outstanding for the term of the debentures even if there is no senior secured debt or if the senior secured debt is less than the subordinated amount. The outstanding balance of the receivables securitization will be included in the definitions of senior secured debt and consolidated net tangible assets. If Cone eliminates its receivables securitization program, Cone's U.S. accounts receivable will be included in the collateral for the 11% debentures.

Q: If I tender my 8-1/8% debentures and consent to the proposed amendments and the release of collateral, will I be able to revoke this decision if I later change my mind?

A: Yes. You may revoke your consent to the proposed amendments and withdraw your debentures at any time on or before the expiration of the exchange offer. By withdrawing your debentures, you lose your right to receive the exchange offer consideration.

Q:       Who can help answer my questions?

A: If you have any questions about the exchange offer or consent solicitation or if you need additional copies of this prospectus, you should contact:

         Cone Mills Corporation                                    Dougherty & Company LLC
         3101 North Elm Street                                     90 South Seventh Street, Suite 4400
         P.O. Box 26540                                            Minneapolis, Minnesota 55402-4115
         Greensboro, North Carolina                                Attention: Steven D. McWhirter
         Attention:  David E. Bray or Gary L. Smith                Toll Free: (800) 328-4000
         Telephone: (336) 379-6220

                                     SUMMARY

         We are soliciting consents to amend the indenture under which the 8-1/8% debentures were issued and to release the collateral for the 8-1/8% debentures that was pledged on January 28, 2000. We believe that the present terms of this indenture and the high level of senior secured debt created when Cone was required to secure the 8-1/8% debentures are barriers to both the execution of Cone's revitalizing operating strategy and the establishment of a stronger balance sheet more appropriate for today's capital market conditions.

         As part of the solicitation, we are offering to exchange Cone common stock or a combination of Cone's 11% Secured Subordinated Debentures Due March 15, 2005 and Cone common stock in exchange for the outstanding Cone 8-1/8% Debentures Due March 15, 2005. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the exchange offer fully and for a more complete description of the legal terms of the exchange offer, you should read carefully this entire prospectus and the other documents to which we have referred you, including the consent and letter of transmittal accompanying this prospectus. See "Where You Can Find More Information" on the inside front cover of this prospectus. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

About Cone (page __)

         Founded in 1891, we are the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America. We are also a leading producer of decorative fabrics for the home furnishings industry and a producer of specialty sportswear fabrics such as khaki.

         We have our principal executive offices at 3101 North Elm Street, Greensboro, North Carolina 27408 (336-379-6220). More information about us is incorporated in this prospectus by reference. See "Where You Can Find More Information" on the inside front cover of this prospectus.

Rationale for the Exchange Offer (page __)

Since our 8-1/8% debentures were issued in early 1995, the combination of an industry-wide business downturn, our consequent restructuring of operations and the presence of a more restrictive capital markets environment, particularly among banks, has resulted in the downgrading of the 8-1/8% debentures to less than investment grade. With the loss of our investment grade status, our lenders required that our debt be secured by Cone assets. The 8-1/8% debentures require that if a sufficient portion of Cone's debt were secured, the debentures would be secured on a pro rata basis. As a consequence, the 8-1/8% debentures, and all of Cone's other significant financing obligations, were secured by blanket liens on substantially all of Cone's assets on January 28, 2000, when Cone refinanced its revolving credit facility on a secured basis. This has resulted in a deficit of collateral available for needed new senior financings. While the terms that created these liens are common for investment-grade companies, these terms are a burden to noninvestment grade companies who rely upon collateralized borrowings to grow their businesses. Thus, the purpose of this transaction is to alter Cone's publicly held debt instruments to permit us to make use of secured financing structures required by lenders to noninvestment-grade credits.

Our objectives in this transaction are to:

         o Establish a capital structure that provides support for Cone's operating strategy for the next three to five years.

         o Improve earnings and cash flow by immediate execution of Cone's expansion plans.

         o Manage financial risk by holding total interest costs at present levels.

         o  Reduce Cone's public debt.

The Exchange Offer and Consent Solicitation  (page __)

The 8-1/8% Debentures (page __)         We are making the exchange offer with
                                        respect to all of our 8-1/8% Debentures
                                        Due March 15, 2005.

The Exchange Offer (page __)            We are offering (1) ____ shares of Cone
                                        common stock or (2) $1,000 of new
                                        debentures and 10 shares Cone common
                                        stock for each $1,000 of the outstanding
                                        8-1/8% debentures.

                                        The new debentures will carry an
                                        interest rate of at least 11% per annum.
                                        If more than $50,000,000 but less than
                                        $100,000,000 principal amount of 8-1/8%
                                        debentures are tendered and less than
                                        $85,000,000 8-1/8% debentures are
                                        tendered for 11% debentures, the
                                        interest rate payable on the new
                                        debentures will be increased up to a
                                        maximum of 14% so as to pass on to the
                                        tendering holders some of the interest
                                        savings we realize as a result of a
                                        portion of the 8-1/8% debentures'
                                        continuing to be outstanding.

Proration (page __)                     We expect to issue ____________ shares
                                        of common stock for $15,000,000 of
                                        8-1/8% debentures and up to $85,000,000
                                        principal amount of 11% debentures and
                                        850,000 shares of our common stock for
                                        $85,000,000 of 8-1/8% debentures. If
                                        more than $15,000,000 aggregate
                                        principal amount of 8-1/8% debentures
                                        are tendered for common stock, the
                                        8-1/8% debentures will be accepted for
                                        exchange for common stock on a pro rata
                                        basis, rounded to the nearest $1,000
                                        principal amount of 8-1/8% debentures.
                                        Similarly, if more than $85,000,000
                                        aggregate principal amount of 8-1/8%
                                        debentures are tendered in exchange for
                                        11% debentures, the 8-1/8% debentures
                                        will be accepted for exchange for 11%
                                        debentures and common stock on a pro
                                        rata basis, rounded to the nearest
                                        $1,000 principal amount of 8-1/8%
                                        debentures. If the common stock is
                                        oversubscribed, you will receive your
                                        pro rata share of the common stock being offered, and the remainder of your 8-1/8% debentures will be exchanged for 11% debentures and common stock. If the combination of 11% debentures and common stock is oversubscribed, you will receive common stock for a portion of your 8-1/8% debentures. We reserve the right, however, to increase the common stock to be issued in the exchange offer to a maximum of ________ shares for up to $25,000,000 aggregate principal amount of 8-1/8% debentures if the option to receive common stock is oversubscribed. We will correspondingly reduce the amount of 11% debentures to be issued.

The Solicitation (page __)              We are also soliciting consents to the
                                        proposed amendments to the indenture
                                        under which the 8-1/8% debentures were
                                        issued and to release all of the
                                        collateral currently securing those
                                        debentures. If you tender 8-1/8%
                                        debentures in the exchange offer on or
                                        before the expiration of the exchange
                                        offer, you will automatically consent to the proposed amendments to the indenture and the release of collateral.

The Amendments to the Old Indenture     The supplemental indenture will amend
(page __)                               the existing indenture for the 8-1/8%
                                        debentures to (1) increase the "basket"
                                        for permitted general secured debt of
                                        Cone and its subsidiaries from its
                                        current limit of 10% of consolidated net tangible assets to 55% of consolidated net tangible assets, (2) add a permission for liens securing the 11% debentures, (3) amend the definition of "consolidated net tangible assets" to exclude current maturities of long term debt and assets not securing the 11% debentures and to include the outstanding balance of any receivables securitization arrangements, and (4) amend the definition of "subsidiary" to exclude foreign subsidiaries, with the effect that foreign subsidiaries would be excluded from the lien and sale and leaseback covenants. After giving effect to the supplemental indenture, each of the four indenture provisions amended by the supplemental indenture will be substantively identical to the same provisions in the indenture for the 11% debentures.



Release of the Collateral (page __)     Since January 28, 2000, the 8-1/8%
                                        debentures, together with Cone's other
                                        secured debt, have been secured by a
                                        lien on substantially all Cone's assets
                                        as a result of a covenant in the
                                        existing indenture requiring that such a lien be granted. Acceptance of the exchange offer will act as your release of this collateral, making the 8-1/8% debentures unsecured once again.

                                        In the event the general secured
                                        indebtedness of Cone exceeds 55% of its
                                        consolidated net tangible assets, as
                                        defined in the indenture as proposed to
                                        be amended, the 8-1/8% debentures will
                                        be secured by a lien on the assets
                                        securing the 11% debentures pari passu
                                        with such excess indebtedness, but that
                                        lien will be junior to the lien of the
                                        11% debentures as well as to other
                                        permitted liens under the indenture.

Requisite Consents (page ___)           Approval of the proposed amendments to
                                        the indenture governing the 8-1/8%
                                        debentures and the release of the
                                        collateral requires the consent of the
                                        holders of at least a majority in
                                        aggregate principal amount of 8-1/8%
                                        debentures outstanding.

Effectiveness of Proposed Amendments    Cone and the trustee for the 8-1/8%
(page ___)                              debentures will execute the supplemental
                                        indenture providing for the proposed
                                        amendments and the release of the
                                        collateral promptly following the
                                        expiration of the exchange offer if
                                        a majority of the 8-1/8% debenture have
                                        been tendered and the requisite consents therefore received. The proposed amendments, however, will not become operative until we have accepted for purchase all debentures validly tendered and not withdrawn in the exchange offer. If the proposed amendments become operative, all persons who continue to hold 8-1/8% debentures thereafter will be subject to the provisions of the indenture as amended by the proposed amendments.

Terms of the New Debentures (page __)   The new debentures will be on
                                        substantially the same terms as the
                                        existing 8-1/8% debentures except that
                                        the interest rate will be higher and
                                        the new debentures will be secured.

                                        Under the terms of the 11% debentures,
                                        Cone will be permitted to have secured
                                        debt senior to the 11% debentures equal
                                        to 55% of consolidated net tangible
                                        assets, or approximately $202 million at July 2, 2000, and there will be no limits on the financing of foreign subsidiaries secured by non-U.S. assets. The 11% debentures will be guaranteed by three Cone subsidiaries and secured by substantially all of their assets. These subsidiaries have no secured debt other than permitted senior debt. Senior debt outstanding as of July 2, 2000 that would have been senior to the 11% debentures had they been outstanding was $90.1 million, plus $2.2 million reserved with respect to outstanding letters of credit.

Expiration of the Exchange Offer        5:00 p.m., New York City time, on
(page __)                               ________________, 2000, unless extended.
                                        The supplemental indenture will be
                                        executed promptly following the
                                        expiration of the exchange offer,
                                        assuming that a majority of the 8-1/8%
                                        debentures have been tendered for
                                        exchange and, therefore, the requisite
                                        consents have been received. If the
                                        terms of the exchange offer are changed, the offer will remain open for an additional 10 business days following the change.

Exchange Date (page __)                 The exchange of 8-1/8% debentures for
                                        Cone common stock or a combination of
                                        11% debentures and common stock will be
                                        made promptly following the expiration
                                        of the exchange offer and the
                                        satisfaction or waiver of all
                                        conditions.

Conditions to the Exchange Offer and    The completion of the exchange offer is
Consent Solicitation (page __)          conditioned upon more than 50% of the
                                        8-1/8% debentures being tendered and
                                        thereby consenting to the proposed
                                        amendments to the indenture and release
                                        of the collateral securing the 8-1/8%
                                        debentures, the execution of the
                                        supplemental indenture and the other
                                        general conditions described in this
                                        prospectus.

Procedures for Tendering Debentures     If you want to tender your 8-1/8%
and Delivering Consents (page __)       debentures in the exchange offer, you
                                        must tender all of your debentures and
                                        you should either:

                                          o If you hold physical certificates
                                            evidencing your 8-1/8% debentures,
                                            complete and sign the enclosed
                                            consent and letter of transmittal in
                                            accordance with the instructions in
                                            that document, have your signature
                                            guaranteed if required by
                                            Instruction 4 of the consent and
                                            letter of transmittal, and send or
                                            deliver your manually signed consent
                                            and letter of transmittal, together
                                            with the certificates evidencing the
                                            debentures being tendered and any
                                            other required documents, to the
                                            exchange agent; or

                                          o If you hold your 8-1/8% debentures
                                            in book-entry form, request your
                                            broker, dealer, commercial bank,
                                            trust company or other nominee to
                                            effect the transaction for you.

                                        If you own 8-1/8% debentures that are
                                        registered in the name of a broker,
                                        dealer, commercial bank, trust company
                                        or other nominee, you must contact that
                                        broker, dealer, commercial bank, trust
                                        company or other nominee if you desire
                                        to tender your debentures.

                                        If you are tendering your debentures by
                                        book-entry transfer to the exchange
                                        agent's account at Depositary Trust
                                        Company, you can execute the tender
                                        through DTC's Automated Tender Offer
                                        Program, for which the transaction will
                                        be eligible. DTC participants that are
                                        accepting the exchange offer must
                                        transmit their acceptance to DTC, which
                                        will verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance. Delivery of the agent's message by DTC will satisfy the terms of the exchange offer as to the tender of debentures and the delivery of consents.

                                        If you desire to tender 8-1/8%
                                        debentures in the exchange offer and
                                        cannot comply with the procedures for
                                        tender or delivery on a timely basis or
                                        if your debentures are not immediately
                                        available, you may tender your
                                        debentures using the procedures for
                                        guaranteed delivery described in this
                                        prospectus.

Revocation of Consents (page __)        You may revoke your consents at any time
                                        prior to the expiration of the consent
                                        solicitation, but not thereafter. If you validly revoke your consent, it will render your tender of debentures defective, and, you will not be eligible to receive the exchange offer consideration for your 8-1/8% debentures.

Withdrawal of Tenders of Debentures     You may withdraw your tender of 8-1/8%
(page __)                               debentures at any time before the
                                        expiration of the exchange offer, but
                                        the exchange offer consideration will
                                        not be payable for any debentures so
                                        withdrawn. If you withdraw your tendered debentures, it will be deemed a revocation of the related consent.

Untendered 8-1/8% Debentures            If you do not tender your 8-1/8%
(page __)                               debentures and they are not exchanged in
                                        the exchange offer, they will remain
                                        outstanding. If the requisite tenders
                                        and the related consents to amend the
                                        indenture and release the collateral are received and the proposed amendments become operative under the supplemental indenture, untendered debentures will be unsecured and will no longer have the benefits of the restrictive covenants that will be eliminated from the indenture by the proposed amendments. In addition, as a result of the consummation of the exchange offer, the aggregate principal amount of the 8-1/8% debentures that are outstanding will be significantly reduced, which may adversely affect the liquidity of and, consequently, the market price for the 8-1/8% debentures, if any, that remain outstanding after the completion of the exchange offer.

Acceptance of Tendered Debentures and   Upon the terms of the exchange offer and
Exchange (page __)                      upon satisfaction or our waiver of the
                                        conditions to the exchange offer, we
                                        will accept for exchange 8-1/8%
                                        debentures validly tendered on or before the expiration of the exchange offer.
                                        Only if you validly tender your
                                        debentures, and thereby consent to the
                                        proposed amendments and release of
                                        collateral, on or before the expiration
                                        of the exchange offer will you receive
                                        the exchange consideration. We will make payment of the exchange consideration for debentures validly tendered and accepted for payment, by deposit of the appropriate number of shares of Cone common stock, and appropriate amounts of 11% debentures, with the exchange agent who will act as agent for the tendering and consenting holders of 8-1/8% debentures for the purpose of the exchange. We expect the exchange to be made on the exchange date described in this prospectus promptly following our acceptance of the 8-1/8% debentures in the exchange offer.


Federal Income Tax Considerations       You are referred to the discussion about
(page __)                               the federal income tax consequences of
                                        the exchange offer on page __. Tax
                                        matters are very complicated and the tax consequences of the exchange offer to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange offer.


No Appraisal Rights (page __)           You will not have any right to dissent
                                        and receive an appraisal of your 8-1/8%
                                        debentures, under either the indenture
                                        or North Carolina law, in connection
                                        with the exchange offer.

Exchange Agent (page __)                The Bank of New York is serving as
                                        exchange agent in connection with the
                                        exchange   offer. Its  address  and
                                        telephone number are located on the back cover of this prospectus.

Selected Financial Data

         In the table below, we provide you with selected historical consolidated financial data of Cone for each of the fiscal years 1995 through 1999 and for the six months ended July 2, 2000 and July 4, 1999. We derived this information from the audited consolidated financial statements of Cone, except for the financial data for the six-month periods ended July 2, 2000, and July 4, 1999, which are derived from unaudited financial statements. The information is for illustrative purposes only and you should read it together with Cone's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that we have filed with the SEC and incorporated by reference. To obtain copies of these documents, see "Where You Can Find More Information" on the inside front cover of this prospectus.

                                                                                                            Six Months Ended
                                                                                                          ----------------------
(in millions, except per share             1999      1998 (1)      1997        1996          1995          7/2/00       7/4/99
data and number of employees)
--------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
     Net Sales                          $  616.3   $  728.6     $  716.9    $  745.9      $  910.2        $  303.2     $  331.7
     Cost of Sales (2)                     568.2      661.8        664.4       662.0         802.6           266.5        302.1
                                   ---------------------------------------------------------------------------------------------
     Gross Profit                           48.1       66.8         52.5        83.9         107.6            36.7         29.6
     Selling and Administrative (2)         48.7       57.4         55.6        65.9          72.2            26.2         25.1
     Restructuring and Impairment           16.0       17.1          5.2         5.2             -            (0.3)        12.9
       of  Assets
                                   ---------------------------------------------------------------------------------------------
     Income (Loss) from Operations         (16.6)      (7.7)        (8.3)       12.8          35.4            10.8         (8.4)
     Other Expense - Net                    13.9       12.1         11.7        14.9          14.5            10.8          6.3
                                   ---------------------------------------------------------------------------------------------
     Income (Loss) from Operations

        Before Income Taxes
        (Benefit), Equity in Earnings
        (Losses) of Unconsolidated
        Affiliate and Cumulative Effect    (30.5)     (19.8)       (20.0)       (2.1)         20.9               -        (14.7)
        of Accounting Change
     Income Taxes (Benefit)                (10.7)      (7.9)        (8.0)       (2.3)          7.3               -         (5.0)
                                   ---------------------------------------------------------------------------------------------
     Income (Loss) from Operations

        Before Equity in
        Earnings (Losses) of
        Unconsolidated Affiliate and
        Cumulative Effect of Accounting    (19.8)     (11.9)       (12.0)        0.2          13.6               -         (9.7)
        Change
     Equity in Earnings (Losses)of           1.7        5.2          2.6        (2.4)        (16.9)            1.2          2.0
     Unconsolidated Affiliate
                                   ---------------------------------------------------------------------------------------------

     Income (Loss) from Operations
        Before Cumulative                  (18.1)      (6.7)        (9.4)       (2.2)         (3.3)            1.2         (7.7)
        Effect of Accounting Change
     Cumulative Effect of Accounting        (1.0)         -            -           -             -               -         (1.0)
        Change (3)
                                   ---------------------------------------------------------------------------------------------
     Net Income (Loss)                  $  (19.1)  $   (6.7)    $   (9.4)   $   (2.2)     $   (3.3)        $   1.2     $   (8.7)
                                   ---------------------------------------------------------------------------------------------

     Loss Available to Common
     Shareholders
        Loss before Cumulative          $  (21.1)  $   (9.6)    $  (12.3)   $   (5.1)     $   (6.1)       $   (0.6)    $   (9.3)
        Effect of Accounting Change
        Cumulative Effect of Accounting     (1.0)         -            -           -             -               -         (1.0)
        Change (3)
                                   ---------------------------------------------------------------------------------------------
        Net Loss                        $  (22.1)  $   (9.6)    $  (12.3)   $   (5.1)     $   (6.1)       $   (0.6)    $  (10.3)
                                   ---------------------------------------------------------------------------------------------

     Per Share of Common Stock
        Loss Before Cumulative Effect
        of Accounting Change
           Basic and Diluted            $  (0.83)  $  (0.37)    $  (0.47)   $  (0.19)     $  (0.22)       $  (0.02)    $  (0.36)
        Net Loss
           Basic and Diluted               (0.87)     (0.37)       (0.47)      (0.19)        (0.22)          (0.02)       (0.40)

Balance Sheet Data (at period end)
     Total Assets                       $  472.8   $  488.5     $  506.6    $  530.0      $  584.3        $  482.2     $  497.9
     Long-Term Debt                        198.8      172.1        150.4       160.7         173.0           188.1        182.3
     Stockholders' Equity                  157.5      181.9        196.5       210.3         222.1           156.2        171.8
     Long-Term Debt as a Percent of
        Stockholders' Equity                  56%        49%          43%         43%           44%             55%          51%
        and Long-Term Debt
     Shares Outstanding                     25.5       25.4         26.2        26.3          27.4            25.5         25.5

Other Data
     Capital Expenditures               $   13.2   $   32.8     $   36.3    $   36.2      $   61.7         $   2.1      $   4.0
     Investments in Unconsolidated
     Affiliates                              0.7        3.5          1.6           -          30.3             2.2            -
     Common Stock Dividend Paid                -          -            -           -             -               -            -
     Number of Employees at Period                                                                           4,200
     End                                   4,300      6,200        6,100       6,700         7,900                        5,500

     Ratio of Earnings to Fixed Charges                                                       2.19            1.00
     Deficiency of Earnings to Cover    $ 30,458   $ 19,768     $ 20,003    $  2,074                                  $  14,642
     Fixed Charges

------------------------------------
(1) Fiscal 1998 represents a 53-week period.
(2) Selling and administrative expenses for prior years were restated to conform to industry practices.
(3) In accordance with Statement of Position 98-5, "Reporting the Costs of Start-up Activities," Cone recognized a charge of $1.0 million, Cone's 50% portion of Parras Cone's unamortized start-up costs, as a cumulative effect of an accounting change, net of income tax benefit.

                                  RISK FACTORS

Industry Risks

We face intense competition from other manufacturers in the worldwide textile industry.

         We are confronted with a variety of competitive challenges from other domestic and foreign textile manufacturers. In recent years, pricing has become the primary basis for competition as marginal competitors with excess capacity are struggling just to meet cash interest costs and have all but given up on pricing at levels sufficient for debt repayment, reinvestment and return to shareholders. While prices cannot be supported at these levels for the long term, it is difficult to determine when prices will improve to more appropriate levels. Other than price, we compete with these companies primarily on the basis of quality, service, and new product development, all of which require a commitment of both human and financial resources, which are becoming increasingly more competitive.

Our business is dependent on there being demand for our products, which changes with fashion trends and consumer preferences.

         Our success depends in large part on our ability and the ability of our customers to anticipate, identify, and rapidly respond to everchanging consumer preferences and fashion shifts in a timely manner. Failure to do so results in a lessened demand for our products and could lead to a substantial amount of unsold inventory and idled or curtailed production facilities.

We face risks from economic downturns because consumer demand for textile products varies with the U.S. and world economic cycles.

         The textile industry is a cyclical industry and heavily dependent upon the overall level of consumer spending on a global basis. As a result, any substantial economic downturn or increase in interest rates in any of the regions in which we or our competitors compete could adversely affect the sales of our products. We compete for sales primarily in the United States, Mexico and Europe. We are also adversely affected by foreign imports at very low prices during economic downturns affecting the countries from which foreign imports originate.

The prices and availability of cotton, an agricultural commodity, are highly variable.

         The price and availability of cotton may fluctuate significantly , as they are dependent on crop yields. Any raw material price increases could increase our cost of sales and working capital requirements and decrease profitability unless we are able to pass on the full impact of higher prices to our customers, which historically has not occurred. In addition, any decrease in the availability or quality of cotton could impair our ability to meet production requirements on a timely basis.

As part of the textile industry is, we are subject to risks associated with the import into the U.S. of products from foreign competitors.

         The textile industry is becoming more global due to the gradual elimination of import quotas and the migration of its customers to lower costs manufacturing platforms. While Cone is pursuing a strategy of lower cost sourcing in countries such as Mexico, there can be no assurance that U.S. textile manufacturers can successfully adjust to the long-term implications of regional trade blocs and the effect of quota phaseout and lowering of tariffs under the WTO trade regime.

The textile industry is subject to risks associated with importing products.

         To support our operations and businesses, both in the U.S. and internationally, we sometimes import raw materials, components and finished products, as well as machinery and equipment, which are subject to quotas and customs duties. From time to time, countries impose additional quotas, duties, tariffs, or other restrictions or modify existing restrictions which could harm our business.

Company Risks

We may be unable to reverse or recover from declines in sales and earnings over the past several years that have impaired our overall competitive and financial positions.

         While our denim business has held its own competitively, despite the difficulties of our major customer, Levi Strauss, our overall business has been in decline for the past several years. In 1998 and 1999,

         o net sales declined from $728.6 million in 1998 to $616.3 million in 1999, a decrease of 15%; and

         o Cone had a net loss of $19.1 million in 1999 as compared to a net loss of $6.7 million in 1998. Excluding restructuring charges, related expenses, results of businesses exited and the cumulative effect of an accounting change, operating results declined from net income of $12.4 million in 1998 to a loss of $1.5 million in 1999.

         Our declining business, and the actions we took in response to the decline, prevented us from addressing our present capital structure and strategic initiatives as quickly as we had intended. As a result, our financial flexibility and strategic initiatives remain constrained; we suffer from increases in prevailing interest rates; and our ability is reduced to respond to developments in the worldwide textile industry as effectively as we would like. We have made substantial strategic, operational and management changes in the past two years. While encouraged by our progress, we do not know whether those changes will have the ultimate desired effect.

We may be unable to maintain or increase our sales or profitability through our current distribution channels.

         In the U.S. and Europe, branded jeans and other pants manufacturers are currently the primary distribution channel for our denim and khaki products. Most of these customers in recent years have decided to an increasing degree to outsource their production to independent contractors around the world, primarily Mexico for our U.S. customers. This shift to a lower cost manufacturing base brings pressure on us to lower our prices. It further requires us to create new relationships and adds a new level of complexity in doing business. Doing business in developing countries with less substantial companies has accompanying business risks, such as credit risk.

         Distribution channels are also changing in our home furnishings products and services businesses as designer and other branded products have taken on added importance in the market place. Our traditional customers, jobbers, distributors, and other converters, have given way to mass merchants in the U.S. such as Wal-Mart Stores, Inc., Target Corporation, and Kmart Corporation, a distribution channel that continues to increase its share of overall retail spending, and with which we have less experience than our competition. Moreover, we believe that consolidation in the retail and apparel industries has centralized purchasing decisions, despite outsourcing of production, and resulted in greater leverage over textile manufacturers like us. We expect this trend to continue throughout the world.

A group of key customers accounts for a significant portion of our sales.

         One customer, Levi Strauss, accounted for 31% of our fiscal year 1999 net sales and 32% of our fiscal year 1998 sales. Levi Strauss and other customers, who compete primarily on quality, service and product development, are important to the distribution of Cone's value-added fabrics. According to Levi Strauss, our sales to them accounted for 22% of their fabric purchases in 1999. Levi Strauss is transitioning from owned facilities to a greater reliance on contractors. We cannot predict the long-term impact on sales, if any, of this change in Levi Strauss's manufacturing strategy. While we have sharply increased our share of other customers' business in recent years, the loss of Levi Strauss as a customer, or a substantial reduction in its purchases from us, would have a material adverse effect on our financial position and results of operations. We have a supply agreement that provides for a rolling five-year term unless either Levi Strauss or we elect not to extend the agreement, upon which the agreement will terminate at the end of the then-current term. Levi Strauss and Cone may also terminate the agreement in the event of bankruptcy or insolvency of the other party or a material breach by the other that is not cured within a specified time period. Levi Strauss may also terminate the agreement at any time upon 30 days notice. While we have other long-standing customer relationships, we do not have long-term contracts with any of them. As a result, purchases generally occur on an order-by-order basis, and the relationship, as well as the particular orders, can be terminated by either party at any time.

         In addition, during the past several years, various customers, and some of their retail customers, have experienced significant changes and difficulties, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. These problems increase the risk when Cone extends trade credit to its customers. A significant change in a customer relationship or in a customer's financial position could cause us to limit or discontinue doing business with that customer, require the assumption of more credit risk, or limit our ability to collect amounts due, all of which could harm our business and financial condition.

We are dependent on the abilities of our senior management team to which we have recently made significant changes.

         In the last two years, Cone has essentially replaced or reorganized its senior management team. While, with one exception, the team has prior experience with Cone or the industry, we cannot assure you that our new management team will be able to execute successfully our strategy, and our business and financial condition will suffer if they do not do so.

The success of our business depends on the ability to attract and retain key personnel.

         There is great competition for the services of qualified personnel. The failure to retain our current key managers or key members of our design, product development, manufacturing, merchandising or marketing staff could be detrimental to our business. Factors that have affected our ability to retain and attract employees include the competitive labor market in our various office and plant locations, the disruption associated with restructuring initiatives, our deteriorated financial position and the lack of attractive compensation and incentive programs due to our financial performance.

Our international operations expose us to political and economic risks.

         In fiscal year 1999, approximately 37% of our denim sales were exports, we have a substantial investment in two locations in Mexico, including a key joint venture manufacturing facility. We also have equity investments in other textile companies in Mexico and India. As a result, we are subject to the risks of doing business outside the United States, including:

         o        political and economic instability;
         o        exchange controls;
         o        language and other cultural barriers;
         o        foreign tax treaties and policies;
         o restrictions on the transfer of funds to or from foreign countries; and
         o        fluctuation of exchange rates.

We do not yet have in place the financing necessary to build our new manufacturing facility in Mexico.

         To build our new Mexican denim manufacturing facility, we will need to obtain a new asset-based lending facility that will provide a portion of the building costs and project financing secured by the Mexican facility that will provide the bulk of the costs. While Cone has discussed these financing facilities with several lenders and believes that appropriate financing will be available, there is no assurance that it will be.

Exchange Offer and Consent Solicitation Risks

The rating of the 8-1/8% debentures may be adversely affected by the exchange offer and consent solicitation.

         If the exchange offer is successful, the ratings of the 8-1/8% debentures assigned by Moody's and Standard & Poor's could be downgraded because of the changes in the terms of the debentures, including the release of the collateral.

There is no established trading market for the new 11% debentures and any market for the new 11% debentures may be illiquid.

         The 11% debentures are a new issue of securities with no established trading market. We cannot assure you that a liquid market will develop for the debentures, that you will be able to sell your debentures at a particular time or that the prices that you receive when you sell will be favorable. Moreover, we do not intend to apply for the debentures to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system.

The rating of the 11% debentures may be lower than the current rating of the 8-1/8% debentures.

         Because the 11% debentures may initially be subordinated as to collateral to up to approximately $202 million of other debt, they may be assigned a lower rating than the current 8-1/8% debentures by Moody's and Standard & Poor's. Cone's current secured debt that would have a prior lien on collateral was $90.1 million as of July 2, 2000, plus $2.2 million reserved with respect to outstanding letters of credit. The 8-1/8% debentures presently are subordinated as to collateral to $28 million of debt, but $62.1 of other debt, plus $2.2 million reserved with respect to outstanding letters of credit, as of July 2, 2000 ranked equally with the 8-1/8% debentures as to collateral.

If you do not exchange your 8-1/8% debentures, they may be difficult to resell.

         It may be difficult for you to sell 8-1/8% debentures that are not exchanged in the exchange offer, since any not exchanged will become subject to the supplemental indenture with its reduced debentureholder rights.

         To the extent any 8-1/8% debentures are tendered and accepted in the exchange offer, the trading market, if any, for the 8-1/8% debentures that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

You May Not Receive the Exchange Consideration You Request in the Exchange
Offer.

         If the common stock or the combination of 11% debentures and common stock are oversubscribed in the exchange offer and you have elected to receive the oversubscribed form of consideration, you will receive only a portion of the consideration you requested. We will accept debentures tendered for the oversubscribed form of consideration on a pro rata basis. The remainder of your debentures will be exchanged for the other form of consideration.

Risks Related to Federal Tax Consequences

You may be subject to federal income tax as a result of tendering your debentures.

         We believe debentureholders who receive only Cone common stock for their 8-1/8% debentures will not recognize taxable gain or loss on the exchange offer. We are uncertain, however, whether a debentureholder who receives 11% debentures and Cone common stock for their 8-1/8% debentures will recognize taxable gain. The tax treatment of receiving 11% debentures will depend on whether the 11% debentures are "securities" for tax purposes. If the 11% debentures are "securities," we believe an exchanging debentureholder will not recognize taxable gain on the exchange. If the 11% debentures are not "securities," however, an exchanging debentureholder may recognize taxable gain, even if he or she purchased the 8-1/8% debentures at their $1,000 issue price. Tax counsel has opined that it is likely but not certain that the 11% debentures are not "securities." The tax treatment of the receipt of 11% debentures and Cone common stock in various situations is more fully described in this prospectus under "The Exchange Offer and Consent Solicitation --Federal Income Tax Considerations."

You may be subject to federal income tax even if you do not tender your debentures.

         We believe debentureholders who do not tender their 8-1/8% debentures will not recognize taxable gain or loss as a result of the exchange offer, if the indenture governing the 8-1/8% debentures is not amended. If the indenture is amended, we believe debentureholders who do not tender their 8-1/8% debentures still should not recognize taxable gain or loss. If the indenture is amended, however, the tax treatment to nontendering debentureholders will depend on whether the amendments to the indenture are determined to result in a "significant modification" of the 8-1/8% debentures for tax purposes. Based on representations made by Cone, tax counsel has opined that the amendments to the indenture should not result in a "significant modification," and that, therefore, nontendering debentureholders should not recognize taxable gain or loss as a result of the exchange offer. If, however, it is determined that a "significant modification" did occur, a nontendering debentureholder who purchased 8-1/8% debentures for less than their $1,000 issue price could recognize taxable gain.

The discussion of "Federal Income Tax Considerations" includes a number of judgments on uncertain matters, and tax consequences may depend on the fair market value of the 11% debentures.

         A number of conclusions set forth in this prospectus under "The Exchange Offer and Consent Solicitation --Federal Income Tax Considerations" are based on the best judgment of tax counsel in the face of uncertain law. If the IRS makes a determination in one of these areas that is contrary to the opinion of tax counsel, the tax consequences of the exchange offer could be different from those described in this prospectus. In addition, the tax consequences to an exchanging debentureholder who receives 11% debentures may depend in part on the fair market value of the 11% debentures, which cannot be precisely determined now. Accordingly, each debentureholder is encouraged to consult his or her tax advisor regarding the tax consequences of the exchange offer in his or her individual situation.

                              CONE AND ITS STRATEGY

         Founded in 1891 and incorporated in North Carolina, Cone is the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America. Cone is also a leading producer of decorative fabrics, such as jacquard fabrics, for the home furnishings industry and a producer of specialty sportswear fabrics such as khaki. Cone competes domestically and internationally on the basis of styling and product development, management experience, versatility and size of manufacturing facilities, competitive prices and the Cone name and reputation.

         Cone operates in three principal business segments: (1) denim and khaki; (2) commission finishing; and (3) decorative fabrics. Cone seeks growth of its products through expansion into new geographic areas and markets, product development and investment in value-added technology. Cone is engaged in denim production in Mexico through a 50/50 joint venture facility with Compania Industrial de Parras, S.A. de C.V. ("CIPSA"). This facility, Parras Cone, has been producing basic denims and yarn since late 1995. Under a marketing agreement, Cone markets and distributes 100% of the denim production of Parras Cone.

         Cone has its principal executive offices at 3101 North Elm Street, Greensboro, North Carolina 27408 (336-379-6220). More information about Cone is incorporated in this prospectus by reference. See "Where You Can Find More Information" on the inside front cover of this prospectus.

Revitalization Program

         In early 1999, Cone launched a major revitalization program consisting of three initiatives: cost reduction, reorganization and restructuring; disciplined management during a cyclical downturn; and continued growth through expansion of denim.

         Management believes that it has successfully implemented its cost reduction, reorganization and restructuring program. This program resulted in a 30% decrease in employment , during 1999, is expected to result in $40 million of annual savings and cost reductions, and has created a revitalized attitude among its leadership team and associates. The highlights of this program include:

         o Closing of the Salisbury Plant and exit from yarn-dyed shirting fabrics operations

         o Closing of certain U.S. yarn manufacturing plants and entry into a U.S. yarn manufacturing alliance that has reduced, and is expected to continue to reduce, raw material costs

         o Downsizing and reorganization of selling and administrative functions

         o Restructuring of Cone's Carlisle Finishing operation with the reduction of 25% of workforce and the simultaneous improvement in quality and efficiency by approximately 10%

         o Restructuring of the Decorative Fabrics Group concurrent with the appointment of a new Group President

         Cone also believes that it has successfully managed through the cyclical downturn in the U.S. denim industry that resulted in an industry-wide decline in domestic mill shipments of approximately 14% in 1999. Management believes that while domestic retail sales of jeans were down only 3%-5% in 1999 from 1998, adjustments in inventories throughout the softgoods pipeline resulted in a major cyclical downturn in the business. Cone responded with cost reduction programs, inventory control efforts, and reinforced emphasis on quality, product development and customer service to gain market share. As a result of these actions, as well as renewed consumer interest in denim and stable inventory levels, denim backlog at July 2, 2000 was 58% higher on a volume basis as compared with July 4, 1999. Cone is presently operating its denim and jacquard decorative fabrics weaving plants at capacity.

         Cone believes that completion of its third initiative, expansion of its denim manufacturing capacity, will result in further strengthening of Cone's leadership position in the denim industry, substantially improved profitability and a strengthened financial position. However, Cone has determined that the present structure of Cone's balance sheet is inappropriate for the execution of Cone's growth initiatives. After several months of study Cone is now proposing to amend the indenture under which its 8-1/8% debentures were issued to implement a more effective and efficient capital structure that will allow Cone to execute its operating strategy.

         Cone believes that it is recognized as a leader in the production of denim in Mexico. In conjunction with CIPSA, Cone operates a large state of the art denim facility in Parras, Mexico. Cone believes that this plant is generally recognized as one of the most efficient and highest quality basic denim plants in the world. As denim jeans sourcing from Mexico has grown, Cone has gained momentum in denim manufacturing and distribution in Mexico. As a result of Mexico's low cost of labor, availability of textile and apparel workforce, favorable tariff treatment through NAFTA, proximity to U.S. markets, and the newly enacted Mexico/EU Free Trade Agreement, Mexico is expected to take market share from Asia, as well as the U.S. producers over the coming decade.

         Throughout the past 18 months, Cone has worked in conjunction with Guilford Mills, Inc., the Mexican federal government and the State of Tamaulipas, Mexico to develop a large-scale industrial park for textiles and apparel manufacturing in the State of Tamaulipas, Mexico. By the end of 2000, Cone intends to have approximately 200 acres of land with roads, electricity, natural gas and water available. Upon successful completion of the exchange offer and consent solicitation Cone plans to begin construction of a state-of-the-art denim facility on this site.

Why We Plan To Expand In Mexico

         Our goal is to further strengthen our leadership position in the denim industry by beginning the construction of a new denim plant on the site in Tamaulipas in 2000. We believe that now is the time for this expansion for several reasons.

         First, we have enjoyed more than 30% annual growth rates in the sourcing of denim jeans from Mexico by the U.S. markets. We believe that NAFTA has made it more advantageous to source jeans from Mexico as compared with any other country in the world. Our studies and experience confirm that Mexico is the most cost efficient and effective location in the world from which to source basic denim jeans for U.S. markets. Our Mexican plant is operating at capacity, our U.S. plants are also operating at capacity and our customers, which include all of the leading U.S. brands, are requesting more denim in general and particularly more denim from Mexico. We have the most experience in denim production in Mexico as compared with any other U.S. denim producer, and we are anxious to get full use of our manufacturing, marketing, logistic and financial know-how in Mexico by expanding our operations.

         Second, we believe that through the combined efforts of Cone, Guilford Mills, the Mexican federal government and the State of Tamaulipas we have one of the finest sites available for textile manufacturing in North America due to abundant water supplies, labor and transportation facilities.

         Third, Cone is the largest U.S. exporter of denim fabrics to Europe. The new plant will be located less than 10 miles from one of Mexico's best ports with easy access to the U.S., Europe, Caribbean, and South America. As a result of the newly enacted Mexican-European Union free trade agreement, Cone will be positioned to expand its European markets.

         Finally, as jeans manufacturing has evolved in Mexico from basic styles to more complex products, our customers have asked us to supply them with entry level, value-added products from Mexico. The new plant will be designed to support the continued development of the Mexican garment industry.

         Our site in Mexico can accommodate up to four large-scale textile plants. The first phase of our denim manufacturing complex is designed to produce about 20 million yards of denim and cost about $90 million. Most of the funds for this facility are expected to be provided by project financing; but, Cone plans to provide about $20 million to $30 million of funds from its internal sources and from its anticipated asset-based lending facility that we expect to enter into following completion of the exchange offer. Cone does not have binding commitments for either the project financing or the asset-based lending facility. The plant is designed to be expandable by 100% but with a substantially smaller additional investment. We expect this site to provide ample opportunity to grow efficiently our denim and sportswear capacity as Mexico becomes a leader in textile and apparel manufacturing.

         Our production of denim in Mexico provides us with economic advantages versus our U.S. competition. These economic advantages include labor savings, government incentives to build our site, efficiencies associated with a new and streamlined operation and lower transportation costs due to the proximity to customer's jeans production. In addition and as described above, we will enjoy certain duty advantages for the export of products to Europe.

                              BOOK VALUE PER SHARE

         The following tables present (1) the book value per common share of Cone for each of the fiscal years 1995 through 1999 and for the first six months of fiscal years 1999 and 2000 and (2) the pro forma book value per common share for fiscal 1999 and for the first six months of fiscal 2000. The pro forma book value per common share shown in the table immediately below reflects the adjustments to stockholders' equity resulting from the exchange offer for the 8-1/8% debentures assuming exchange of the 8-1/8% debentures for 3.35 million shares of common stock and $85 million in 11% debentures.

                                                     First six months
                                                  -----------------------
                                                       2000         1999      1999    1998       1997   1996     1995
                                                  --------------------------------------------------------------------
Actual book value per common share                     $4.68        $5.16     $4.69  $ 5.56     $5.95  $ 6.45   $ 6.63
Pro Forma book value per common share                  $4.79                  $4.79

         The pro forma book value per common share presented in the following table reflects the adjustments to stockholders' equity resulting from the exchange offer for the 8-1/8% debentures assuming exchange of the 8-1/8% debentures for 4.92 million shares of common stock and $75 million in 11% debentures.

                                                     First six months
                                                  -----------------------
                                                       2000         1999       1999     1998     1997    1996    1995
                                                  --------------------------------------------------------------------
Actual book value per common share                     $4.68        $5.16      $4.69   $ 5.56    $5.95  $ 6.45   $6.63
Pro Forma book value per common share                  $4.85                   $4.85

                                 CAPITALIZATION

         The following table sets forth (1) the actual capitalization of Cone as of July 2, 2000, and (2) the pro forma capitalization of Cone as of July 2, 2000, assuming the exchange of the 8-1/8% debentures for 11% debentures of $85 million and 3.35 million shares with an assumed market value of $6.00 per share of Cone's common stock. Cone will not receive any cash proceeds from the exchange offer. The 8-1/8% debentures surrendered in the exchange offer will be canceled.

                                                                                As of July 2, 2000
                                                          -----------------------------------------------------------
(in thousands)                                               Actual                 Adjustments         Pro Forma
---------------------------------------------------------------------------------------------------------------------
Long-term debt (1):
    Senior note                                            $   32,144              $       -            $  32,144
    Revolving credit agreement                                 58,000                      -               58,000
    8-1/8% Debentures                                          97,908                (97,908)                   -
    11% Secured subordinated
    debentures (2)                                                 -                  79,008               79,008
                                                          -----------------------------------------------------------
       Total long-term debt                                   188,052                (18,900)             169,152
                                                          -----------------------------------------------------------
Stockholders' equity:

    Class A preferred stock - $100
    par value; authorized
      1,500,000 shares; issued and outstanding
      357,700 shares                                           35,770                      -               35,770
    Class B preferred stock - no par
    value; authorized 5,000,000 shares                              -                      -                    -
    Common stock - $.10 par value; authorized
      42,700,000 shares; issued and outstanding
      25,490,660 shares 28,840,660 (shares as
      adjusted) (2)(3)                                         2,549                    335                2,884
    Capital in excess of par - common
    stock (2)(3)                                              57,492                 19,765               77,257
    Retained earnings (5)(6)                                  69,118                 (1,433)              67,685
    Deferred compensation -
    restricted stock                                             (171)                     -                 (171)
    Accumulated other comprehensive loss,
    currency translation adjustment                            (8,517)                     -               (8,517)
                                                          -----------------------------------------------------------
       Total stockholders' equity
                                                              156,241                 18,667              174,908
                                                          -----------------------------------------------------------

                        Total capitalization               $  344,293              $    (233)           $ 344,060
                                                          -----------------------------------------------------------

(1)     Long-term debt includes current maturities of long-term debt.

(2) Reflects issuance of $85 million of 11% debentures and 850,000 shares of common stock in exchange for $85 million of 8-1/8% debentures. The 11% debentures are recorded net of the market value of the stock issued.
(3) Reflects issuance of 2.5 million shares of common stock in exchange for $15 million of 8-1/8% debentures.
(4) Represents differential between assumed market value of $6.00 per share for Cone's common stock at closing and a warrant price of $5.025 per share multiplied by warrants for 50,000 shares.
(5) Adjustment to Retained Earnings is related to an extraordinary loss on early extinguishment of the 8-1/8% debentures associated with the write-off of an interest rate hedge and the discount on the original issue. The adjustment consists of an extraordinary loss of $2.2 million net of tax benefit of $.8 million.
(6) The difference between the closing price of Cone's common stock at closing of the exchange offer (as reported on the New York Stock Exchange Composite Tape on such date) and the market value per share used to calculate the exchange rate multiplied by the number of shares issued will be recorded as an extraordinary gain or loss from an early extinguishment of debt in Cone's Statement of Operations. The table has been prepared assuming a fair value equal to the exchange value.

         The following table sets forth (1) the actual capitalization of Cone as of July 2, 2000, and (2) the pro forma capitalization of Cone as of July 2, 2000, assuming the exchange of the 8-1/8% debentures for 11% debentures of $75 million and 4.92 million shares with an assumed market value of $6.00 per share of Cone's common stock. Cone will not receive any cash proceeds from the exchange offer. The 8-1/8% debentures surrendered in the exchange offer will be canceled.

                                                                           As of July 2, 2000

(in thousands)                                                 Actual                Adjustments            Pro Forma
Long-term debt (1):
     Senior note                                             $  32,144                 $       -            $  32,144
     Revolving credit agreement                                 58,000                         -               58,000
     8-1/8% Debentures                                          97,908                   (97,908)                   -
     11% Secured subordinated debentures (2)                         -                    69,713               69,713

      Total long-term debt                                     188,052                   (28,195)             159,857
Stockholders' equity:
     Class A preferred stock - $100 par value;
     authorized
      1,500,000 shares; issued and outstanding
      357,700 shares                                            35,770                         -               35,770
     Class B preferred stock - no par value;
     authorized
      5,000,000 shares                                               -                         -                    -
     Common stock - $.10 par value; authorized
     42,700,000 shares; issued and outstanding
     25,490,660 shares
      (30,407,327 shares as adjusted) (2)(3)                     2,549                       492                3,041
     Capital in excess of par - common stock (2)(3)             57,492                    29,008               86,500
     Retained earnings (5)(6)                                   69,118                    (1,538)              67,580
     Deferred compensation - restricted stock                     (171)                        -                 (171)
     Accumulated other comprehensive loss,
     currency translation adjustment                            (8,517)                        -               (8,517)

      Total stockholders' equity                               156,241                    27,962              184,203

                Total capitalization                         $ 344,293                 $    (233)           $ 344,060

    (1)    Long-term debt includes current maturities of long-term debt.
    (2) Reflects issuance of $75 million of 11% debentures and 750,000 shares of common stock in exchange for $75 million of 8-1/8% debentures. The 11% debentures are recorded net of the market value of the stock issued.
    (3) Reflects issuance of 4.2 million shares of common stock in exchange for $25 million of 8-1/8% debentures.
    (4) Represents differential between assumed market value of $6.00 per share for Cone's common stock at closing and a warrant price of $5.025 per share multiplied by warrants for 50,000 shares.
    (5) Adjustment to Retained Earnings is related to an extraordinary loss on early extinguishment of the 8-1/8% debentures associated with the write-off of an interest rate hedge and the discount on the original issue. The adjustment consists of an extraordinary loss of $2.3 million net of tax benefit of $.8 million.
    (6) The difference between the closing price of Cone's common stock at closing of the exchange offer (as reported on the New York Stock Exchange Composite Tape on such date) and the market value per share used to calculate the exchange rate multiplied by the number of shares issued will be recorded as an extraordinary gain or loss from an early extinguishment of debt in Cone's Statement of Operations. The table has been prepared assuming a fair value equal to the exchange value.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include pretax income from continuing operations plus fixed charges. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense that represents the interest factor in these rentals. The following table presents (1) the ratio of earnings to fixed charges of Cone for each of the fiscal years 1995 through 1999 and for the first three six months of fiscal years 1999 and 2000; and (2) the pro forma ratio of earnings to fixed charges for fiscal 1999 and for the first six months of fiscal 2000. The pro forma ratios of earnings to fixed charges give effect to Cone's related borrowings and other transactions described in the pro forma financial statements incorporated by reference in this prospectus, in each case as if such transactions had occurred at the beginning of such periods. The pro forma information assumes that the 8-1/8% debentures are exchanged for 3.35 million shares of common stock and $85 million in 11% debentures.

                                                       First Six Months
                                                        2000      1999      1999      1998      1997    1996    1995
Ratio of earnings to fixed charges                      1.00                                                     2.19
Deficiency of earnings to cover fixed charges (in
thousands)                                                     $ 14,642  $ 30,458  $ 19,768  $ 20,003  $2,074

Pro Forma ratio of earnings to fixed charges             1.00
Pro Forma deficiency of earnings to cover fixed
charges (in thousands)                                                   $ 30,458

         The following table presents (1) the ratio of earnings to fixed charges of Cone for each of the fiscal years 1995 through 1999 and for the first six months of fiscal years 1999 and 2000; and (2) the pro forma ratio of earnings to fixed charges for fiscal 1999 and for the first six months of fiscal 2000. The pro forma ratios of earnings to fixed charges give effect to Cone's related borrowings and other transactions described in the pro forma financial statements incorporated by reference in this prospectus, in each case as if such transactions had occurred at the beginning of such periods. The pro forma information assumes that the 8-1/8% debentures are exchanged for 4.92 million shares of common stock and $75 million in 11% debentures.

                                                                 First Six Months
                                                          -------------------------------
                                                               2000     1999     1999     1998     1997     1996   1995
                                                          ---------------------------------------------------------------
Actual ratio of earnings to fixed charges                      1.00
                                                                                                              2.19
Deficiency of earnings to cover fixed charges (in                        $14,642 $ 30,458 $ 19,768  $20,003 $ 2,074
thousands)

Pro Forma ratio of earnings to fixed charges                   1.00

Pro Forma deficiency of earnings to cover fixed charges                          $30,458
(in thousands)

                   THE EXCHANGE OFFER AND CONSENT SOLICITATION

         This section of the prospectus describes material aspects of the proposed exchange offer and consent solicitation. While we believe that the description covers the material terms of the exchange offer and consent solicitation, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the exchange offer and consent solicitation.

         When our 8-1/8% debentures were issued in early 1995, the U.S. textile industry was growing, capital markets were liquid and our debentures were unsecured and were rated investment grade. Today, because of the U.S. textile industry's cyclical downturn of 1998-1999, the resulting need for, and the disruption caused by, Cone's restructuring of operations, and a more restrictive capital markets environment, particularly among banks, the credit rating of our debentures were downgraded to less than investment grade by Moody's and Standard & Poor's.

         Since Cone's financial structure was formulated at a time when Cone was considered by lenders an investment grade credit, substantially all of Cone's debt was unsecured. The loss of Cone's investment grade status, however, caused its lending banks to require that its debt be secured by Cone's assets. Because the governing documents of Cone's principal debt, including the indenture relating to the 8-1/8% debentures, provided that the unsecured debt would be secured on a pro rata basis if any debt were secured, all of Cone's significant financing obligations, including the 8-1/8% debentures, were secured by blanket liens on substantially all of Cone's assets on January 28, 2000. This has resulted in a deficit of collateral available for needed new senior financings.

         Cone's indenture relating to the 8-1/8% debentures allows sales of Cone's receivables, which totaled approximately $103 million on July 2, 2000, and the 8-1/8% debentures are effectively subordinated to certain other priority claims equal to $28,000,000. Collateral securing debt above these amounts is shared among the various secured creditors, including the debentureholders, on a pari passu basis. While the terms that created these liens are common for investment-grade companies, these terms are a burden to noninvestment grade companies who rely upon collateralized borrowings to grow their businesses. Thus, the purpose of this transaction is to alter Cone's publicly held debt instruments to permit Cone to make use of secured financing structures required by lenders to noninvestment grade borrowers. This is accomplished primarily by the release of the existing collateral for the 8-1/8% debentures and the elimination of certain existing restrictive indenture covenants, both effected by the exchange offer and consent solicitation. It is also accomplished by including in the indentures for both the 8-1/8% debentures and the 11% debentures permission for secured financing equal to 55% of consolidated net tangible assets instead of the 10% of consolidated net tangible assets threshold for general secured debt contained in the existing indenture for the 8-1/8% debentures. At July 2, 2000, this provision would have permitted approximately $202 million of secured debt in contrast to the about $36 million allowed under the existing indenture at that date. In determining the permitted amount of secured debt, the outstanding balance of any receivables securitization, which is excluded under the present 8-1/8% debentures, would be considered debt.

         During the past months, Cone's management, Board of Directors and advisers have studied Cone's needs, the requirements of its investors and the overall capital markets. Based upon this assessment, Cone's objectives in this transaction are as follows:

         1. Establish a capital structure that provides support for Cone's operating strategy for the next three to five years. Cone intends to enter into a new asset-based lending agreement that, in conjunction with project financing, will achieve this objective. The establishment of ample long-term liquidity is expected to be favorable for both debentureholders and shareholders.

         2. Improve earnings and cash flow by immediate execution of Cone's expansion plans. Achieving this goal will protect Cone's debt holders and enhance equity values.

         3. Manage financial risk by holding interest costs at present levels and reducing public debt. The exchange offer, which reduces Cone's public debt through the use of equity in exchange for a portion of the old debentures, and Cone's plan to substitute lower cost asset-based financing for its present bank financing and long-term notes are expected to achieve this goal.

         We believe this exchange offer, if successful, will assist Cone in achieving these objectives. We believe we are providing debentureholders with a generous incentive to approve the required amendments to the old indenture, as well as protecting the rights of the 11% debentureholders through a carefully designed financial plan. Further, we intend to increase the interest rate on the new debentures up to a maximum of 14% to the extent we realize interest savings because less than all of the 8-1/8% debentures are tendered and thus remain outstanding. At par, the yield, including the Cone common stock valued at $6.00 per share, of the 11% debentures will be approximately 12.814% to 15.931% depending on the amount of debentures exchanged. The following table illustrates the yield calculation on the combination of new debentures and common stock and how it varies depending on the amount of debentures exchanged. The calculation assumes a settlement date of October 15, 2000, a maturity date of March 15, 2005, and that $15,000,000 of 8-1/8% debentures are exchanged for common stock. It further assumes that the 10 shares of common stock issued for each $1,000 8-1/8% debenture are sold at $6 per share and the proceeds are used to reduce the basis in the new debenture.

                                                      Number of             Assumed Net
 Principal Amount         Interest                  Shares Issued             Cost of
   of New                   Rate        Yield           with New                New
   Debentures             -------       -----         Debentures             Debentures
   ----------                                         ----------             ----------
$85,000,000                 11.000%     12.814%        850,000               $79,900,000
$75,000,000                 11.383%     13.212%        750,000               $70,500,000
$50,000,000                 13.013%     14.905%        500,000               $47,000,000
$35,001,000 or less         14.000%     15.931%        350,010               $32,900,940

Terms of the Exchange Offer and Consent Solicitation

         Upon the terms and subject to the conditions of the exchange offer set forth in this prospectus and in the accompanying consent and letter of transmittal, we are offering to exchange all of the outstanding 8-1/8% debentures for shares of Cone common stock or a combination of 11% Secured Subordinated Debentures Due March 15, 2005 of Cone and shares of Cone common stock.

         o The total consideration available for each $1,000 principal amount of the 8-1/8% debentures tendered in the exchange offer is (1) ____ shares of Cone common stock or (2) $1,000 principal amount of 11% Secured Subordinated Debentures Due March 15, 2005 of Cone and 10 shares of Cone common stock.

                  You may elect to receive either common stock or a new debenture and 10 shares of common stock for each $1,000 principal amount of 8-1/8% debentures held by you. If you hold more than $1,000 in aggregate principal amount of 8-1/8% debentures, you need not make the same election for each $1,000 principal amount of debentures. For example, if you hold $100,000 aggregate principal amount of 8-1/8% debentures and you choose to tender your debentures in the exchange offer, you may elect to receive common stock for $65,000 of your debentures and a combination of new 11% debentures and common stock for the remaining $35,000 of your debentures.

         o If you elect to tender your 8-1/8% debentures in the exchange offer, you must tender all of your 8-1/8% debentures.

         o We do not intend to issue more than ___________ shares of our common stock or more than $85,000,000 aggregate principal amount of new 11% debentures and 850,000 shares of common stock in the exchange offer. However, we reserve the right to increase the number of shares of common stock to be issued in the exchange offer to a maximum of ________shares for up to $25,000,000 aggregate principal amount of 8-1/8% debentures if the option to receive solely common stock in exchange for 8-1/8% debentures is oversubscribed. The amount of 11% debentures we issue will be correspondingly reduced.

                  If more than $15,000,000 aggregate principal amount of 8-1/8% debentures, or a greater amount up to $25,000,000 if we exercise our right to increase the number of shares of common stock issuable in the exchange offer, are tendered in the exchange offer with an election to receive shares of Cone common stock and are not withdrawn prior to the expiration of the exchange offer, the debentures so tendered will be accepted for exchange for common stock on a pro rata basis, rounded to the nearest $1,000 principal amount of 8-1/8% debentures, according to the amount of 8-1/8% debentures validly tendered for common stock and not withdrawn prior to the expiration of the exchange offer. The remainder of your 8-1/8% debentures will be exchanged for new 11% debentures and common stock. The exchange agent will perform the proration with appropriate instructions and guidance from Cone.

                  If more than $85,000,000 aggregate principal amount of 8-1/8% debentures are tendered in the exchange offer with an election to receive new 11% debentures and common stock , and are not withdrawn prior to the expiration of the exchange offer, the debentures so tendered will be accepted for exchange on a pro rata basis, rounded to the nearest $1,000 principal amount of 8-1/8% debentures, according to the amount of 8-1/8% debentures validly tendered for debentures and common stock and not withdrawn prior to the expiration of the exchange offer. The remainder of your 8-1/8% debentures will be exchanged for common stock. The exchange agent will perform the proration with appropriate instructions and guidance from Cone.

         o We will make the exchange of common stock and 11% debentures for 8-1/8% debentures validly tendered and accepted for exchange promptly following the expiration of the exchange offer, which we refer to as the "exchange date." If less than a majority in aggregate principal amount of 8-1/8% debentures are tendered, we will promptly return the 8-1/8% debentures to tendering debentureholders upon expiration of the exchange offer.

         Upon the terms and subject to the conditions of the solicitation, we are also soliciting consents to the proposed amendments to the indenture governing the 8-1/8% debentures and to the release of the existing collateral for the 8-1/8% debentures.

         o If you desire to tender your 8-1/8% debentures in the exchange offer and receive the exchange consideration, you are required to tender validly all of the debentures that you own, and thereby consent to the proposed amendments and release of collateral, on or before the expiration of the exchange offer.

         o Your completion, execution and delivery of the consent and letter of transmittal in connection with your tender of debentures will constitute your consent to the proposed amendments and release of collateral with respect to the 8-1/8% debentures.

         Our obligation to accept and exchange debentures validly tendered in the exchange offer is conditioned upon the valid tender, and nonwithdrawal, of more than 50% of the 8-1/8% debentures and to the general conditions described in this prospectus. See "--Conditions to the Exchange Offer and Consent Solicitation." Subject to applicable securities laws and the terms and conditions in this prospectus, we reserve the right, on or before the expiration of the exchange offer, to:

         o        Waive any and all conditions to the exchange offer;

         o        Extend or terminate the exchange offer; or

         o        Otherwise amend the exchange offer in any respect.

         These reserved rights are in addition to our right to terminate the exchange offer described under "--Conditions to the Exchange Offer and Consent Solicitation."

         If we make a material change in the terms of the exchange offer or the information concerning the exchange offer or waive a material condition to the exchange offer, we will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. If the consideration to be paid in the exchange offer is increased or decreased or the principal amount of 8-1/8% debentures subject to the exchange offer is decreased, the exchange offer will remain open at least 10 business days from the date we first give notice to you, by public announcement or otherwise, of that increase or decrease. In the case of an extension of the exchange offer, the announcements will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

Proposed Amendments to the Indenture and Release of Collateral

         This section sets forth a brief description of the proposed amendments to the indenture for the 8-1/8% debentures for which we are seeking consents in the exchange offer and an explanation of the purpose and effect of the proposed release of the existing collateral for the 8-1/8% debentures. The proposed amendments and release of collateral constitute a single proposal, and if you tender and consent, you must consent to the proposed amendments as an entirety AND to the release of collateral and may not consent selectively to specific proposed amendments nor to the amendments without the release of collateral or vice versa. The valid tender by you of your 8-1/8% debentures in the exchange offer will be deemed to constitute your consent to all proposed amendments and the release of collateral with respect to those debentures.

         The proposed amendments and collateral release will be embodied in an amendment to the indenture in the form set forth in the supplemental indenture. The supplemental indenture will become effective after it is approved by the holders of the required amount of debentures, as described below, and is signed by Cone and the trustee on the expiration of the consent solicitation. The proposed amendments and the release of collateral, however, will not become operative until we accept the 8-1/8% debentures for exchange in the exchange offer. Thereafter, the proposed amendments and the release of collateral will be binding on all nontendering holders of 8-1/8% debentures. The indenture will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become operative and the 8-1/8% debentures will remain secured by the collateral until the release of collateral becomes effective. If the exchange offer is terminated or withdrawn, or the 8-1/8% debentures are never accepted for exchange, the supplemental indenture will never become operative and the collateral will not be released.

         Under the terms of the indenture, the proposed amendments and release each require the written consent of the holders of at least a majority in aggregate principal amount of the 8-1/8% debentures outstanding and not owned or held by Cone or any person or entity controlling, controlled by or under common control with Cone.

         Proposed Amendments to Indenture Governing 8-1/8% Debentures

         The proposed amendments to the indenture for the 8-1/8% debentures would change the Limitation on Liens covenant and the definitions of "consolidated net tangible assets" and "subsidiary" to conform them to the proposed provisions in the indenture for the new 11% debentures and add a new paragraph to the Limitation on Liens covenant to permit liens securing the 11% debentures.

         Section 3.9(i) of the indenture, which permits a limited amount of general secured indebtedness of Cone and its covered subsidiaries that can have priority over the 8-1/8% debentures, would be amended to increase the amount of that limitation from its present level of 10% of consolidated net tangible assets to 55% of consolidated net tangible assets. At July 2, 2000, this represents an increase from approximately $36 million to about $202 million of permitted general secured indebtedness. A new clause (k) to Section 3.9 [Limitation on Liens] would also be added to permit liens securing the new 11% debentures and refinancings thereof.

         The definition of "consolidated net tangible assets" would be amended to exclude current maturities of long term debt and assets not securing the 11% debentures as a deduction from the calculation of that amount and to include the outstanding balance of any receivables securitization, thereby increasing the amount of consolidated net tangible assets determined under the definition.

         The definition of "subsidiary" would be amended to exclude foreign subsidiaries of Cone but to include any special purpose entity that purchases accounts receivable from Cone and securitizes them. The exclusion of foreign subsidiaries has the effect of allowing foreign subsidiaries to incur secured indebtedness and to enter into sale and leaseback transactions without restriction by the indenture covenants. The inclusion of a special purpose entity connected to a receivables securitization program has the effect of including obligations incurred in connection with the accounts receivable securitization program in the Section 3.9(i) permitted lien basket. These obligations are presently not included in the lien basket.

         The net effect of the changes to the three provisions of the indenture made by the proposed amendments would be to enhance Cone's ability to obtain secured financing for both its domestic and its foreign operations.

         Release of Collateral Securing 8-1/8% Debentures

         From the time when the 8-1/8% debentures were originally issued in 1995 through the beginning of this year, the debentures were unsecured obligations of Cone. This means that they had no special claim on any of Cone's assets over and above the claims of all of Cone's other creditors. Until January of this year, all of Cone's other creditors were unsecured as well, with the only priority claim on its assets being the claim on its accounts receivable by the entity to whom Cone sells its accounts receivable on an ongoing basis.

         Following Cone's loss of its investment grade status, the industry downturn and a deterioration in Cone's operating performance, however, the bank group that provides Cone's revolving credit facility required Cone to secure its revolving credit obligations to them. The act of securing these obligations in turn triggered requirements in Cone's other financing documents, including the requirement in Section 3.9(i) of the indenture for the 8-1/8% debentures, that Cone's other financing obligations, including the 8-1/8% debentures, be similarly secured. On January 28, 2000, Cone signed a number of security instruments, the net effect of which was

         (1) to grant a priority lien to substantially all of Cone's creditors other than the debentureholders and trade creditors in Cone's principal real properties and substantially all of its personal properties other than accounts receivable sold to the receivables purchaser, securing a pro rata portion of the indebtedness of Cone to those creditors in the amount of 10% of Cone's then consolidated net tangible assets, or $28,000,000, as permitted by Section 3.9(i) of the existing indenture, and

         (2) to grant a secondary lien, subject to prior satisfaction of the priority lien, to these same creditors as well as the debentureholders as required by Section 3.9(i) of the existing indenture in the same real and personal property collateral.

Thus, on January 28, 2000, the 8-1/8% debentures became secured for the first time, albeit on a subordinated basis to the priority liens and the receivables securitization.

         The grant of the security interest in favor of the debentureholders and Cone's other creditors, however, left Cone with a level of secured debt that potential lenders regarded as unacceptably high. At the same time the costs of Cone's existing financings had risen to a level that Cone viewed as unacceptably high. Further, Cone's existing creditors were unwilling to permit financing of the new strategic initiatives that Cone regards as imperative to its long-term prospects. To be in a position to secure new financing or refinancing on acceptable terms, Cone needed either to reduce its overall level of secured debt or to obtain permission for its bank and other financings to be secured on a priority basis.

         As part of the exchange offer, all exchanging debentureholders will be required to consent to the release of all of the collateral granted to the trustee on behalf of the debentureholders on January 28, 2000. The 8-1/8% debentures would then once again be unsecured. The new 11% debentures will be secured but subordinated as to collateral to present and future general secured financings to the extent those financings do not exceed 55% of Cone's consolidated net tangible assets. The other creditors, namely the bank group and Cone's senior note lender, will remain secured under the January 28, 2000 security instruments, but it is Cone's intention to refinance these creditors' obligations, as well as its obligations to the purchaser of Cone's accounts receivable, as soon as practicable through a single asset-based lending facility. Cone does not have a binding commitment from a financial institution for an asset-based lending facility, but it does have several indications of interest. While there can be no assurance that an asset-based facility will be obtained, Cone believes that it will obtain the facility based on its discussions with financial institutions. Cone expects that this new facility would be on substantially more favorable terms to Cone than its current financings and would either finance, or permit financing of, Cone's strategic initiatives. Cone therefore believes it imperative to its future performance and prospects that the security for the 8-1/8% debentures be released to permit a comprehensive refinancing of Cone's secured debt.

         In the event the general secured indebtedness of Cone exceeds 55% of its consolidated net tangible assets, as defined in the indenture as proposed to be amended, the 8-1/8% debentures will be secured by a lien on the assets securing the 11% debentures pari passu with that excess indebtedness. The lien, however, will be junior to the lien of the 11% debentures as well as to other permitted liens under the indenture.

Acceptance for Exchange of Debentures; Acceptance of Consents

         Upon the terms and subject to the conditions of the exchange offer and applicable law, we will exchange shares of common stock and 11% debentures for all 8-1/8% debentures validly tendered and not withdrawn under the exchange offer that are accompanied by consents validly delivered and not revoked under the consent solicitation, all on or before the expiration of the exchange offer.

         This exchange will be made by the deposit by us of the exchange consideration, consisting of shares of common stock and 11% debentures, with the exchange agent as soon as practicable after the expiration of the exchange offer so that the exchange consideration may be paid to you on the exchange date. The exchange agent will act as agent for you for the purpose of issuing the exchange consideration for the 8-1/8% debentures and consents. Under no circumstances will interest on the exchange consideration be paid by us due to any delay on behalf of the exchange agent in making the exchange.

         We expressly reserve the right, in our sole discretion and subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, to delay acceptance for exchange of, or the exchange of, 8-1/8% debentures to comply, in whole or in part, with any applicable law. See "--Conditions to the Exchange Offer and Consent Solicitation."

         In all cases, exchange by the exchange agent of shares of common stock and 11% debentures for 8-1/8% debentures accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of:

         o Certificates representing your debentures or timely confirmation of a book-entry transfer of your debentures into the exchange agent's account at DTC, and

         o A properly completed and duly executed consent and letter of transmittal with all other required documents or a properly transmitted agent's message.

         For purposes of the exchange offer, validly tendered debentures, or defectively tendered debentures for which we have waived that defect, will be deemed to have been accepted for exchange by us if, as and when we give written notice thereof to the exchange agent. Consents to the proposed amendments and release of the collateral will be deemed to have been accepted by us if, as and when the supplemental indenture is executed.

         If the exchange offer is terminated or withdrawn, or the debentures are not accepted for exchange, no exchange offer consideration will be paid or payable.

Procedures for Exchanging Debentures and Delivering Consents

         To receive the exchange consideration you must tender your 8-1/8% debentures under the exchange offer on or before its expiration. By tendering your 8-1/8% debentures, you will automatically be delivering your consent to the proposed amendments and release of collateral with respect to those debentures.

         The method of delivery of 8-1/8% debentures and consents and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of any agent's message transmitted through ATOP, is at your election and risk. Except as otherwise provided in the consent and letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we suggest that you use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration of the exchange offer.

         All shares and 11% debentures will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary that has the capability to hold securities custodially through the DTC, to arrange for the receipt of any shares and 11% debentures to be delivered as the exchange offer consideration and to obtain the information necessary in the consent and letter of transmittal.

Tenders of Debentures and Delivery of Consents

         Your tender of 8-1/8% debentures, and subsequent acceptance by us, by one of the procedures set out below will constitute a binding agreement between us in accordance with the terms and subject to the conditions set forth in this prospectus, in the consent and letter of transmittal and, if applicable, in the notice of guaranteed delivery.

Tenders of Debentures Held in Physical Form

         To tender effectively 8-1/8% debentures held in physical form and deliver the related consents:

         o You must complete and duly execute a consent and letter of transmittal and any other documents required by the consent and letter of transmittal, and the consent and letter of transmittal and other required documents must be received by the exchange agent at its address set out on the back cover of this prospectus on or before the expiration of the exchange offer; and

         o You must ensure that certificates representing those debentures are received by the exchange agent at that address on or before the expiration of the exchange offer.

         Consents and letters of transmittal and debentures should be sent only to the exchange agent and should not be sent to Cone or the trustee.

         If your 8-1/8% debentures are registered in the name of a person other than the signatory to the consent and letter of transmittal, then, to tender those debentures under the exchange offer, the debentures must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as that name appears on the debentures, with the signature on the debentures or instruments of transfer guaranteed as provided below. If these procedures are followed by a beneficial owner tendering debentures on or before the expiration of the exchange offer, the registered holder of these debentures must sign a valid proxy because only registered holders may deliver consents.

Tender of Debentures Held Through a Custodian

         If your 8-1/8% debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and if you wish to tender 8-1/8% debentures and deliver a consent and letter of transmittal, you should contact that registered holder promptly and instruct him, her or it to tender debentures and deliver a consent and letter of transmittal on your behalf. A letter of instructions is enclosed in the solicitation materials provided along with this prospectus which may be used by you in this process to instruct the registered holder to tender debentures and deliver consents. If you wish to tender those debentures and deliver consents yourself, you must, prior to completing and executing the consent and letter of transmittal and delivering those debentures, either make appropriate arrangements to register ownership of the 8-1/8% debentures in your name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

Tender of Debentures Held Through DTC

         To tender effectively 8-1/8% debentures that are held through DTC, if you are a DTC participant, you must electronically transmit your acceptance through DTC's Automated Tender Offer Program, for which the transaction will be eligible. By transmitting your acceptance, you will also be giving your consent to the proposed amendments and the release of the collateral. Upon receipt of your acceptance through ATOP, DTC will edit and verify the acceptance and send an agent's message, as described below, to the exchange agent for its acceptance.

         The exchange agent will establish accounts with respect to the 8-1/8% debentures at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC may make book-entry delivery of the debentures by causing DTC to transfer those debentures into the exchange agent's account in accordance with DTC's procedures for that transfer.

         Although delivery of debentures may be effected through book-entry transfer into the exchange agent's account at DTC, an agent's message, as described below, in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent through ATOP on or before the expiration of the exchange offer. Delivery of documents to DTC does not constitute delivery to the exchange agent.

         The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to in this prospectus as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant that the participant has received and agrees to be bound by the terms of the consent and letter of transmittal, including the consent to the proposed amendments and the release of the collateral, and that Cone may enforce that agreement against the participant.

Signature Guarantees

         Signatures on all consents and letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless your tender of 8-1/8% debentures tendered and delivery of consents delivered are tendered and delivered:

         o By a registered holder of 8-1/8% debentures, or by a participant in DTC whose name appears on a security position listing as the owner of those debentures, who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the consent and letter of transmittal; or

         o For the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. We refer to these entities as "eligible institutions."

         If your 8-1/8% debentures are registered in the name of a person other than the signatory to the consent and letter of transmittal or if 8-1/8% debentures not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on the consent and letter of transmittal accompanying the tendered debentures must be guaranteed. See Instruction 4 of the consent and letter of transmittal.

Mutilated, Lost, Stolen or Destroyed Certificates

         If you desire to tender 8-1/8% debentures, but the certificates evidencing those debentures have been mutilated, lost, stolen or destroyed, you should contact the trustee to receive information about the procedures for obtaining replacement certificates for debentures at the following address or telephone number: The Bank of New York, 101 Barclay Street, New York, New York, 10286, Attention: Ming Shiang, telephone (212) 815-2745.

Defective Tenders

         Except as provided below, unless the 8-1/8% debentures being tendered are deposited with the exchange agent on or before the expiration of the exchange offer, accompanied by a properly completed and duly executed consent and letter of transmittal or a properly transmitted agent's message, we may at our option treat that tender as defective for purposes of the right to receive the exchange offer consideration. Exchange for the debentures will be made only against deposit of the tendered debentures and delivery of any other required documents.

Guaranteed Delivery

         If you want to tender 8-1/8% debentures under the exchange offer and

         o Your certificates representing those debentures are not immediately available,

         o Time will not permit your consent and letter of transmittal, the certificates representing your debentures and all other required documents to reach the exchange agent on or before the expiration of the exchange offer, or

         o The procedures for book-entry transfer, including delivery of an agent's message, cannot be completed on or before the expiration of the exchange offer,

you may nevertheless tender your 8-1/8% debentures with the effect that tender will be deemed to have been received on or before the expiration of the exchange offer if all the following conditions are satisfied:

         o        the tender is made by or through an eligible institution;

         o a properly completed and duly executed notice of guaranteed delivery or an agent's message with respect to guaranteed delivery that is accepted by us is received by the exchange agent on or before the expiration of the exchange offer as provided below; and

         o the certificates for the tendered debentures, in proper form for transfer, or a book-entry confirmation of the transfer of those debentures into the exchange agent's account at DTC as described above, together with a consent and letter of transmittal that is properly completed and duly executed, with any signature guarantees and any other documents required by the consent and letter of transmittal, or a properly transmitted agent's message, are received by the exchange agent within two business days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

         Under no circumstances will interest be paid by us by reason of any delay in exchanging 8-1/8% debentures for the exchange offer consideration to any person using the guaranteed delivery procedures that results from this guaranteed delivery. The exchange offer consideration for debentures tendered under the guaranteed delivery procedures will be the same as for debentures delivered to the exchange agent after the expiration of the consent solicitation and on or prior to the expiration of the exchange offer, even if the debentures to be delivered subject to the guaranteed delivery procedures are not so delivered to the exchange agent, and therefore exchange by the exchange agent on account of those debentures is not made, until after the exchange date.

Backup United Stated Federal Income Tax Withholding

         To prevent backup federal income tax withholding you must provide the exchange agent with your current taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the consent and letter of transmittal.

Determination of Validity

         All questions as to the validity, form, eligibility, including time of receipt, and acceptance of any tendered debentures subject to any of the procedures described above will be determined by us, in our sole discretion, and our determination will be final and binding.

         We reserve the right to reject any or all tenders of any 8-1/8% debentures that we determine not to be in proper form or, in the case of debentures, if the acceptance for tender of those debentures may, in the opinion of our counsel, be unlawful. We also reserve the rights to waive any of the conditions of the exchange offer or any defect or irregularity in any tender of your debentures, whether or not similar defects or irregularities are waived in the case of other holders of debentures.

         Our interpretation of the terms and conditions of the exchange offer, including the consent and letter of transmittal and the instructions thereto, will be final and binding. Neither we, the exchange agent, the trustee nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If we waive our right to reject a defective tender of debentures, you will be entitled to the exchange offer consideration.

Withdrawal of Tendered 8-1/8% Debentures and Revocation of Consents

         You may withdraw tenders of 8-1/8% debentures at any time on or before the expiration of the exchange offer, but the exchange offer consideration will not be payable in respect of debentures so withdrawn. A valid withdrawal of tendered debentures effected on or before the expiration of the exchange offer will constitute the concurrent valid revocation of your related consent. To revoke a consent, you must withdraw the related tendered debentures.

         Tenders of debentures may be validly withdrawn if the exchange offer is terminated without any debentures being exchanged. In this case, the debentures tendered under the exchange offer will be promptly returned to you, the supplemental indenture will not become operative and the consents will be deemed revoked.

         If the consent solicitation is amended on or before the expiration of the exchange offer in a manner determined by us, in our sole discretion, to constitute a material adverse change to you, we promptly will disclose that amendment and, if necessary, extend the exchange offer for a period deemed by us to be adequate to permit you to withdraw your debentures and revoke your consents.

         For a withdrawal of tendered debentures and the revocation of consents to be effective, a written or facsimile transmission notice of withdrawal and revocation must be received by the exchange agent on or before the expiration of the exchange offer at its address set out on the back cover of this prospectus. Any such notice of withdrawal must:

         o Specify the name of the person who tendered the debentures to be withdrawn;

         o Contain the description of the 8-1/8% debentures to be withdrawn and identify the aggregate principal amount represented by those debentures as well as the certificate number or numbers shown on the particular certificates evidencing those debentures unless those debentures were tendered by book-entry transfer; and

         o Be signed in the same manner as the original signature on the consent and letter of transmittal by which those debentures were tendered, including any required signature guarantees, and the related consent was given, or be accompanied by evidence sufficient to us that the person withdrawing the tender and revoking the consent has succeeded to the beneficial ownership of the debentures.

         If the debentures to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of that withdrawal even if physical release is not yet effected.

         Any permitted withdrawal of debentures and revocation of consents may not be rescinded, and any debentures properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Withdrawn debentures may, however, be re-tendered again following one of the appropriate procedures described in this prospectus at any time on or before the expiration of the exchange offer.

         If we extend the exchange offer or if for any reason the acceptance for tender of debentures is delayed or if we are unable to accept the tender of debentures under the exchange offer, then, without prejudice to our rights under the exchange offer, tendered debentures may be retained by the exchange agent on our behalf and may not be withdrawn except as otherwise provided in this section. This is subject, however, to Rule 14e-l(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer.

         All questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal will be determined by us, in our sole discretion, and our determination will be final and binding. Neither we, the exchange agent, the trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

Conditions to the Exchange Offer and Consent Solicitation

         Notwithstanding any other provisions of the exchange offer and in addition to our rights to extend or amend the exchange offer, we shall not be required to accept for exchange or exchange, and may delay the acceptance for exchange of, or exchange of, any tendered 8-1/8% debentures, in each event subject to Rule 14e-l(c) under the Exchange Act, and may terminate the exchange offer if:

         o Less than a majority of the 8-1/8% debentures shall have been tendered and not withdrawn under the exchange offer; or

         o The general conditions described below shall not have been satisfied.

         The "general conditions" are set forth below in paragraphs (1) and (2) below. The general conditions will be deemed to have been satisfied or waived unless any of the following events or conditions shall occur on or before the expiration of the exchange offer:

         (1) There shall be no third-party proceeding or investigation pending that questions the validity or legality of, or seeks to restrain or prohibit the performance of the exchange offer or of any action taken or to be taken pursuant to or in connection with the exchange offer; or

         (2) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would prohibit, prevent, or materially restrict or delay consummation of the exchange offer.

         These conditions are for our sole benefit and we may assert them in our reasonable discretion, regardless of the circumstances giving rise to any such condition, including any action or inaction by us, and we may waive these conditions, in whole or in part, at any time and from time to time, in our reasonable discretion, whether any other condition of the exchange offer is also waived. Our failure at any time to exercise any of our rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right that may be asserted at any time and from time to time.

Federal Income Tax Considerations

         The following summary of the material federal income tax considerations applicable to the holders of the 8-1/8% debentures in the exchange offer is based on the opinion of Ivins, Phillips & Barker Chartered, special tax counsel to Cone. This summary discusses all material United States federal income tax consequences to the debentureholders of the exchange offer and the adoption of the proposed amendments. Nevertheless, it is not intended to be a complete analysis or description of all potential federal income tax consequences or any other tax consequences to the debentureholders, or any particular debentureholder. This summary is not intended as a substitute for careful tax planning or for an individual analysis of the tax consequences of the exchange offer to each debentureholder. Each debentureholder should consult his or her own tax advisor as to the specific tax consequences of the exchange offer, such as the effects of federal, state, local, and foreign income tax laws, to him or her.

         The following discussion assumes that each debentureholder is a citizen or resident of the United States for federal income tax purposes and holds the debentures as capital assets. This discussion does not address the federal income tax consequences relevant to particular categories of debentureholders subject to special treatment under the federal income tax laws, such as broker-dealers, financial institutions, life insurance companies, tax-exempt entities, and foreign individuals and entities. In addition, it does not describe any tax consequences arising out of the laws of any state, locality, or foreign jurisdiction.

         This discussion is based upon the Internal Revenue Code of 1986, as amended, temporary and final Treasury Regulations promulgated under the Code, proposed Treasury Regulations, published rulings, notices and other administrative pronouncements of the Internal Revenue Service, and judicial decisions now in effect. All of these authorities are subject to change at any time by legislative, judicial, or administrative action so as to result in federal income tax consequences different from those discussed below. Any such changes may be retroactively applied in a manner that could adversely affect a debentureholder. Moreover, substantial uncertainties, resulting from the lack of definitive judicial or administrative authority and interpretation, apply to certain tax aspects of the exchange offer. Accordingly, although the following discussion covers all of the material federal income tax consequences of the exchange offer to the debentureholders, no absolute assurance can be given with respect to any particular federal income tax consequence. No ruling has been requested from the Internal Revenue Service concerning any aspect of the exchange offer. As to some issues, particularly those as to which the discussion below is qualified, there is a risk that the Internal Revenue Service will disagree with the conclusions set forth herein.

         The federal income tax consequences applicable to the 8-1/8% debentureholders in the exchange offer will depend in part upon whether the 8-1/8% debentures and the 11% debentures qualify as "securities" for purposes of
Section 354 of the Code. This term is not defined in the Code or in applicable regulations or court decisions. The determination of whether a debt instrument constitutes a "security" for federal income tax purposes is based upon all the facts and circumstances. Although the term of the debt's maturity is a significant factor in determining whether a debt instrument constitutes a security, an overall evaluation of the nature of the debt, the degree of participation and continuing interest in the business of the issuer, the extent of proprietary interest compared with the similarity of the debt instrument to a cash payment, the purpose for which the debt was issued and other factors must be considered. In general, debt instruments with terms of less than five years are usually not considered "securities;" debt instruments with terms between five and 10 years may be "securities;" and debt instruments with terms of longer than 10 years are usually "securities.

         The 8-1/8% debentures, which had an original term to maturity of 10 years, will qualify as "securities." The following discussion of the material federal income tax consequences of the exchange is based on the conclusion that the 8-1/8% debentures are "securities."

         The 11% debentures have an original term of less than five years. Therefore it is more likely than not, but not certain, that the 11% debentures will not qualify as "securities." Each debentureholder should consult his or her tax advisor as to this issue and its significance in his or her particular situation.

         1. Tax Consequences Upon the Exchange of 8-1/8% Debentures Solely for Cone Common Stock.
                  --------------------------------------------------------------

                  a. Nonrecognition of Gain or Loss. The exchanging debentureholders will not recognize gain or loss with respect to the exchange of 8-1/8% debentures solely for Cone common stock.

                  b. Basis of Cone Common Stock. Each debentureholder's aggregate tax basis in the shares of Cone common stock received in the exchange will be the same as the aggregate tax basis of the 8-1/8% debentures surrendered in the exchange. Debentureholders who have purchased blocks of 8-1/8% debentures at different prices should consult their tax advisors.

                  c. Holding Period. The holding period of the shares of Cone common stock received in the exchange will include the holding period for the debentures surrendered in exchange therefor.

                  d. Market Discount. Exchanging debentureholders should consult their tax advisors concerning the effect of market discount and associated elections.

                           (i) Amount. Market discount with respect to a debt instrument, such as the 8-1/8% debentures, is generally equal to the excess, if any, of the face amount of the instrument over the basis of the instrument in the hands of the holder immediately after its acquisition by the holder. A holder of a debt instrument who acquires the instrument at its original issue, however, has no market discount. Also, if the market discount on a debt instrument is de minimis, the market discount is considered to be zero. De minimis here means less than 1/4 of 1 percent of the stated redemption price of the debt instrument at maturity multiplied by the number of complete years to between the maturity date and the date the holder acquired the debt instrument.

                           (ii) Accrual and Taxation. If a holder has market discount, the market discount "accrues" during the time a person holds the instrument. Accrual occurs either on a straight-line basis or, by election, a constant interest method. If a holder recognizes gain on the disposition of a debt instrument, the gain will be taxed as ordinary income to the extent of accrued market discount.

                           (iii) Carryover of Accrued Market Discount after the Exchange. Accrued market discount on the 8-1/8% debentures at the time of the exchange will carry over to the Cone common stock. The debentureholder will not recognize any taxable income due to accrued market discount until the debentureholder sells or otherwise disposes of the Cone common stock. Upon a sale or disposition of the Cone common stock, any gain recognized by the holder will be treated as ordinary income to the extent of the accrued market discount. Any gain in excess of the accrued market discount generally will be capital gain or loss.

                           (iv)     Election to Include Market Discount
                                    Currently in Income. A holder may elect to include market discount in income currently as it accrues. If a debentureholder has made this election, the holder's basis in the debenture is increased by the amount of market discount included in income, and the holder will not be required to treat gain recognized on the disposition of the debenture as ordinary income.

         2. Tax Consequences Upon the Exchange of 8-1/8% Debentures for 11% Debentures and 10 Shares of Cone Common Stock.
                  ------------------------------------------------------------

                  a. If 11% Debentures Do Not Qualify as "Securities." If, as tax counsel believes is likely but not certain, the 11% debentures are not "securities," the following should be the material federal income tax consequences of the exchange of 8-1/8% debentures for 11% debentures and Cone common stock, at 10 shares per 8-1/8% debenture:

                           (i) Gain or Loss. In general, no gain or loss is recognized if stock or securities in a corporation are exchanged solely for stock or securities in the same corporation. Gain may be recognized, however, to the extent of the sum of (x) any excess of the principal amount of securities received over the principal amount of securities surrendered, and (y) the fair market value of any "other property" received. If the 11% debentures are not "securities," they constitute "other property." The "amount realized" on the exchange of 8-1/8% debentures for 11% debentures and Cone common stock is the sum of the fair market value of the Cone common stock and the "amount realized" with respect to the 11% debenture. In determining the "amount realized" with respect to the 11% debentures, under Treasury Regulations
                                    Section 1.1001-1(g)(1), the "amount
                                    realized" with respect to an 11% debenture should be its stated principal amount of $1,000, irrespective of its fair market value, discussed below. However, the gain realized on the exchange, i.e. the "amount realized" minus the holder's basis, should be recognized, and be currently taxable, only to the extent of the "fair market value" of the 11% debentures received.

                                    Cone believes that the "fair market value" of each $1,000 principal amount of 11% debentures will be equal to $1,000 minus the fair market value of the 10 shares of Cone common stock on the date of the exchange. Based on this belief, Cone intends to use this amount for financial accounting purposes. For purposes of determining gain recognized and allocating basis, however, it is unclear whether the fair market value of the 11% debentures is (x) their stated principal amount of $1,000 pursuant to Treasury Regulations Section 1.1001-1(g)(1),
                                    (y) the value assigned to the debentures by Cone for accounting purposes or (z) some other higher or lower value. Note also that, if more than $50,000,000 but less than $100,000,000:


                                    principal amount 8-1/8% debentures are
                                    exchanged, the interest rate on the 11%
                                    debentures issued in the exchange may
                                    increase, and that increase may cause the fair market value of the new debentures to increase. Each debentureholder should consult his or her tax advisor as to this issue and its significance in his or her own situation.

                                    A debentureholder who purchased his or her 8-1/8% debentures at their principal amount should recognize taxable gain on the exchange of such debentures for 11% debentures and Cone common stock. The amount of gain should be equal to the fair market value of the 10 shares of Cone common stock received in the exchange.

                                    No loss will be recognized on the exchange even if the "amount realized" on the exchange is less than the debentureholder's basis in the 8-1/8% debentures.


                           (ii) Holding Period. The holding period for the Cone common stock received will include the holding period for the 8-1/8% debentures and the holding period for the 11% debentures will begin on the day after the exchange.

                           (iii) Basis. The holder's basis in the Cone common stock received will be the same as the aggregate tax basis of the 8-1/8% debentures surrendered in the exchange decreased by the "fair market value" of the 11% debentures and increased by the amount of any gain recognized on the exchange. The debentureholder's basis in the 11% debentures received will be equal to their fair market value, the determination of which is discussed in part 2.a.(i), above.

                           (iv) Character of Gain. Except as discussed part 2.c., below, relating to market discount, any gain or loss recognized on the exchange of the 8-1/8% debentures for the 11% debentures and Cone common stock generally will be capital gain to a holder who held the 8-1/8% debentures as capital assets. The gain will be long-term capital gain if the holding period for the 8-1/8% debentures surrendered exceeds one year at the time of the exchange.

                  b. If 11% Debentures Qualify As "Securities." If, as tax counsel believes is not likely but possible, the 11% debentures qualify as "securities" for federal income tax purposes, the following should be the material federal income tax consequences of the exchange of 8-1/8% debentures for 11% debentures and Cone common stock, at 10 shares per 8-1/8% debenture:

                           (i) Gain or Loss. Since the principal amount of the 8-1/8% debentures is equal to the principal amount of the 11% debentures, no gain or loss will be recognized by a debentureholder upon receipt of the 11% debentures and Cone common stock in exchange for the 8-1/8% debentures.

                           (ii) Holding Period. The holding period of the 11% debentures and Cone common stock will include the holding period of the 8-1/8% debentures.

                           (iii) Basis. Each debentureholder's aggregate tax basis in the 11% debentures and Cone common stock received in the exchange will be the same as the aggregate tax basis of the 8-1/8% debentures surrendered in the exchange. The aggregate tax basis of the 8-1/8% debentures will be allocated between the 11% debentures and Cone common stock in proportion to their fair market values.

                  c. Separate Blocks of Debentures. Debentureholders who have purchased separate blocks of 8-1/8% debentures at different prices should consult their tax advisors concerning the impact of this fact on the amount of gain recognized in the exchange and the basis of Cone common stock and 11% debentures received in the exchange.

                  d. Market Discount. Exchanging debentureholders should consult their tax advisors concerning the effect of market discount and associated elections.

                           (i) Amount. Market discount with respect to a debt instrument, such as the 8-1/8% debentures, is generally equal to the excess, if any, of the face amount of the instrument over the basis of the instrument in the hands of the holder immediately after its acquisition by the holder. A holder of a debt instrument who acquires the instrument at its original issue, however, has no market discount. Also, if the market discount on a debt instrument is de minimis the market discount is considered to be zero. De minimis here means less than 1/4 of 1 percent of the stated redemption price of the debt instrument at maturity multiplied by the number of complete years to between the maturity date and the date the holder acquired the debt instrument.

                           (ii) Accrual and Taxation. If a holder has market discount, the market discount "accrues" during the time a person holds the instrument. Accrual occurs either on a straight-line basis or, by election, a constant interest method. If a holder recognizes gain on the disposition of a debt instrument, the gain will be taxed as ordinary income to the extent of accrued market discount.

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
                           (iii) Effect of Market Discount If 11% Debentures Qualify as "Securities." If, as tax counsel believes is not likely but possible, the 11% debentures qualify as "securities," (x) a portion of the accrued market discount on the 8-1/8% debentures, to the extent not previously included in the debentureholder's income, will be carried over to the shares of Cone common stock received, and any gain on the disposition of the shares of Cone common stock will be treated as ordinary income to the extent of the portion of the accrued market discount allocated to such Cone common stock; (y) a portion of the accrued market discount, to the extent not previously included in the debentureholder's income, will be treated as accrued market discount with respect to the 11% debentures received in the exchange; and (z) a portion of the unaccrued market discount, to the extent not previously included in the debentureholder's income, should be treated as unaccrued market discount with respect to the 11% debentures received in the exchange. Unaccrued market discount carried over to the 11% debentures should continue to accrue. It is unclear how the market discount on the 8-1/8% debentures, both unaccrued and accrued, will be allocated between the 11% debentures and Cone common stock. Debentureholders should consult their tax advisors regarding this allocation and future accrual of market discount.

                           (iv) Effect of Market Discount If 11% Debentures Do Not Qualify as "Securities." If, as tax counsel believes is likely but not certain, the 11% debentures do not qualify as "securities," an exchanging debentureholder will be required to treat any gain recognized on the exchange of the 8-1/8% debentures for 11% debentures and Cone common stock as ordinary income to the extent of any market discount that has not previously been included in the holder's income and has accrued on the 8-1/8% debentures at the time of the exchange. If the accrued market discount exceeds the amount of gain recognized on the exchange, this excess accrued market discount will be carried over to the Cone common stock. Upon a sale or other disposition of the Cone common stock, any gain recognized by the debentureholder will be treated as ordinary income to the extent of this accrued market discount.

                           (v)      Election to Include Market Discount
                                    Currently in Income. A holder may elect to include market discount in income currently as it accrues. If a debentureholder has made this election, the holder's basis in the debenture is increased by the amount of market discount included in income, and the holder will not be required to treat gain recognized on the disposition of the debenture as ordinary income.

                  e. Original Issue Discount. Under Section 1273 of the Code, since the stated redemption price at maturity of the 11% debentures, i.e. $1,000, is equal to their issue price, i.e. $1,000, the 11% debentures are being issued without original issue discount.


                  f. Bond Premium. If, after application of the basis rules set forth in this section, the tax basis of an exchanging debentureholder in the 11% debentures exceeds the principal amount of those debentures, then the excess may constitute amortizable bond premium that is deductible by the exchanging debentureholder over the term of the 11% debentures. To amortize bond premium, the exchanging holder must make the necessary election under Section 171 of the Code, and the election will apply to all debt instruments held by him. Exchanging debentureholders should consult their tax advisors concerning the existence of bond premium and the associated election.

         3. Tax Consequences if a Debentureholder Exchanges Some 8-1/8% Debentures for Cone Common Stock and Some 8-1/8% Debentures for 11% Debentures and 10 Shares of Cone Common Stock. As described in this prospectus, a debentureholder may elect to exchange some of his or her 8-1/8% debentures for Cone common stock and the rest of his or her 8-1/8% debentures for 11% debentures and 10 shares of Cone common stock. Even if a debentureholder elects to receive all of the same type of consideration in exchange for his or her 8-1/8% debentures, he or she may still receive some of the other type of consideration if either the shares of Cone common stock or the 11% debentures are oversubscribed. Under federal tax law, exchanges are generally analyzed on a holder-by-holder basis, not on a debenture-by-debenture basis. Therefore, all of the consideration received by the exchanging holder will be treated as received in exchange for all of the holder's 11% debentures in one integrated transaction and the receipt of Cone common stock and 11% debentures will not be analyzed as separate exchange transactions. Debentureholders who have purchased blocks of 8-1/8% debentures at different prices should consult their tax advisors. The tax consequences of such an exchange will be similar to the consequences of an exchange described in part 2 of this section, above.

                  a. If 11% Debentures Do Not Qualify as "Securities." If, as tax counsel believes is likely but not certain, the 11% debentures do not qualify as "securities," the following should be the material federal income tax consequences of the exchange of 8-1/8% debentures for 11% debenture and shares of Cone common stock:

                           (i) Gain or Loss. If the 11% debentures are not "securities," they constitute "other property." The "amount realized" on the exchange of 8-1/8% debentures for 11% debentures and Cone common stock should be the sum of the fair market value of the Cone common stock and the "amount realized" with respect to the

                                    11% debenture, as discussed in part 2.a.(i), above. However, the gain realized on the exchange, i.e. the "amount realized" minus the holder's basis, should be recognized only to the extent of the "fair market value" of the 11% debentures received. In determining the "amount realized" with respect to the 11% debentures, under Treasury Regulations Section 1.1001-1(g)(1), the "amount realized" with respect to an 11% debenture should be its stated principal amount of $1,000.

                                    No loss will be recognized on the exchange even if the "amount realized" on the exchange is less than the debentureholder's basis in the 8-1/8% debentures.

                           (ii) Holding Period, Basis and Character of Gain. See parts 2.a.(ii) through (iv), above.

                  b. If 11% Debentures Qualify as" Securities." If, as tax counsel believes is not likely but possible, the 11% debentures qualify as "securities," the following should be the material federal income tax consequences of the exchange of 8-1/8% debentures for 11% debenture and shares of Cone common stock:

                           (i) Gain or Loss. Since the principal amount of the 8-1/8% debentures is equal to the principal amount of the 11% debentures, no gain or loss should be recognized by a debentureholder upon receipt of 11% debentures and Cone common stock in exchange for 8-1/8% debentures.

                           (ii) Holding Period and Basis. See parts 2.b.(ii) and (iii), above.

                  c. Market Discount, Original Issue Discount and Bond Premium. See parts 2.c. through e., above.

         4. Tax Consequences to Nonexchanging Debentureholders. If a debentureholder does not participate in the exchange offer, and the indenture for the 8-1/8% debentures is not amended, there should be no change in the debentureholder's tax position. If a debentureholder does not participate in the exchange offer, and the indenture for the 8-1/8% debentures is amended, the proposed amendments to the indenture should not constitute a "significant modification" of the 8-1/8% debentures pursuant to Section 1001 of the Code and the regulations thereunder, and accordingly, there should be no change in the debentureholder's tax position. If the Internal Revenue Service challenges tax counsel's belief that the amendments to the 8-1/8% debentures are not a "significant modification" of the debentures, the material federal income tax consequences to nonexchanging debentureholders may be different from those described herein.

Advisor, Exchange Agent and Information


         Dougherty & Company LLC has acted as an advisor to Cone in connection with the exchange offer. As advisor, Dougherty participated with Cone in determining the terms and conditions of the exchange offer and has provided information to us regarding comparable transactions in the marketplace. Dougherty was not asked to and will not render a fairness opinion in connection with the transaction. We have agreed to indemnify the advisor against liabilities incurred in connection with any actions taken or omitted to be taken by Cone, or by the advisor with Cone's consent, under the terms of the engagement, except to the extent any such liability is the result of the advisor's gross negligence or willful misconduct.


         The advisor has nondiscretionary investment authority over client accounts holding Cone common stock and 8-1/8% debentures. It is also a market maker in the 8-1/8% debentures and from time to time holds substantial amounts of the debentures in its trading account.

         The Bank of New York has been appointed as exchange agent for the exchange offer. Consents and letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

         You may direct questions and requests for assistance or additional copies of this prospectus, the consent and letter of transmittal or the notice of guaranteed delivery to Cone at its address and telephone number set forth in the forepart of this prospectus under "Questions and Answers About the Exchange Offer and Consent Solicitation." You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the exchange offer and consent solicitation.

Conflicts of Interest

         Bruce H. Hendry, a director of Cone, owns $11,000,000 principal amount of the 8-1/8% debentures, and Marc H. Kozberg, also a director of Cone, owns $102,000 principal amount of the 8-1/8% debentures. No other directors or executive officers of Cone own any 8-1/8% debentures. Both Mr. Hendrey and Mr. Kozberg have indicated to Cone that they intend to accept the exchange offer. Mr. Hendry was a registered representative of Dougherty & Company LLC, the advisor, until his retirement on September 30, 2000. Mr. Kozberg is presently a registered representative of Dougherty and is the head of its investment advisory division. Messrs. Hendry and Kozberg have no economic interest, however, in the completion of the exchange offer except as holders of 8-1/8% debentures.

Fees and Expenses

         The advisor will receive compensation for its services in connection with, and at upon the completion of, the exchange offer of $750,000. If the exchange offer is completed on the terms and conditions described in the prospectus the prospectus contained in the registration statement as originally filed on August 4, 2000, the advisor will receive additional compensation of $300,000. The advisor will also be reimbursed for its reasonable out-of-pocket expenses in connection with the exchange offer. The exchange agent will also receive reasonable and customary fees and reimbursement for its reasonable out-of-pocket expenses in connection with the exchange offer. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of 8-1/8% debentures. We will pay all such fees and expenses. In addition to the solicitation of consents by mail, our directors, officers or employees may solicit consents by telephone, facsimile or in person without receiving additional compensation. We have not engaged a solicitation agent in connection with the exchange offer.

Restrictions on Sales of Securities by Affiliates of Cone

         The shares of Cone common stock and 11% debentures to be issued in connection with the exchange offer will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for those securities issued to any person in the exchange who is deemed to be an "affiliate" of Cone under the Securities Act at the time of the exchange offer. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Cone and may include some officers and directors, as well as principal shareholders. Affiliates may not sell their shares of Cone common stock or 11% debentures acquired in connection with the exchange except by means of:

         o An effective registration statement under the Securities Act covering the resale of those securities;

         o An exemption under paragraph (d) of Rule 145 under the Securities Act; or

         o        Any other applicable exemption under the Securities Act.

No Appraisal Rights

         You will not have any right to dissent and receive an appraisal of your 8-1/8% debentures in connection with the exchange offer.

Use of Proceeds

         The Cone common stock and 11% debentures issued in connection with the exchange offer are being issued in exchange for your 8-1/8% debentures. We will not receive any cash proceeds from the issuance of common stock and 11% debentures pursuant to the exchange offer.

Listing on the New York Stock Exchange

         Cone common stock is listed on the New York Stock Exchange. Cone will use its best efforts to cause the shares of Cone common stock to be issued in the exchange offer to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the exchange offer.

Miscellaneous

         We are making this exchange offer to all holders of 8-1/8% debentures. We are not aware of any jurisdiction in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, and tenders of debentures and consents will not be accepted from, the holders of debentures residing in that jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of Cone not contained in this prospectus or in the consent and letter of transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                        DESCRIPTION OF CONE CAPITAL STOCK

         The following description of the common stock of Cone to be registered in this prospectus and other capital stock of Cone is based on the provisions of Cone's amended and restated articles of incorporation and bylaws and the applicable provisions of North Carolina law. For information on how you can obtain copies of Cone's articles of incorporation and bylaws, see "Where You Can Find More Information" on the inside front cover of this prospectus.

         The authorized capital stock of Cone Mills is 49,200,000 shares, consisting of

         o        42,700,000 shares of common stock, par value $.10 per share,

         o 1,500,000 shares of Class A Preferred Stock, par value $100 per share ("Class A Preferred Stock"), and

         o 5,000,000 shares of Class B Preferred Stock ("Class B Preferred Stock").

As of June 30, 2000, there were outstanding 357,700 shares of Class A Preferred Stock and 25,490,660 shares of common stock. The shares of common stock were held in the name of approximately 368 holders of record on June 30, 2000.

Common Stock

         Holders of Cone common stock are entitled ratably, share for share, to dividends, when, as and if declared by the Board of Directors, out of funds legally available therefor. Common stock is junior to Class A Preferred Stock with respect to dividend and liquidation preferences and may be junior to Class B Preferred Stock depending upon the relative preferences, limitations and relative rights the Board of Directors may determine upon issuance of such Class B Preferred Stock. The only series of Class B Preferred Stock that has been created by the Board of Directors to the date of this prospectus is Class B Preferred Stock (Series A), which is senior to common stock in dividend and liquidation preferences. After payment in liquidation has been made to the senior capital stock, the remaining assets of Cone would be distributed pro rata among the holders of common stock on a per share basis. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock.

Shareholder Rights Plan

         On October 14, 1999, the Board of Directors of Cone adopted a shareholder rights plan by authorizing and declaring a dividend distribution of one right for each outstanding share of common stock to shareholders of record at the close of business on October 25, 1999. Each right entitles the holder of common stock to purchase from Cone a unit consisting of one one-hundredth of a share of Class B Preferred Stock (Series A) of Cone at a purchase price of $30 per unit, subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, dated as of October 14, 1999, between Cone and First Union National Bank, as Rights Agent.

         The rights will separate from the common stock upon the earlier of

         o 10 days following public announcement that a person or group of affiliated or associated persons, with such exceptions as are set forth in the Rights Agreement (an "acquiring person"), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Cone common stock, or

         o 10 business days, or such later date as the Board of Directors may determine, following the commencement of, or first public announcement of the intent of a person or group to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of common stock (this date is referred to as the "distribution date").

         An acquiring person does not include

         o Cone, any subsidiary of Cone, any employee benefit plan or employee stock plan of Cone or of any subsidiary of Cone, or

         o any person or group whose ownership of 20% or more of the shares of common stock then outstanding results solely from any action or transaction or series of related actions or transactions approved by the Board of Directors before such person or group became an acquiring person.

         Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder of Cone, including, without limitation, the right to vote or to receive dividends. The rights are not exercisable until the distribution date and will expire at the close of business on October 13, 2009 unless earlier redeemed or exchanged by Cone.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Cone on terms not approved by the Board of Directors. The rights should not interfere with any merger or other business combination approved by the Board of Directors of Cone since the Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding rights at the redemption price at any time prior to the close of business on the earlier of the tenth business day following the date an acquiring person acquires, or obtains the right to acquire, beneficial ownership of 20% or more of the outstanding Cone common stock or October 13, 2009.

Class A Preferred Stock

         All of the issued and outstanding shares of Class A Preferred Stock are held by the Cone Mills Corporation 1983 Employee Stock Ownership Plan except shares held by a former participant in the ESOP. Class A Preferred Stock is nonvoting, except as otherwise required by law, and is senior in dividend preference to all other classes of capital stock. Class A Preferred Stock also has a liquidation preference of $100 per share plus accrued and unpaid dividends, which is senior to all other classes of capital stock.

         Holders of shares of Class A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, dividends payable in cash or stock on the 31st day of March of each year, at the "applicable rate" in effect for the annual dividend period then ended. The "applicable rate" is established on March 31 for the next succeeding dividend period and is defined as the rate required to make the fair market value of Class A Preferred Stock equal to its original par value. In no event, however, can the "applicable rate" exceed 13% per annum or be less than 7% per annum. The "applicable rate" is determined by an independent investment bank or appraisal firm selected by the Board of Directors to appraise Class A Preferred Stock, subject to confirmation by the ESOP trustee. The "applicable rate" for the annual dividend period ended March 31, 2000, was 8.0% and is 11.75% for the annual dividend period ended March 31, 2001. Dividends on Class A Preferred Stock are cumulative, but accumulated dividends do not bear interest.

         Dividends on the Class A Preferred Stock are, at the option of the Board of Directors, payable in cash or by delivery of shares of Cone's Class A Preferred Stock, common stock or by delivery of other "qualifying employer securities" of Cone (as defined under ERISA) or by a combination of the foregoing. On the date of delivery, however, the fair market value of any stock or qualifying employer securities used to pay dividends must be equal to or greater than the amount of dividends paid with such stock or securities. All dividends paid to date on the Class A Preferred Stock have been paid in additional shares of Class A Preferred Stock or cash.

         Class A Preferred Stock held by the 1983 ESOP may be redeemed, in whole or in part, at the option of Cone by a vote of the Board of Directors at a price equal to the greater of $100 per share or fair market value, plus dividends accrued and unpaid thereon to the date fixed for redemption. The redemption price must be paid in cash or by delivery of shares of any class of Cone's preferred stock, common stock or other qualifying employer securities or a combination of the foregoing, at Cone's option. On the date of delivery, however, the fair market value of any stock or other qualifying employer securities used to pay the redemption price must be equal to or greater than the redemption price paid with such stock or securities.

         Purchases of Class A Preferred Stock by the ESOP may be necessary to provide all or part of the pension due under Cone's designed benefit plans pursuant to the floor-offset arrangement in connection with the ESOP and to make distributions due to retired or terminated employees. The ESOP is obligated to purchase shares of Class A Preferred Stock from participants and former participants of these plans in accordance with the terms and conditions of the plans and the related trust agreements and liquidity agreements. To the extent the ESOP has insufficient liquidity to make these purchases, it may require Cone to repurchase share of Class A Preferred Stock. It is within the control of Cone to satisfy the liquidity needs of the ESOP through cash contributions, cash dividends or optional repurchases of the Class A Preferred Stock.

         Holders of Class A Preferred Stock have no right to convert into any other stock or securities of Cone.

Class B Preferred Stock

         The articles of Cone authorize 5,000,000 shares of Class B Preferred Stock. The Cone Board of Directors may authorize the issuance of Class B Preferred Stock and fix such preferences, limitations and relative rights at such times, for such purpose and for such consideration as it may deem advisable. In addition, the Board of Directors may divide and issue the Class B Preferred Stock in series and may fix relative rights and preferences as between different series. The issuance of Class B Preferred Stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of Cone without the prior approval of the Cone Board of Directors.

         On October 14, 1999, Cone's Board of Directors amended Cone's articles of incorporation creating a series of Class B Preferred Stock denominated "Series A." The number of shares constituting the Class B Preferred Stock (Series A) is 500,000. The Class B Preferred Stock (Series A) is junior to the Class A Preferred Stock and senior to common stock in dividends or distributions of assets upon liquidation, dissolution or winding up of Cone. Dividends on the Class B Preferred Stock (Series A) are cumulative and accrue from the quarterly dividend payment date. Each share of Class B Preferred Stock (Series A) entitles the holder thereof to 100 votes on all matters submitted to a vote of shareholders of Cone. These shares were reserved for issuance under the shareholder rights plan described above.

Certain Provisions That May Have an Anti-Takeover Effect

         In addition to the shareholder rights plan and the ability of the Board of Directors to authorize the issuance of Class B Preferred Stock with such preferences, limitations and relative rights as the Board may deem advisable, each discussed above, Cone's articles of incorporation and bylaws contain other provisions that might have the effect of delaying, deferring or preventing a change in control of Cone.

         Special Vote Requirement. Cone's articles of incorporation require that, in addition to any vote required by law, certain business combinations must be approved by the affirmative vote of at least 66-2/3% of the outstanding shares of stock of Cone entitled to vote generally in the election of directors, voting together as a single class or voting group, unless the business combination was approved by the disinterested directors of Cone.

         In addition, except as described below, business combinations that involve an interested shareholder who became the beneficial owner of any shares of common stock or nonvoting common stock by tender offer require the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned beneficially by the interested shareholder, notwithstanding approval of the business combination by the disinterested directors.

         Business combinations subject to the special vote requirement include

         o a merger, consolidation or share exchange between Cone or any subsidiary and an interested shareholder or an affiliate of an interested shareholder;

         o the sale or other disposition in one transaction or series of transactions to an interested shareholder or any affiliate of an interested shareholder of assets of Cone or any subsidiary having an aggregate fair market value of more than 10% of the aggregate fair market value of Cone's assets, as reflected on the most recent audited consolidated balance sheet of Cone;

         o subject to certain exceptions, any transaction which results in the issuance or transfer by Cone or any subsidiary (in one transaction or a series of transactions) of any securities of Cone or any subsidiary to any interested shareholder or any affiliate of an interested shareholder;

         o the adoption of a plan or proposal for the dissolution of Cone proposed by or on behalf of an interested shareholder or any affiliate of an interested shareholder;

         o the reclassification, recapitalization or other transaction involving Cone or any subsidiary which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of stock of Cone or a subsidiary that is increasing the percentage of the outstanding shares of any class of stock of Cone or a subsidiary that is beneficially owned by any Interested Shareholder; and

         o any receipt by any interested shareholder or any affiliate of an interested shareholder of a disproportionate benefit, directly or indirectly, in the form of loans, advances, guaranties, pledges or other financial benefits provided by or through Cone or any subsidiary.

         For purposes of the special vote requirement, "interested shareholders" include the direct or indirect beneficial owners of 15% or more of the outstanding shares of voting stock of Cone, and affiliates and associates of Cone who at any time within the three-year period immediately prior to any business combination were the beneficial owners, directly or indirectly, of 15% or more of the then outstanding shares of voting stock of Cone. The terms "affiliate" and "associate" are defined by reference to the definitions of those terms contained in Rule 12b-2 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Disinterested directors" are directors who are neither affiliated with nor a nominee of an interested shareholder, but only if they were either members of the Board of Directors of Cone prior to the time the interested shareholder became an interested shareholder or were recommended by a majority of the disinterested directors then in office.

         The additional high vote requirement provided for business combinations involving an interested shareholder who became the beneficial owner of any shares of voting stock or nonvoting common stock of Cone by means of a tender offer is intended to protect the shareholders against a two-tiered takeover. In a two-tiered takeover, an acquiror would pay cash in a tender offer to acquire a controlling interest in Cone and then acquire the remaining equity interest in Cone by paying the remaining shareholders a price for their shares that is lower than the price paid to acquire control or by providing a less desirable form of compensation, such as securities of the acquiror that may not have an established trading market at the time of issuance, or both.

         Under Cone's articles of incorporation, approval of any business combination involving an interested shareholder or any affiliate of an interested shareholder who became the beneficial owner of any shares of voting stock or nonvoting common stock of Cone by means of a tender offer would require the affirmative vote of the holders of at least 66-2/3% of the voting stock that is not beneficially owned by the interested shareholder, unless all of the following conditions are satisfied:

         o at the time the business combination becomes effective, holders of voting stock and nonvoting common stock of Cone will be entitled to receive, in cash, a per share amount that is not less that the highest price per share paid for any shares of voting stock beneficially owned by the interested shareholder;

         o after becoming an interested shareholder and prior to the consummation of the business combination, the interested shareholder will not have acquired any newly issued shares of capital stock of Cone and will not have received the benefit of any loans, advances, guaranties, pledges or other financial assistance provided by Cone or made any material changes in Cone's business or equity capital structure; and

         o a proxy statement complying with the Securities Exchange Act of 1934 will be mailed to the shareholders of Cone in connection with the business combination and will contain any recommendations as to the advisability or inadvisability of the business combination that the disinterested directors may choose to state and the opinion of a reputable national investment banking firm as to the fairness of the terms of the business combination, from the point of view of holders of voting stock and nonvoting common stock other than the interested shareholder and its affiliates and associates.

         Classification of the Board of Directors. Cone's articles of incorporation provide for a classified Board of Directors. The Cone Board is divided into three classes, as nearly equal in number as possible, with each class of directors elected to staggered three-year terms so that the terms of approximately one-third of Cone's directors expire each year. Shareholders do not have cumulative voting rights with respect to the election of directors.

         North Carolina Law. The North Carolina General Statutes have two provisions that may be deemed to have anti-takeover effects: The Control Share Acquisition Act and the Shareholder Protection Act. As permitted, Cone has elected to opt opted out of the provisions of both of these acts.

Indemnification of Directors and Officers

         The articles of incorporation and bylaws of Cone provide for indemnification of its directors and officers to the fullest extent permitted by law. The North Carolina Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability and expenses if that person acted in good faith and in a manner he or she reasonably believed was


         o in the case of conduct in his or her official capacity with the corporation, in the best interest of the corporation, and

         o in all other cases, in a manner that was at least not opposed to the corporation's best interest, and

         o with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.


In addition, a corporation is required to indemnify an officer or director in the defense of any proceeding to which he or she was a party against reasonable expenses to the extent that he or she is wholly successful on the merits or otherwise. This indemnification generally may be made by the corporation only upon a determination that indemnification of the director or officer is permissible under the circumstances because he or she met the applicable standard for conduct set forth above.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Cone pursuant to Cone's articles, bylaws or the North Carolina Business Corporation Act, Cone has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      DESCRIPTION OF 11% SECURED SUBORDINATED DEBENTURES DUE MARCH 15, 2005


         The 11% debentures will be issued under an indenture dated as of _________, 2000 between Cone and The Bank of New York, as Trustee. The terms of the 11% debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The 11% debentures will be guaranteed by three of Cone's principal United States subsidiaries and secured by a security interest in substantially all of the United States assets of Cone and those subsidiaries. This security interest will be subordinated to certain senior indebtedness of Cone on the terms set forth in the indenture and described below under the caption "--Subordination." The indenture defines the terms of the security interests that will secure the 11% debentures. The following descriptions are summaries of the material provisions of the indenture. They do not restate the indenture in its entirety. We urge you to read the indenture because it, and not the summary descriptions below, defines your rights. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and is also available for inspection at the office of the trustee. Section references below are to the indenture.


General Terms of 11% Debentures

         The general terms of the 11% debentures are substantially identical to those of the 8-1/8% debentures, as proposed to be amended in the consent solicitation, except for


         o        an increase in the interest rate from 8-1/8% to 11%;

         o a reduction in the overall principal amount outstanding (from $100,000,000, to a maximum of $85,000,000, by virtue of the exchange of a portion of the 8-1/8% debentures for Cone common stock;


         o the 11% debentures will have a prior lien position on assets of Cone and the United States subsidiaries as described under "--Collateral" below.


Cone will increase the interest rate on the 11% debentures up to a maximum of 14% to the extent it realizes interest savings because less than all of the 8-1/8% debentures are tendered and less than $85,000,000 principal amount of 11% debentures are issued.

         The 11% debentures will mature on March 15, 2005. They will bear interest from __________, 2000, at the rate of 11% per annum, or such higher rate as may be applicable. Interest will be payable semiannually on March 15 and September 15 of each year, commencing March 15, 2001, to the persons in whose names the debentures are registered at the close of business on the March 1 and September 1, as the case may be, immediately preceding the interest payment date. Payments of interest will be made to the depositary as described below under "--Book-Entry System."


         The 11% debentures are not redeemable prior to maturity and are not subject to any sinking fund.

         The 11% debentures will be issued in the form of one or more registered global securities and will be deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of the depositary's nominee. A description of the depositary's procedures with respect to the global securities is set forth below under "--Book-Entry System."


         Principal will be payable, and the 11% debentures will be transferable and exchangeable without any service charge, at the office of the trustee. However, Cone may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. (Section 2.8)


Indenture

         The indenture for the 11% debentures is substantially identical to the existing indenture for the 8-1/8% debentures except that:


         o guaranties by Cone's three principal United States subsidiaries and provisions granting the security interests in the collateral securing the 11% debentures have been added,

         o the "basket" permission in the Limitation on Liens covenant (Section 3.9(i)), for general secured indebtedness has been increased from 10% of consolidated net tangible assets in the existing indenture for the 8-1/8% debentures to 55% of consolidated net tangible assets in the indenture for the 11% debentures,

         o the concept of the debentures being "equally and ratably secured" under certain circumstances has been removed because the 11% debentures are directly secured,

         o the definition of "consolidated net tangible assets" has been changed to exclude current maturities of long-term debt and to exclude assets not securing the 11% debentures other than amounts outstanding under any receivables securitization and prepaid expenses, which are included,

         o the definition of "subsidiary" has been changed to exclude all foreign subsidiaries, in addition to the Parras Cone joint venture in Mexico,

         o the definition of "subsidiary" has also been changed to include any special purpose entity that buys and securitizes Cone's receivables, thereby increasing secured debt by definition, and

         o subordination provisions have been added with respect to the collateral securing the 11% debentures, as described below.


         All other provisions of the indenture for the 11% debentures are substantively identical to the provisions of the existing indenture for the 8-1/8% debentures and are as described below.


         The indenture limits the aggregate principal amount of 11% debentures that may be issued to $85,000,000. (Section 2.3) The 11% debentures will be direct secured obligations of Cone and will be subordinate as to the collateral securing them to certain senior indebtedness of Cone as described below under "--Subordination," but will have priority over unsecured indebtedness of Cone, including obligations to trade creditors and the 8-1/8% debentures, to the extent of the proceeds of the collateral securing the 11% debentures. Except as described under "--Certain Covenants," the indenture governing the 11% debentures does not limit other indebtedness or securities that may be incurred or issued by Cone or any of its subsidiaries or contain financial or similar restrictions on Cone or any of its subsidiaries.


Book-Entry System

         The 11% debentures will be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company, New York, New York. The global securities will be registered in the name of DTC or its nominee.


         DTC has advised Cone that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


         Upon the issuance of a global security in registered form, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the 11% debentures represented by such global security to the accounts of participants. The accounts to be credited will be designated by the exchange agent. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) or its nominee and the participants (with respect to the owners of beneficial interests in the global security). Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.


         So long as DTC or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the 11% debentures represented by the global security for all purposes under the governing indenture. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the 11% debentures represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the 11% debentures and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Cone understands that under existing practice, in the event that Cone requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, DTC would act upon the instructions of, or authorize, the participant to take the action.

         Payment of principal of and interest on 11% debentures represented by a global security will be made to DTC or its nominee, as the registered owner and holder of the global security representing the 11% debentures. None of Cone, the Trustee, any paying agent or registrar for the 11% debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Cone has been advised by DTC that DTC will credit participants' accounts with payments of principal or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC. Cone expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.


         A global security may not be transferred except as a whole by DTC to a nominee or successor of DTC or by a nominee of DTC to another nominee of DTC. A global security representing all but not part of the 11% debentures being offered hereby is exchangeable for 11% debentures in definitive form of like tenor and terms if


         o DTC notifies Cone that it is unwilling or unable to continue as depositary for the global security or if at any time DTC is no longer eligible to be or in good standing as a clearing agency and a successor to DTC is not appointed by Cone within 90 days of receipt by Cone of such notice or of Cone becoming aware of such ineligibility, or

         o Cone in its sole discretion at any time determines not to have all of the 11% debentures represented by a global security and notifies the trustee thereof.

A global security exchangeable pursuant to the foregoing shall be exchangeable for 11% debentures registered in such names and in such authorized denominations as DTC shall direct. (Section 2.12)


Certain Covenants


         Limitations on Liens. While any 11% debentures remain outstanding, Cone and the guarantor subsidiaries may not permit any lien on the collateral securing the 11% debentures that is senior to or equal to the lien of the 11% debentures except for the following:





         1. liens on the assets of an entity existing at the time the entity becomes a subsidiary of Cone;




         2. liens on the assets of an entity existing at the time the entity is merged into or consolidated with Cone or a subsidiary or at the time the assets or shares of stock of the entity are acquired by Cone or a subsidiary;

         3. liens on assets existing at the time they are acquired by Cone or a subsidiary, or liens to secure the payment of the purchase price of the assets or to secure any debt incurred by Cone or a subsidiary prior to, at the time of, or within one year after the acquisition of the assets for the purpose of financing the purchase price of the assets;





         4. liens to secure debt of a subsidiary to Cone or to another subsidiary;


         5. liens in favor of the United States, any State or any federal or state department or political subdivision, or in favor of any other country, to secure payments incurred or guaranteed for the purpose of financing the assets subject to the liens;

         6. pledges, liens or deposits under worker's compensation laws or similar legislation that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Cone or any subsidiary is a party, or to secure the public or statutory obligations of Cone or any subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which Cone or any subsidiary is a party, or similar liens made or incurred in the ordinary course of business;

         7. liens in connection with legal proceedings arising out of judgments or awards, to the extent the proceedings are being contested or appealed in good faith, or liens incurred for the purpose of obtaining a stay or discharge in the course of any litigation;

         8. liens for taxes or assessments, landlord's lien and liens and charges incidental to the conduct of the business of Cone or any subsidiary that were not incurred in connection with the borrowing of money and do not, in the opinion of Cone's Board of Directors, materially impair the use of the assets in the operation of the business of Cone or the subsidiary or the value of the assets;

         9. liens not permitted by the foregoing clauses (1) through (8), inclusive, if at the time the lien is created, the aggregate amount of all outstanding indebtedness of Cone and its subsidiaries, without duplication, secured by all liens not otherwise permitted, together with the attributable debt (as defined below) in respect of sale and lease-back transactions (as defined below) does not exceed 55% of consolidated net tangible assets (as defined below); or

                  extensions, renewals or replacements of liens permitted by the foregoing clauses (1) through (5) above so long as the principal amount of indebtedness secured is not increased and the liens are limited to the collateral for the prior indebtedness.


         10.      (Section 3.9)

         Limitation on Sale and Lease-Back Transactions. Neither Cone nor any Cone subsidiary may enter into any sale and lease-back transaction unless

         o Cone or the subsidiary would, at the time of entering into a sale and lease-back transaction, be entitled to incur indebtedness secured by a lien on the property or assets to be leased in an amount at least equal to the attributable debt in respect of the debt permitted to be secured under "Limitations on Liens" above, or

         o the proceeds of the sale of the assets to be leased are at least equal to the fair value of the assets and an amount equal to the net proceeds from the sale of the assets is applied to the purchase or acquisition of assets or to the retirement or repayment of 11% debentures or of funded indebtedness (as defined below) of Cone ranking on a parity with or senior to the 11% debentures or of funded indebtedness of a subsidiary. (Section 3.10)


Definitions


         "Attributable debt" means in connection with a sale and lease-back transaction, the aggregate of present values (discounted at 11% compounded semi-annually) of the obligations of Cone or a Cone subsidiary for net rental payments during the remaining term of the applicable lease. The term "net rental payments" means the sum of the rental and other payments required to be paid by the lessee excluding payments for maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by the lessee.




         "Collateral" means accounts receivable other than accounts sold pursuant to any receivables securitization program, documents, equipment, general intangibles, inventory, proceeds, capital stock of the subsidiaries that are guaranteeing the 11% debentures, the major tracts of United States real property owned by Cone, and cash and cash accounts. The term "collateral" excludes assets not located in the United States, Cone's equity interests in non-U.S. entities, and the cash surrender values of proceeds of life insurance policies.


         "Consolidated net tangible assets" means the total assets appearing on the most recently prepared consolidated balance sheet of Cone and its subsidiaries as of the end of a fiscal quarter less all current liabilities (other than current maturities of long-term debt), all intangible assets, and all assets that do not constitute collateral securing payment of the 11% debentures other than the outstanding balance of any receivables securitization and prepaid expenses.

         "Funded indebtedness" means any indebtedness maturing by its terms more than one year from the date of the determination.


         "Indebtedness" means



         o        all obligations for borrowed money,


         o all obligations evidenced by bonds, debentures, notes or other similar instruments,

         o all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto),

         o all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

         o all obligations as lessee which are capitalized in accordance with generally accepted accounting principles,

         o all indebtedness of others guaranteed by Cone or any of its subsidiaries, and


         o        the balance under any receivables securitization program.


         "Sale and lease-back transaction" means any arrangement providing for the leasing by Cone or a Cone subsidiary of any property or asset for more than three years that has been or is to be sold or transferred by Cone or any subsidiary to the lessor.

         "Senior debt" means all obligations arising under debt of Cone that is secured by liens that are permitted to be prior to the lien securing the 11% debentures under Section 3.9 of the indenture. Liens identified under Section
3.9 are listed under the heading "--Certain Covenants - Limitations on Liens."

         "Subsidiary" means any business entity of which at least a majority of the total voting power of outstanding securities or other interests entitled to vote in the election of directors, is at the time directly or indirectly owned or controlled by Cone or one or more Cone subsidiaries. The term "subsidiary", however, will not include


         o Parras Cone, the joint venture between Cone Mills (Mexico), S.A. de C.V. and CIPSA,


         o        Cone Mills (Mexico), S.A. de C.V., or

         o any other business entity substantially all the property of which is located, or substantially all of the business of which is carried on, outside the United States.

The term "subsidiary" includes Cone Receivables II, LLC and any other special purpose entity that purchases and securitizes accounts receivables of Cone and its subsidiaries and in which Cone and one or more subsidiaries holds the primary economic interest.


Guaranties


         The obligation of Cone with respect to the 11% debentures will be guaranteed, pursuant to Article 11 of the indenture, by Cone Global Finance Corp., CIPCO S.C., Inc. and Cone Foreign Trading, LLC, each a wholly owned subsidiary of Cone. Cone Receivables II, LLC, a special purpose entity that purchases and securitizes accounts receivable from Cone and its subsidiaries, is not a guarantor. Each subsidiary guarantor will secure its guaranty of Cone's obligations by granting a security interest in substantially all of its assets as described below under "--Collateral." None of the subsidiary guarantors have any secured debt other than the senior debt described below under "--Subordination."


Collateral


         The 11% debentures will be secured by Cone and the three subsidiary guarantors in favor of The Bank of New York, as trustee for the holders of the 11% debentures. The collateral will consist of the U.S. assets of Cone and the subsidiary guarantors except for

         o any accounts receivable sold as part of any receivables securitization program,

         o any equity interests of Cone in its foreign subsidiaries or any other foreign entity, and


         o miscellaneous assets, including real property not used in operations and immaterial in value, and the cash surrender values or the proceeds of life insurance policies.

         Cone will perfect the security interest of the trustee under the indenture by filing financing statements under the Uniform Commercial Code in the locations mandated by the UCC with respect to the collateral in which a security interest may be perfected by such filing. The lien on cash will not be perfected except to the extent the cash constitutes "proceeds" of other collateral under the UCC. Liens on trademarks, patents and copyrights will be perfected by filings in the United States Patent and Trademark Office, if such trademarks, patents and copyrights are material to Cone's business. Cone's only material trademark is the "Cone" trademark, accompanied by a symbol. Cone owns no material patents or copyrights. (Section 12.4) Cone will simultaneously enter into mortgages in favor of The Bank of New York, as trustee, with respect to each of its 12 principal real properties in the United States. (Section 12.2) Both the real and personal property liens securing the 11% debentures will be subordinated to the liens of senior creditors as described below under "--Subordination."

         Cone and the subsidiary guarantors may, without the release or consent of the trustee and free of the liens securing the 11% debentures:

         o sell or dispose of in the ordinary course of business any collateral that has become obsolete or unfit for use in Cone's businesses upon replacing that collateral with new property constituting collateral not necessarily of the same character but being of at least reasonably equivalent value, so long as the new property becomes subject to the lien of the indenture;

         o dispose of in the ordinary course of business any personal property that is no longer necessary or desirable in the conduct of the business of Cone or a subsidiary guarantor and is not material;

         o grant in the ordinary course of business rights-of-way and easements over any property that will not, in the opinion of Cone's management, impair the usefulness of the property to Cone's business;

                  sell, transfer or otherwise dispose of inventory in the ordinary course of business;

         o sell or dispose of accounts and accounts receivable in the ordinary course of business;

         o make cash payments from cash that is at any time part of the collateral in the ordinary course of business or otherwise in connection with Cone's business;

         o sell or transfer any collateral if approved by the holders of senior debt having a lien on the collateral if the proceeds of the sale or transfer are used to repay senior debt after deduction of all expenses related to the sale or transfer. (Section 12.11)


Merger, Consolidation, Sale, Lease or Conveyance


         The indenture provides that Cone will not merge or consolidate with any other entity or sell, lease or convey all or substantially all of its assets unless Cone is the continuing corporation, or the acquirer is a U.S. corporation and expressly assumes the payment of the 11% debentures and the performance of all of Cone's covenants and agreements under the indenture and immediately after the transaction, Cone is not in default under the indenture. (Article 8)


Subordination


         The lien securing the 11% debentures is subordinated to all liens that secure senior debt, to the extent those senior debt liens are permitted under
Section 3.9 of the indenture. Permitted liens are described in detail above under the heading "--Certain Covenants --Limitations on Liens." Thus, if there is a default under the 11% debentures that permits the trustee to foreclose on the collateral, all senior debt would first be paid in full before the proceeds from the sale of the collateral could be applied to pay the 11% debentures. (Article 13) The lien of the 11% debentures will be prior to all secured debt other than senior debt.


         Cone presently has the following secured debt:

         o A $73,500,000 revolving credit facility owed to a group of banks led by Bank of America, N.A., under which $58 million, plus $2.2 million reserved with respect to outstanding letters of credit, was outstanding at July 2, 2000. The facility expires August 6, 2001 and bears a floating interest rate, which is presently 11 1/4% per annum.

         o A senior note owed to The Prudential Insurance Company of America, having an outstanding balance of $32.1 million as of July 2, 2000. The senior note is due August 7, 2002 and bears interest at the annual rate of 11.7%.

         o        The 8-1/8% debentures, which are due March 15, 2005.

         o A $60,000,000 receivables purchase agreement, all of which was outstanding at July 2, 2000. This is a securitization facility that is not reflected in Cone's financial statements because Cone's accounts receivable are sold under the agreement. The receivables are not, therefore, collateral for the 11% debentures.

         The revolving credit facility and the senior note have a prior lien on Cone's assets to the extent of $28,000,000. The receivables purchase agreement provides for a sale of Cone's accounts receivable. Therefore, the purchaser of the accounts receivable has a prior claim to all accounts receivable. The revolving credit agreement, the senior note and the 8-1/8% debentures have liens on remaining assets, which are equal and ratable among those lenders.

         Cone intends to refinance its secured debt if the exchange offer is successful. The revolving credit facility and the Senior Note will be paid in full and the receivables purchase agreement will be terminated. These sources of capital will be replaced by an asset-based lending facility that will be secured by the same U.S. assets that will secure the 11% debentures. Cone expects that the new facility will be for about $200 million. While Cone does not presently have a commitment for the new asset-based lending facility, it has received several proposals from lending institutions and believes that such a lending facility will be available. If the exchange offer is successful, the $100,000,000 of debt presently outstanding under the 8-1/8% debentures will be reduced because only $85,000,000 of 11% debentures will be issued in the exchange offer. A portion of the 8-1/8% debentures will be exchanged for Cone common stock.

Events of Default


         An event of default with respect to the 11% debentures is defined in the indenture as being:


         o default for 30 days in payment of any interest upon any 11% debentures;

         o        default in any payment of principal of any 11% debentures;


         o default by Cone in performing any other of the covenants or agreements relating to the 11% debentures that is not remedied within 90 days after written notice to Cone by the trustee or the holders of at least 25% of the principal amount of all 11% debentures;

         o default by Cone in the payment of amounts due on indebtedness for money borrowed in the principal amount then outstanding of $15,000,000 or more or acceleration of any indebtedness in that principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and the acceleration is not rescinded within 10 business days after notice to Cone by the trustee or the holders of at least 25% of the principal amount of all of the 11% debentures

         o any event involving bankruptcy, insolvency, reorganization or liquidation of Cone. (Section 4.1)

The indenture governing the 11% debentures provides that the trustee must send notice of any uncured default under the indenture, within 90 days after the occurrence of the default, to the holders of 11% debentures. The trustee may, however, withhold notice of any default, other than a payment default on the 11% debentures if the trustee considers it in the interest of the holders of 11% debentures to do so. (Section 4.11)

         The indenture provides that if an event of default due to the default in payment of principal of or interest on the 11% debentures or due to the default in the performance or breach of any other covenant or agreement of Cone that is not cured, either the trustee or the holders of not less than 25% in principal amount of the 11% debentures then outstanding may declare the principal of all debentures and interest accrued thereon to be due and payable immediately. The indenture also provides that if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture, or due to a default in payment at final maturity or upon acceleration of indebtedness for money borrowed in the principal amount then outstanding of $15,000,000 or more, or to events of bankruptcy, insolvency and reorganization of Cone has occurred and is not cured, either the trustee or the holders of not less than 25% in principal amount of all debentures then outstanding may declare the principal of all such debentures and interest accrued thereon to be due and payable immediately. These declarations may be annulled and past defaults other than in the payment of principal of or interest on the 11% debentures, default, may be waived by the holders of a majority in principal amount of the debentures then outstanding. (Sections 4.1 and 4.10)

         The holders of a majority in principal amount of the 11% debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the 11% debentures, provided that the holders must have offered to the trustee reasonable indemnity against expenses and liabilities. (Sections 4.9 and 5.2(d))

         The indenture further provides that no holder of 11% debentures may institute any action under the indenture, except actions for payment of overdue principal or interest, unless the holder previously has given to the trustee written notice of the default and its continuance and unless the holders of at least 25% in principal amount of the debentures then outstanding have requested the trustee to institute the action and have agreed to indemnify the trustee. The action by the holders may proceed if the trustee has neither commenced an action within 60 days after it has received the notice, request and offer of indemnity nor received direction inconsistent with that written request from the holders of a majority in principal amount of the debentures then outstanding. (Sections 4.6 and 4.7)

         The indenture requires the annual filing by Cone with the trustee of a written statement as to compliance with the covenants and agreements contained in the indenture. (Section 3.5)


Discharge, Defeasance and Covenant Defeasance

         Cone can discharge or defease its obligations under the indenture as set forth below.


         Under terms satisfactory to the trustee, Cone may discharge the 11% debentures that have either become due or are due and payable within one year by irrevocably depositing with the trustee an amount sufficient to pay at maturity the principal of and interest on the debentures. (Section 9.1)

         Cone at its option at any time may also (1) discharge any and all of its obligations to holders of the 11% debentures ("defeasance") or (2) be released from the obligations imposed by the covenants described under the captions "--Covenants" and "--Merger, Consolidation, Sale, Lease, or Conveyance" above ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if Cone irrevocably deposits with the trustee an amount sufficient to pay the principal of and interest on all outstanding 11% debentures on the due dates, no default exists, and Cone delivers to the trustee an opinion of counsel to the effect that the holders of the 11% debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance. (Sections 9.2, 9.3, 9.4 and 9.5)


         Upon discharge or defeasance of the 11% debentures all claims of the debentures with respect to the collateral will be released.

Modification of the Indenture


         The indenture contains provisions permitting Cone and the trustee, with the consent of the holders of a majority in principal amount of the 11% debentures at the time outstanding, to modify the indenture, any supplemental indenture or the rights of the holders of the debentures. Any modification, however, that extends the final maturity of any debentures, reduces their principal amount, or impairs the right of any holder to institute suit for payment requires the consent of the holder of each of the debentures affected by the modification. Further, the percentage of holders that is required for any modification may not be reduced without the consent of the holders of all debentures then outstanding. (Section 7.2)


                                  LEGAL MATTERS


         The validity of the shares of Cone common stock, 11% debentures and the guaranties offered by this prospectus has been passed upon for Cone by Neil W. Koonce, Esq., Vice President, General Counsel and Secretary of Cone. The federal income tax consequences of the exchange offer have been passed upon by Ivins, Phillips & Barker Chartered, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Cone as of January 2, 2000 and January 3, 1999 and the related consolidated statements of operation, shareholders' equity and cash flows for each of the three years in the period ended January 2, 2000, and the related financial statement schedules, which appear in Cone's annual report on Form 10-K for the year ended January 2, 2000, have been incorporated in this prospectus and the registration statement by reference in reliance upon the report of McGladrey & Pullen, LLP, independent accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.



                           FORWARD-LOOKING STATEMENTS

         We have made forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Forward-looking statements are statements other than historical information or statements of current condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements relate to our plans, objectives and expectations for future operations and are subject to risks and uncertainties, including those described under "Risk Factors" in this prospectus, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In light of the risks and uncertainties inherent in all projected operational matters, you should not regard the inclusion of forward-looking statements in this prospectus as a representation by us or any other person that our objectives or plans will be achieved or that any of our operating expectations will be realized.

____________________, 2000

                          [CONE MILLS CORPORATION LOGO]

                     EXCHANGE OFFER AND CONSENT SOLICITATION

                OUTSTANDING 8-1/8% DEBENTURES DUE MARCH 15, 2005

                                  EXCHANGED FOR

           11% SECURED SUBORDINATED DEBENTURES DUE MARCH 15, 2005 AND

                     COMMON STOCK OF CONE MILLS CORPORATION



                                   PROSPECTUS

                                       AND

                              CONSENT SOLICITATION




                                   The Exchange Agent for the Exchange Offer is:

          By Registered or                               By Hand or                         By Facsimile
           Certified Mail:                           Overnight Courier:              for Eligible Institutions:

        The Bank of New York                         The Bank of New York                The Bank of New York
       101 Barclay Street -7E                        101 Barclay Street                    (212) 815-6339
       New York, New York 10286               Corporate Trust Services Window          Confirm by Telephone:
Attention: Mr. Santino Ginocchietti                      Ground Level                       (212) 815-6331
      Reorganization Department                   Mr. Santino Ginocchietti            New York, New York 10286
                                                 Reorganization Department

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Article 6 of the Registrant's Restated Articles of Incorporation, as amended, provides:

                           Article 6. INDEMNIFICATION

         (a) Indemnification in Actions Other Than Actions by the Corporation or by a Person Suing Derivatively. When by reason of the fact that he is or was serving as a director, officer, employee or agent of the Corporation or while serving in any such or like capacity at the request of the Corporation in any other corporation, partnership, joint venture or other enterprise, any person is or was a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (except any action, suit or proceeding brought by the Corporation or by any person seeking derivatively to enforce any liability of such person to the Corporation), such person shall be indemnified or reimbursed by the Corporation for the expenses (including attorneys' fees) which he actually and reasonably incurred and for any liabilities which he may have incurred in consequence of such action, suit or proceeding, subject to the following conditions:

                  (1) f, with respect to any action, suit or proceeding, or with respect to any claim, matter or issue therein, such person is wholly successful on the merits, or if the proceeding involving such person is an administrative or investigative proceeding and does not result in his indictment or a fine or penalty imposed upon him, then the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred in consequence of his defense of or participation in such action, suit or proceeding, or of any claim, issue or matter therein.

                  (2) If, with respect to any action, suit or proceedings, or with respect to any claim, issue or matter therein, such person is wholly successful in his defense otherwise than solely on the merits, the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred, in consequence of his defense or participation in such action, suit or proceeding, or of any claim, issue or matter therein, if

                           (A) The Board of Directors, by vote of a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, shall approve such reimbursement; or

                           (B) If no such quorum be obtainable, by vote of a majority of the members of the Board of Directors then in office, acting pursuant to a written opinion of independent legal counsel. For this purpose, the General Counsel of the Corporation or members of his staff shall not be deemed to be "independent legal counsel"; or

                           (C) In any event, by vote of the holders of a majority of the shares entitled to vote at a meeting of the shareholders.

                  (3) If, with respect to any action, suit or proceedings, or with respect to any claim, issue or matter therein, such person is not wholly successful or is unsuccessful in his defense, or if the proceeding to which he is a party results in his indictment, or in a fine or penalty imposed upon him then the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred and the amount of any judgment, money decree, fine, penalty or settlement for which he may have become liable, in either of the following instances:

                           (A) The Board of Directors, by vote of a majority of a quorum consisting of directors who are not parties to such action, suit or proceedings, shall have determined that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he also had no reasonable cause to believe his conduct was unlawful, and the Corporation shall have given such information to the shareholders of the Corporation with respect thereto as is required by applicable law.

                                    The termination of any action, suit or
                                    proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action, that he had no reasonable cause to believe that his conduct was unlawful.

                           (B) A plan for such payment is submitted to the shareholders for action at an annual or special meeting of the shareholders, and the plan is approved by the holders of a majority of the shares entitled to vote at such meeting, excluding shares held directly or indirectly by any persons to be benefited if the plan is approved. Whenever the Board of Directors is required by this Article to determine the facts requisite to awarding reimbursement or indemnification, their determination as to such facts shall be conclusive in the absence of fraud.

         (b) Indemnification in Actions by the Corporation or by Any Person Suing Derivatively. When because of his duties or activities while serving as a director, officer, employee or agent of the Corporation or while serving in any such or like capacity at the request of the Corporation in any other corporation, partnership, joint venture or other enterprise, any person is a party to an action, suit or proceeding by the Corporation or by any person suing derivatively on behalf of the Corporation to establish his liability to the Corporation arising out of his alleged dereliction of duty to the Corporation, such person shall be entitled to reimbursement or indemnification from the Corporation only to the extent permitted, and only pursuant to the procedure authorized, by the General Statutes of North Carolina or otherwise by law.

         (c)      General Provisions Relating to Indemnification Under this
                  Article:

                  (1) In this Article 6 the term "officer" shall include any dominant shareholder engaged to perform services for the Corporation, whether as employee or independent contractor; and the term "dominant shareholder" shall mean a shareholder of the Corporation who by virtue of his share holdings has legal power, either directly or indirectly or through another corporation or series of corporations, domestic or foreign, to elect a majority of the directors of the Corporation.

                  (2) In this Article 6 the term "person" shall include the heirs, executor, administrator, or other legal representative of such person.

                  (3) Expenses incurred or to be incurred by a person in defending or participating in any action, suit or proceedings referred to in subsection (a) may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article.

                  (4) Whenever the Corporation, whether by action of the Board of Directors or by the shareholders, shall reimburse or indemnify a director, officer, agent or employee as permitted by this Article, the determination shall be made with respect to the particular case and the particular applicant for indemnity or reimbursement.

                  (5) The indemnification authorized by this Article shall not be deemed exclusive of any other rights to indemnification or reimbursement which are or may hereafter be permitted by law.

         (d) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power, pursuant to law or pursuant to this Article, to indemnify him against such liability.

Article XI of the Registrant's Bylaws, as amended, provides:

                           Article XI. INDEMNIFICATION

Section 11-1. Extent. In addition to the indemnification otherwise provided for by law or by the Articles of Incorporation of the Corporation, the Corporation shall indemnify and hold harmless its directors and officers against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the Corporation's request, in another corporation, partnership, joint venture, trust or other enterprise and the Corporation shall indemnify and hold harmless its directors, officers, and employees who are deemed to be fiduciaries of the Corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries"), against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the Corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, and the Corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The Corporation shall also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 11-2 of this Article that the director, officer or ERISA fiduciary is entitled to indemnification hereunder.

Section 11-2. Determination. Any indemnification under Section 11-1 shall be paid by the Corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

Section 11-3. Advanced Expenses. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Corporation.

Section 11-4. Corporation. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "Corporation" shall be deemed to include directors, officers and ERISA fiduciaries of Cone Mills Corporation, its subsidiaries, and all constituent corporations absorbed into Cone Mills Corporation or any of its subsidiaries by a consolidation or merger.

Section 11-5. Reliance And Consideration. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities or any other capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article XI shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 11-6. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the Corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

         The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:

CH. 55 N.C. BUSINESS CORPORATION ACT

Part 5.  Indemnification.

Section 55-8-50.           Policy Statement and Definitions.

         (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

         (b)      Definitions in this Part:

                  (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                  (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

                  (4) (a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                  (4) (b) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 55-8-51.  Authority to Indemnify.

         (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1)      He conducted himself in good faith; and

                  (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d)      A corporation may not indemnify a director under this section:

                  (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

         (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52.  Mandatory Indemnification.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53.  Advance For Expenses.

         Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54.  Court-ordered Indemnification.

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

         (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

         2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section 55-8-55.  Determination and Authorization of Indemnification.

         (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

         (b)      The determination shall be made:

                  (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                  (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section 55-8-56.  Indemnification of Officers, Employees, and Agents.

         Unless a corporation's articles of incorporation provide otherwise:

                  (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.

                  (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                  (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57.  Additional Indemnification and Insurance.

         (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and
                  55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

         (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58.  Application of Part.

         (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

         (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

         (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 21.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement. Exhibit numbers omitted are not applicable.

EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

*2.1 Receivables Purchase and Servicing Agreement dated as of September 1, 1999, by and among Cone Receivables II LLC, as Seller, Redwood Receivables Corporation, as Purchaser, the Registrant, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent, filed as Exhibit 2.1(h) to Registrant's report on Form 10-Q for the quarter ended October 3, 1999.

*2.2 Receivables Transfer Agreement dated as of September 1, 1999, by and among the Registrant, any other Originator Party thereto, and Cone Receivables II LLC, filed as Exhibit 2.1(i) to Registrant's rep ort on Form 10-Q for the quarter ended October 3, 1999.

*2.3.1 First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(c) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.3.2 Second Amendment to Securitization Agreements dated as of January 28, 2000, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(d) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.3.3 Third Amendment to Securitization Agreements dated as of March 31, 2000, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as Exhibit 2.1(e) to Registrant's report on Form 10-Q for the quarter ended April 2, 2000.

*2.3.4 Fourth Amendment to Securitization Agreements dated as of April 24, 2000 by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(f) to Registrant's report on Form 10-Q for the quarter ended April 2, 2000.

**2.3.5 Fifth Amendment to Securitization Agreements dated as of June 30, 2000 by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation.

*2.4 Investment Agreement dated as of June 18, 1993, among Compania Industrial de Parras, S.A. de C.V., Sr. Rodolfo Garcia Muriel, and the Registrant, filed as Exhibit 2.2(a) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.5 Commercial Agreement dated as of July 1, 1999, among Compania Industrial de Parras, S.A. de C.V., the Registrant and Parras Cone de Mexico, S.A., filed as Exhibit 2.2(b) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.6 Guaranty Agreement dated as of June 25, 1993, between the Registrant and Compania Industrial de Parras, S.A. de C.V., filed as
                                    Exhibit 2.2(c) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.7 Joint Venture Agreement dated as of June 25, 1993, between Compania Industrial de Parras, S.A. de C.V., and Cone Mills (Mexico), S.A. de C.V., filed as Exhibit 2.2(d) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.7.1 First Amendment to Joint Venture Agreement dated as of June 14, 1995, between Compania Industrial de Parras, S.A. de C.V., and Cone Mills (Mexico), S.A. de C.V., filed as
                                    Exhibit 2.2(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*2.8 Joint Venture Registration Rights Agreement dated as of June 25, 1993, among Parras Cone de Mexico, S.A., Compania Industrial de Parras, S.A. de C.V. and Cone Mills (Mexico), S.A. de C.V., filed as Exhibit 2.2(e) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.9 Parras Registration Rights Agreement dated as of June 25, 1993, between Compania Industrial de Parras, S.A. de C.V. and the Registrant, filed as Exhibit 2.2(f) to the Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.10 Support Agreement dated as of June 25, 1993, among the Registrant, Sr. Rodolfo L. Garcia, Sr. Rodolfo Garcia Muriel and certain other persons listed therein ("private stockholders"), filed as Exhibit 2.2(g) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*3.1 Restated Articles of Incorporation of the Registrant effective August 25, 1993, filed as Exhibit 4.1 to Registrant's report on Form 10-Q for the quarter ended October 3, 1993.

*3.1.1 Articles of Amendment of the Articles of Incorporation of the Registrant effective October 22, 1999, to fix the designation, preferences, limitations, and relative rights of a series of its Class B Preferred Stock, filed as Exhibit 4.1(a) to Registrant's report on Form 10-Q for the quarter ended October 3, 1999.

*3.2 Amended and Restated Bylaws of Registrant, effective June 18, 1992, filed as Exhibit
                                    3.5 to the Registrant's Registration
                                    Statement on Form S-1 (File No. 33-46907).

*4.1 Rights Agreement dated as of October 14, 1999, between the Registrant and First Union National Bank, as Rights Agent, with Form of Articles of Amendment with respect to the Class B Preferred Stock (Series A), the Form of Rights Certificate, and Summary of Rights attached, filed as Exhibit 1 to the Registrant's report on Form 8-A dated October 29, 1999.

*4.2 Note Agreement dated as of August 13, 1992, between the Registrant and The Prudential Insurance Company of America, with form of 8% promissory note attached, filed as
                                    Exhibit 4.01 to the Registrant's report on Form 8-K dated August 13, 1992.

*4.2.1 Letter Agreement dated September 11, 1992, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.2 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.2 Letter Agreement dated July 19, 1993, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.3 Letter Agreement dated June 30, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.4 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.4 Letter Agreement dated November 14, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.5 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.5 Letter Agreement dated as of June 30, 1995, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.2.6 Letter Agreement dated as of June 30, 1995, between the Registrant and The Prudential Insurance Company of America superseding Letter Agreement, filed as Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.2.7 Letter Agreement dated as of March 30, 1996, between the Registrant and The Prudential Insurance Company of America, filed as
                                    Exhibit 4.3(g) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*4.2.8 Letter Agreement dated as of January 31, 1997, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(h) to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*4.2.9 Letter Agreement dated as of July 31, 1997, between the Registrant and The Prudential Insurance Company of America, filed as
                                    Exhibit 4.3(i) to the Registrant's report on Form 10-Q for the quarter ended September 28, 1997.

*4.2.10 Modification to Note Agreement dated as of February 14, 1998, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(j) to Registrant's report on Form 10-Q for the quarter ended March 29, 1998.

*4.2.11 Letter Agreement dated as of September 1, 1999, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(i) on Form 10-Q for the quarter ended October 3, 1999.

*4.2.12 Amendment of 1992 Note Agreement dated as of January 28, 2000, by and among the Registrant and The Prudential Insurance Company of America, together with all exhibits thereto, filed as Exhibit 9 to the Registrant's report on Form 8-K dated February 11, 2000.

**4.2.13 Waiver under Note Agreement dated as of July 3, 2000, by and among the Registrant and The Prudential Insurance Company of America.

**4.2.14 Amendment of 1992 Note Agreement dated as of July 14, 2000, by and among the Registrant and The Prudential Insurance Company of America.

*4.3 Credit Agreement dated as of January 28, 2000, by and among the Registrant, as Borrower, Bank of America, N.A., as Agent and as Lender and the Lenders party thereto from time to time, together with all exhibits thereto, filed as Exhibit 1 to the Registrant's report on Form 8-K dated February 11, 2000.

**4.3.1 Amendment No. 1 to Credit Agreement dated as of July 14, 2000, by and among the Registrant, as Borrower, Cone Global Finance Corp., CIPCO S.C. Inc. and Cone Foreign Trading LLC, as Guarantors, Bank of America, N.A., as Agent and as Lender, and the Lenders party thereto from time to time.

*4.4 Guaranty Agreement dated as of January 28, 2000, made by Cone Global Finance Corporation, CIPCO S.C., Inc. and Cone Foreign Trading LLC in favor of Bank of America, N.A. as Revolving Credit Agent for the Lenders, The Prudential Insurance Company of America, SunTrust Bank, Morgan Guaranty Trust Company of New York, Wilmington Trust Company, as General Collateral Agent, Bank of America, N.A., as Priority Collateral Agent, and Atlantic Financial Group, Ltd., together with all exhibits thereto, filed as Exhibit 2 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.5 Priority Security Agreement dated as of January 28, 2000, by the Registrant and certain of its subsidiaries, as Grantors, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as Exhibit 3 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.6 General Security Agreement dated as of January 28,2000, by the Registrant and certain of its subsidiaries, as Grantors, and Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 4 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.7 Securities Pledge Agreement dated as of January 28, 2000, by the Registrant in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 5 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.8 CMM Pledge Agreement dated as of January 28, 2000, by the Registrant in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 6 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.9 Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 28, 2000, between the Registrant, as Grantor, TIM, Inc., as Trustee, Wilmington Trust Company, as General Collateral Agent, and Bank of America, N.A., as Designated Collateral Subagent, together with all exhibits thereto, filed as Exhibit 7 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.10 Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 28, 2000, between the Registrant, as Grantor, TIM, Inc., as Trustee, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as Exhibit 8 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.11 Termination Agreement dated as of January 28, 2000, between the Registrant and Morgan Guaranty Trust Company of New York, as Agent for various banks terminating the Credit Agent dated August 7, 1997, filed as Exhibit 4.4(h) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*4.12 Specimen Class A Preferred Stock Certificate, filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-1(File No. 33-46907).

*4.13 Specimen Common Stock Certificate, effective June 18, 1992, filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

*4.14 Cone Mills Corporation 1983 ESOP as amended and restated effective December 1, 1994, filed as Exhibit 4.9 to the Registrant's report on Form 10-K for year ended January 1, 1995.

*4.14.1 First Amendment to the Cone Mills Corporation 1983 ESOP dated May 9, 1995, filed as Exhibit 4.9(a) to the Registrant's report on Form 10-K for year ended December 31, 1995.

*4.14.2 Second Amendment to the Cone Mills Corporation 1983 ESOP dated December 5, 1995, filed as Exhibit 4.9(b) to the Registrant's report on Form 10-K for year ended December 31,1995.

*4.14.3 Third Amendment to the Cone Mills Corporation 1983 ESOP dated August 7, 1997, filed as Exhibit 4.8(c) to the Registrant's report on Form 10-Q for the quarter ended September 28,1997.

*4.14.4 Fourth Amendment to the Cone Mills Corporation 1983 ESOP dated December 4, 1997, filed as Exhibit 4.8(d) to the Registrant's report on Form 10-K for the year ended December 28,1997.

*4.15 Indenture dated as of February 14, 1995, between the Registrant and Wachovia Bank of North Carolina, N.A. as Trustee (The Bank of New York is successor Trustee), filed as
                                    Exhibit 4.1 to Registrant's Registration
                                    Statement on Form S-3 (File No. 33-57713).

4.15.1 Form of First Supplemental Indenture to the Indenture dated as of February 14, 1995, between the Registrant and Wachovia Bank of North Carolina, N.A. as Trustee (The Bank of New York is successor Trustee), with respect to the 8-1/8% Debentures Due March 15, 2005.

4.16 Form of Indenture between the Registrant and The Bank of New York, as Trustee, with respect to the 11% Secured Subordinated Debentures Due March 15, 2005 being registered.



+5.1                                Opinion of Neil W. Koonce, Esq. re legality.

+8.1                                Opinion of Ivins, Phillips & Barker
                                    Chartered re tax matters.

*10.1 Employees' Retirement Plan of Cone Mills Corporation as amended and restated effective December 1, 1994, filed as Exhibit
                                    10.1 to the Registrant's report on Form 10-K for the year ended January 1, 1995.

*10.1.1 First Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated May 9,1995, filed as Exhibit 10.1(a) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.1.2 Second Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated December 5, 1995, filed as Exhibit 10.1(b) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.1.3 Third Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated August 16, 1996, filed as Exhibit 10.1(c) to the Registrant's report on Form 10-K for the year ended December 29, 1996

*10.1.4 Fourth Amendment to the Employees' Retirement Plan of Cone Mills Corporation, filed as Exhibit 10 to the Registrant's report on Form 10-Q for the quarter ended September 28, 1997.

*10.1.5 Fifth Amendment to Employees' Retirement Plan of Cone Mills Corporation dated December 4, 1997, filed as Exhibit 10.1(e) to the Registrant's report on Form 10-K or the year ended December 28, 1997.

*10.7 Cone Mills Corporation SERP as amended and restated as of December 5, 1995, filed as
                                    Exhibit 10.2 to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.8 Excess Benefit Plan of Cone Mills Corporation as amended and restated as of December 5, 1995, filed as Exhibit 10.3 to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.9 1984 Stock Option Plan of Registrant filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.10 Form of Nonqualified Stock Option Agreement under 1984 Stock Option Plan of Registrant, filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.11 Form of Incentive Stock Option Agreement under 1984 Stock Option Plan of Registrant, filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.12 1992 Stock Option Plan of Registrant, filed as Exhibit 10.9 to the Registrant's report on Form 10-K for the year ended December 29, 1991.

*10.12.1 Amended and Restated 1992 Stock Plan, filed as Exhibit 10.1 to Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*10.13 Form of Incentive Stock Option Agreement under 1992 Stock Option Plan, filed as
                                    Exhibit 10.10 to the Registrant's report on Form 10-K for the year ended January 3, 1993.

*10.14 Form of Nonqualified Stock Option Agreement under 1992 Stock Option Plan, filed as
                                    Exhibit 10.8(a) to the Registrant's report on Form 10-K for the year ended December 29,1996.

*10.14.1 Form of Nonqualified Stock Option Agreement under 1992 Amended and Restated Stock Plan, filed as Exhibit 10.8(b) to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*10.15 Form of Restricted Stock Award Agreement under 1992 Amended and Restated Stock Plan, filed as Exhibit 10.8(c) to the Registrant's report on Form 10-K for the year ended December 28, 1997.



*10.16 1994 Stock Option Plan for Non-Employee Directors of Registrant, filed as Exhibit
                                    10.9 to Registrant's report on Form 10-K for the year ended January 2,1994.

*10.17 Form of Non-Qualified Stock Option Agreement under 1994 Stock Option Plan for Non-Employee Directors of Registrant, filed as Exhibit 10.10 to Registrant's report on Form 10-K for the year ended January 2, 1994.

*10.18 Management Incentive Plan of the Registrant, filed as Exhibit 10.11(b) to Registrant's report on Form 10-K for the year ended January 3, 1993.

*10.19 1997 Senior Management Incentive Compensation Plan, filed as Exhibit 10.2 to Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*10.20 1997 Senior Management Discretionary Bonus Plan, filed as Exhibit 10.13 to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*10.21 2000 Stock Compensation Plan for Non-Employee Directors of Registrant dated as of May 9, 2000, filed as Exhibit 10.18 to Registrant's report on Form 10-Q for the quarter ended April 7, 2000.

*10.22 Form of Agreement between the Registrant and Levi Strauss dated as of March 30, 1992, filed as Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

*10.23 First Amendment to Supply Agreement dated as of April 15, 1992, between the Registrant and Levi Strauss dated as of March 30, 1992, filed as Exhibit 10.15 to Registrant's Registration Statement on Form S-1 (No. 33-469007).

  *10.24 Agreement dated January 1, 1999, between the Registrant and Parkdale Mills, Inc., filed as Exhibit 10.17 to Registrant's report on Form 10-K for the year ended January 2, 2000.

*10.25 Tenth Amendment to Master Lease dated as of January 28, 2000, between Atlantic Financial Group, Ltd. and the Registrant, together with all exhibits thereto, filed as Exhibit 10 to Registrant's report on Form 8-K dated February 11, 2000.

**10.25.1                           Eleventh Amendment to Master Lease dated as
                                    of July 14, 2000 between Atlantic Financial
                                    Group, Ltd. and the Registrant.


10.26 Agreement by and between the Registrant and Dougherty & Company LLC.


12.1 Computation of Ratio of Earnings to Fixed Charges (assumes exchange of 8-1/8% debentures for $85 million in 11% debentures and 3.35 million shares of common stock).

12.2 Computation of Ratio of Earnings to Fixed Charges (assumes exchange of 8-1/8% debentures for $75 million in 11% debentures and 4.9 million shares of common stock).

*21                                 Subsidiaries of the Registrant, filed as
                                    Exhibit 21 to Registrant's report on Form
                                    10-K for the year ended January 2, 2000.

23.1                                Consent of McGladrey & Pullen, LLP.


+23.2 Consent of Neil W. Koonce, Esq. is contained in his opinion filed as Exhibit 5.1.


+23.3 Consent of Ivins, Phillips & Barker Chartered is contained in its opinion filed as Exhibit 8.1.

**24.1                              Power of Attorney.

24.2 Power of Attorney relating to Cone Global Finance Corp. (included in the signature pages hereto).

24.3 Power of Attorney relating to Cone Foreign Trading, LLC (included in the signature pages hereto).

24.4 Power of Attorney relating to CIPSO S.C., Inc. (included in the signature pages hereto).


+25.1                               Form T-1, Statement of Eligibility of
                                    Trustee.


*27 Financial Data Schedule, filed as Exhibit 27 to Registrant's report on Form 10-K for the year ended January 2, 2000.


99.1                                Form of Consent and Letter of Transmittal.

99.2                                Form of Notice of Guaranteed Delivery.

99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4                                Form of Letter to Clients.

99.5                                Form of Exchange Agent Agreement.


*      Incorporated by reference to the statement or report indicated.
**     Previously filed.
+      To be filed by amendment.

         (b)      Financial Statement Schedules

         All financial statement schedules have been omitted because they are not applicable, not required or the required information is included in the financial statements and notes thereto.

Item 22.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina on October 20, 2000.

                                             CONE MILLS CORPORATION



                                             By:      /s/ John L. Bakane
                                                 -------------------------------
                                             John L. Bakane
                                             President and Chief
                                             Executive Officer





Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the following capacities:


Signature                                Title                                                     Date
---------                                -----                                                     ----


/s/ Dewey L. Trogdon                     Chairman of the Board                          October 20, 2000
---------------------------
(Dewey L. Trogdon)

/s/ John L. Bakane                       Director, President and                        October 20, 2000
---------------------------
(John L. Bakane)                         Chief Executive Officer
                                        (Principal Executive Officer)

/s/ Gary L. Smith                        Executive Vice President                       October 20, 2000
---------------------------
(Gary L. Smith)                          and Chief Financial Officer
                                         (Principal Financial Officer)


/s/ Doris R. Bray                        Director                                       October 23, 2000
---------------------------
(Doris R. Bray)


/s/ Haynes G. Griffin                    Director                                       October 20, 2000
---------------------------
(Haynes G. Griffin)


/s/ Bruce H. Hendry                      Director                                       October 20, 2000
---------------------------
(Bruce H. Hendry)


         *                               Director                                       October 23, 2000
---------------------------
(Jeanette C. Kimmel)


/s/ David T. Kollat                      Director                                       October 23, 2000
---------------------------
(David T. Kollat)


         *                              Director                                       October 23, 2000
---------------------------
(Marc H. Kozberg)


         *                               Director                                       October 23, 2000
---------------------------
(Charles M. Reid)



/s/ John W. Rosenblum                    Director                                       October 23, 2000
---------------------------
(John W. Rosenblum)


          *                              Director                                       October 23, 2000
---------------------------
(Cyrus C. Wilson)

/s/ Christopher R. Conlon                Controller (Principal                          October 20, 2000
---------------------------
(Christopher F. Conlon)                  Accounting Officer)


* Neil W. Koonce, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.




                                               By    /s/ Neil W. Koonce
                                                 -------------------------------
                                                        Neil W. Koonce
                                                        Attorney-in-Fact

         Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina on October 20, 2000.


                                              CONE GLOBAL FINANCE CORP.


                                              By:  /s/ David E. Bray
                                                   -----------------------------
                                                       David E. Bray
                                                       Chief Financial Officer




                                POWER OF ATTORNEY

         Each officer or director whose signature appears below appoints John L. Bakane and Neil W. Koonce, or either of them, his true and lawful attorney-in-fact to sign on his behalf as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the following capacities:

Signature                                Title                                                     Date
---------                                -----                                                     ----

/s/ Richard J. Gandolfo                  Director, President and                                   October 20, 2000
---------------------------              Chief Executive Officer
(Richard J. Gandolfo)                    (Principal Executive Officer)


/s/ David E. Bray                        Director and Chief Financial Officer                      October 20, 2000
---------------------------              (Principal Financial Officer)
(David E. Bray)


/s/ Christopher F. Conlon                Controller                                                October 20, 2000
----------------------------             (Principal Accounting Officer)
(Christopher F. Conlon)

         Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina on October 20, 2000.


                                  CIPCO S.C., INC.


                                  By:  /s/ Jerry M. Bruce
                                       ---------------------------------------
                                           Jerry M. Bruce
                                           President and Chief Financial Officer


                                POWER OF ATTORNEY

         Each officer or director whose signature appears below appoints John L. Bakane and Neil W. Koonce, or either of them, his true and lawful attorney-in-fact to sign on his behalf as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the following capacities:

Signature                                Title                                                     Date
---------                                -----                                                     ----

/s/ Jerry M. Bruce                       Director, President and                                   October 20, 2000
---------------------------              Chief Executive Officer
(Jerry M. Bruce)                         (Principal Executive Officer)


/s/ David K. Bradbury                    Director and Chief Financial Officer                      October 20, 2000
---------------------------              (Principal Financial Officer)
(David K. Bradbury)


/s/ David E. Bray                        Director                                                  October 20, 2000
----------------------------
(David E. Bray)


/s/ Christopher F. Conlon                Controller                                                October 20, 2000
----------------------------             (Principal Accounting Officer)
(Christopher F. Conlon)

         Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina on October 23, 2000.



                                         CONE FOREIGN TRADING, LLC



                                         By: /s/ Gary L. Smith
                                            ------------------------------------
                                            Gary L. Smith
                                            Chief Financial Officer



                                POWER OF ATTORNEY

         Each officer or director whose signature appears below appoints John L. Bakane and Neil W. Koonce, or either of them, his true and lawful attorney-in-fact to sign on his behalf as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the following capacities:



Signature                                Title                                                     Date
---------                                -----                                                     ----

/s/ John L. Bakane                       President                                                 October 23, 2000
---------------------------              (Principal Executive Officer)
(John L. Bakane)


/s/ Gary L. Smith                        Chief Financial Officer                                   October 23, 2000
---------------------------              (Principal Financial Officer)
(Gary L. Smith)

/s/ Christopher F. Conlon
---------------------------              Controller                                                October 23, 2000
(Christopher F. Conlon)                  (Principal Accounting Officer)


Cone Mills Corporation                   Sole Member


By:  /s/ John L. Bakane                                                                            October 23, 2000
     ------------------------
       John L. Bakane
       President

EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

*2.1 Receivables Purchase and Servicing Agreement dated as of September 1, 1999, by and among Cone Receivables II LLC, as Seller, Redwood Receivables Corporation, as Purchaser, the Registrant, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent, filed as Exhibit 2.1(h) to Registrant's report on Form 10-Q for the quarter ended October 3, 1999.

*2.2 Receivables Transfer Agreement dated as of September 1, 1999, by and among the Registrant, any other Originator Party thereto, and Cone Receivables II LLC, filed as Exhibit 2.1(i) to Registrant's rep ort on Form 10-Q for the quarter ended October 3, 1999.

*2.3.1 First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(c) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.3.2 Second Amendment to Securitization Agreements dated as of January 28, 2000, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(d) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.3.3 Third Amendment to Securitization Agreements dated as of March 31, 2000, by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as Exhibit 2.1(e) to Registrant's report on Form 10-Q for the quarter ended April 2, 2000.

*2.3.4 Fourth Amendment to Securitization Agreements dated as of April 24, 2000 by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation, together with all exhibits thereto, filed as
                                    Exhibit 2.1(f) to Registrant's report on Form 10-Q for the quarter ended April 2, 2000.

**2.3.5 Fifth Amendment to Securitization Agreements dated as of June 30, 2000 by and between Cone Receivables II LLC, the Registrant, Redwood Receivables Corporation, and General Electric Capital Corporation.

*2.4 Investment Agreement dated as of June 18, 1993, among Compania Industrial de Parras, S.A. de C.V., Sr. Rodolfo Garcia Muriel, and the Registrant, filed as Exhibit 2.2(a) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.5 Commercial Agreement dated as of July 1, 1999, among Compania Industrial de Parras, S.A. de C.V., the Registrant and Parras Cone de Mexico, S.A., filed as Exhibit 2.2(b) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*2.6 Guaranty Agreement dated as of June 25, 1993, between the Registrant and Compania Industrial de Parras, S.A. de C.V., filed as
                                    Exhibit 2.2(c) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.7 Joint Venture Agreement dated as of June 25, 1993, between Compania Industrial de Parras, S.A. de C.V., and Cone Mills (Mexico), S.A. de C.V., filed as Exhibit 2.2(d) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.7.1 First Amendment to Joint Venture Agreement dated as of June 14, 1995, between Compania Industrial de Parras, S.A. de C.V., and Cone Mills (Mexico), S.A. de C.V., filed as
                                    Exhibit 2.2(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*2.8 Joint Venture Registration Rights Agreement dated as of June 25, 1993, among Parras Cone de Mexico, S.A., Compania Industrial de Parras, S.A. de C.V. and Cone Mills (Mexico), S.A. de C.V., filed as Exhibit 2.2(e) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.9 Parras Registration Rights Agreement dated as of June 25, 1993, between Compania Industrial de Parras, S.A. de C.V. and the Registrant, filed as Exhibit 2.2(f) to the Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*2.10 Support Agreement dated as of June 25, 1993, among the Registrant, Sr. Rodolfo L. Garcia, Sr. Rodolfo Garcia Muriel and certain other persons listed therein ("private stockholders"), filed as Exhibit 2.2(g) to Registrant's report on Form 10-Q for the quarter ended July 4, 1993.

*3.1 Restated Articles of Incorporation of the Registrant effective August 25, 1993, filed as Exhibit 4.1 to Registrant's report on Form 10-Q for the quarter ended October 3, 1993.

*3.1.1 Articles of Amendment of the Articles of Incorporation of the Registrant effective October 22, 1999, to fix the designation, preferences, limitations, and relative rights of a series of its Class B Preferred Stock, filed as Exhibit 4.1(a) to Registrant's report on Form 10-Q for the quarter ended October 3, 1999.

*3.2 Amended and Restated Bylaws of Registrant, effective June 18, 1992, filed as Exhibit
                                    3.5 to the Registrant's Registration
                                    Statement on Form S-1 (File No. 33-46907).

*4.1 Rights Agreement dated as of October 14, 1999, between the Registrant and First Union National Bank, as Rights Agent, with Form of Articles of Amendment with respect to the Class B Preferred Stock (Series A), the Form of Rights Certificate, and Summary of Rights attached, filed as Exhibit 1 to the Registrant's report on Form 8-A dated October 29, 1999.

*4.2 Note Agreement dated as of August 13, 1992, between the Registrant and The Prudential Insurance Company of America, with form of 8% promissory note attached, filed as
                                    Exhibit 4.01 to the Registrant's report on Form 8-K dated August 13, 1992.

*4.2.1 Letter Agreement dated September 11, 1992, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.2 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.2 Letter Agreement dated July 19, 1993, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.3 Letter Agreement dated June 30, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.4 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.4 Letter Agreement dated November 14, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.5 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.2.5 Letter Agreement dated as of June 30, 1995, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.2.6 Letter Agreement dated as of June 30, 1995, between the Registrant and The Prudential Insurance Company of America superseding Letter Agreement, filed as Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.2.7 Letter Agreement dated as of March 30, 1996, between the Registrant and The Prudential Insurance Company of America, filed as
                                    Exhibit 4.3(g) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*4.2.8 Letter Agreement dated as of January 31, 1997, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(h) to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*4.2.9 Letter Agreement dated as of July 31, 1997, between the Registrant and The Prudential Insurance Company of America, filed as
                                    Exhibit 4.3(i) to the Registrant's report on Form 10-Q for the quarter ended September 28, 1997.

*4.2.10 Modification to Note Agreement dated as of February 14, 1998, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(j) to Registrant's report on Form 10-Q for the quarter ended March 29, 1998.

*4.2.11 Letter Agreement dated as of September 1, 1999, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(i) on Form 10-Q for the quarter ended October 3, 1999.

*4.2.12 Amendment of 1992 Note Agreement dated as of January 28, 2000, by and among the Registrant and The Prudential Insurance Company of America, together with all exhibits thereto, filed as Exhibit 9 to the Registrant's report on Form 8-K dated February 11, 2000.

**4.2.13 Waiver under Note Agreement dated as of July 3, 2000, by and among the Registrant and The Prudential Insurance Company of America.

**4.2.14 Amendment of 1992 Note Agreement dated as of July 14, 2000, by and among the Registrant and The Prudential Insurance Company of America.

*4.3 Credit Agreement dated as of January 28, 2000, by and among the Registrant, as Borrower, Bank of America, N.A., as Agent and as Lender and the Lenders party thereto from time to time, together with all exhibits thereto, filed as Exhibit 1 to the Registrant's report on Form 8-K dated February 11, 2000.

**4.3.1 Amendment No. 1 to Credit Agreement dated as of July 14, 2000, by and among the Registrant, as Borrower, Cone Global Finance Corp., CIPCO S.C. Inc. and Cone Foreign Trading LLC, as Guarantors, Bank of America, N.A., as Agent and as Lender, and the Lenders party thereto from time to time.

*4.4 Guaranty Agreement dated as of January 28, 2000, made by Cone Global Finance Corporation, CIPCO S.C., Inc. and Cone Foreign Trading LLC in favor of Bank of America, N.A. as Revolving Credit Agent for the Lenders, The Prudential Insurance Company of America, SunTrust Bank, Morgan Guaranty Trust Company of New York, Wilmington Trust Company, as General Collateral Agent, Bank of America, N.A., as Priority Collateral Agent, and Atlantic Financial Group, Ltd., together with all exhibits thereto, filed as Exhibit 2 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.5 Priority Security Agreement dated as of January 28, 2000, by the Registrant and certain of its subsidiaries, as Grantors, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as Exhibit 3 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.6 General Security Agreement dated as of January 28,2000, by the Registrant and certain of its subsidiaries, as Grantors, and Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 4 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.7 Securities Pledge Agreement dated as of January 28, 2000, by the Registrant in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 5 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.8 CMM Pledge Agreement dated as of January 28, 2000, by the Registrant in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 6 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.9 Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 28, 2000, between the Registrant, as Grantor, TIM, Inc., as Trustee, Wilmington Trust Company, as General Collateral Agent, and Bank of America, N.A., as Designated Collateral Subagent, together with all exhibits thereto, filed as Exhibit 7 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.10 Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 28, 2000, between the Registrant, as Grantor, TIM, Inc., as Trustee, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as Exhibit 8 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.11 Termination Agreement dated as of January 28, 2000, between the Registrant and Morgan Guaranty Trust Company of New York, as Agent for various banks terminating the Credit Agent dated August 7, 1997, filed as Exhibit 4.4(h) to Registrant's report on Form 10-K for the fiscal year ending January 2, 2000.

*4.12 Specimen Class A Preferred Stock Certificate, filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-1(File No. 33-46907).

*4.13 Specimen Common Stock Certificate, effective June 18, 1992, filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

*4.14 Cone Mills Corporation 1983 ESOP as amended and restated effective December 1, 1994, filed as Exhibit 4.9 to the Registrant's report on Form 10-K for year ended January 1, 1995.

*4.14.1 First Amendment to the Cone Mills Corporation 1983 ESOP dated May 9, 1995, filed as Exhibit 4.9(a) to the Registrant's report on Form 10-K for year ended December 31, 1995.

*4.14.2 Second Amendment to the Cone Mills Corporation 1983 ESOP dated December 5, 1995, filed as Exhibit 4.9(b) to the Registrant's report on Form 10-K for year ended December 31,1995.

*4.14.3 Third Amendment to the Cone Mills Corporation 1983 ESOP dated August 7, 1997, filed as Exhibit 4.8(c) to the Registrant's report on Form 10-Q for the quarter ended September 28,1997.

*4.14.4 Fourth Amendment to the Cone Mills Corporation 1983 ESOP dated December 4, 1997, filed as Exhibit 4.8(d) to the Registrant's report on Form 10-K for the year ended December 28,1997.

*4.15 Indenture dated as of February 14, 1995, between the Registrant and Wachovia Bank of North Carolina, N.A. as Trustee (The Bank of New York is successor Trustee), filed as
                                    Exhibit 4.1 to Registrant's Registration
                                    Statement on Form S-3 (File No. 33-57713).

4.15.1 Form of First Supplemental Indenture to the Indenture dated as of February 14, 1995, between the Registrant and Wachovia Bank of North Carolina, N.A. as Trustee (The Bank of New York is successor Trustee), with respect to the 8-1/8% Debentures Due March 15, 2005.

4.16 Form of Indenture between the Registrant and The Bank of New York, as Trustee, with respect to the 11% Secured Subordinated Debentures Due March 15, 2005 being registered.



+5.1                                Opinion of Neil W. Koonce, Esq. re legality.

+8.1                                Opinion of Ivins, Phillips & Barker
                                    Chartered re tax matters.

*10.1 Employees' Retirement Plan of Cone Mills Corporation as amended and restated effective December 1, 1994, filed as Exhibit
                                    10.1 to the Registrant's report on Form 10-K for the year ended January 1, 1995.

*10.1.1 First Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated May 9,1995, filed as Exhibit 10.1(a) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.1.2 Second Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated December 5, 1995, filed as Exhibit 10.1(b) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.1.3 Third Amendment to the Employees' Retirement Plan of Cone Mills Corporation dated August 16, 1996, filed as Exhibit 10.1(c) to the Registrant's report on Form 10-K for the year ended December 29, 1996

*10.1.4 Fourth Amendment to the Employees' Retirement Plan of Cone Mills Corporation, filed as Exhibit 10 to the Registrant's report on Form 10-Q for the quarter ended September 28, 1997.

*10.1.5 Fifth Amendment to Employees' Retirement Plan of Cone Mills Corporation dated December 4, 1997, filed as Exhibit 10.1(e) to the Registrant's report on Form 10-K or the year ended December 28, 1997.

*10.7 Cone Mills Corporation SERP as amended and restated as of December 5, 1995, filed as
                                    Exhibit 10.2 to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.8 Excess Benefit Plan of Cone Mills Corporation as amended and restated as of December 5, 1995, filed as Exhibit 10.3 to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*10.9 1984 Stock Option Plan of Registrant filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.10 Form of Nonqualified Stock Option Agreement under 1984 Stock Option Plan of Registrant, filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.11 Form of Incentive Stock Option Agreement under 1984 Stock Option Plan of Registrant, filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (File No. 33-28040).

*10.12 1992 Stock Option Plan of Registrant, filed as Exhibit 10.9 to the Registrant's report on Form 10-K for the year ended December 29, 1991.

*10.12.1 Amended and Restated 1992 Stock Plan, filed as Exhibit 10.1 to Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*10.13 Form of Incentive Stock Option Agreement under 1992 Stock Option Plan, filed as
                                    Exhibit 10.10 to the Registrant's report on Form 10-K for the year ended January 3, 1993.

*10.14 Form of Nonqualified Stock Option Agreement under 1992 Stock Option Plan, filed as
                                    Exhibit 10.8(a) to the Registrant's report on Form 10-K for the year ended December 29,1996.

*10.14.1 Form of Nonqualified Stock Option Agreement under 1992 Amended and Restated Stock Plan, filed as Exhibit 10.8(b) to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*10.15 Form of Restricted Stock Award Agreement under 1992 Amended and Restated Stock Plan, filed as Exhibit 10.8(c) to the Registrant's report on Form 10-K for the year ended December 28, 1997.



*10.16 1994 Stock Option Plan for Non-Employee Directors of Registrant, filed as Exhibit
                                    10.9 to Registrant's report on Form 10-K for the year ended January 2,1994.

*10.17 Form of Non-Qualified Stock Option Agreement under 1994 Stock Option Plan for Non-Employee Directors of Registrant, filed as Exhibit 10.10 to Registrant's report on Form 10-K for the year ended January 2, 1994.

*10.18 Management Incentive Plan of the Registrant, filed as Exhibit 10.11(b) to Registrant's report on Form 10-K for the year ended January 3, 1993.

*10.19 1997 Senior Management Incentive Compensation Plan, filed as Exhibit 10.2 to Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*10.20 1997 Senior Management Discretionary Bonus Plan, filed as Exhibit 10.13 to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*10.21 2000 Stock Compensation Plan for Non-Employee Directors of Registrant dated as of May 9, 2000, filed as Exhibit 10.18 to Registrant's report on Form 10-Q for the quarter ended April 7, 2000.

*10.22 Form of Agreement between the Registrant and Levi Strauss dated as of March 30, 1992, filed as Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

*10.23 First Amendment to Supply Agreement dated as of April 15, 1992, between the Registrant and Levi Strauss dated as of March 30, 1992, filed as Exhibit 10.15 to Registrant's Registration Statement on Form S-1 (No. 33-469007).

  *10.24 Agreement dated January 1, 1999, between the Registrant and Parkdale Mills, Inc., filed as Exhibit 10.17 to Registrant's report on Form 10-K for the year ended January 2, 2000.

*10.25 Tenth Amendment to Master Lease dated as of January 28, 2000, between Atlantic Financial Group, Ltd. and the Registrant, together with all exhibits thereto, filed as Exhibit 10 to Registrant's report on Form 8-K dated February 11, 2000.

**10.25.1                           Eleventh Amendment to Master Lease dated as
                                    of July 14, 2000 between Atlantic Financial
                                    Group, Ltd. and the Registrant.


10.26 Agreement by and between the Registrant and Dougherty & Company LLC.


12.1 Computation of Ratio of Earnings to Fixed Charges (assumes exchange of 8-1/8% debentures for $85 million in 11% debentures and 3.35 million shares of common stock).

12.2 Computation of Ratio of Earnings to Fixed Charges (assumes exchange of 8-1/8% debentures for $75 million in 11% debentures and 4.9 million shares of common stock).

*21                                 Subsidiaries of the Registrant, filed as
                                    Exhibit 21 to Registrant's report on Form
                                    10-K for the year ended January 2, 2000.

23.1                                Consent of McGladrey & Pullen, LLP.


+23.2 Consent of Neil W. Koonce, Esq. is contained in his opinion filed as Exhibit 5.1.


+23.3 Consent of Ivins, Phillips & Barker Chartered is contained in its opinion filed as Exhibit 8.1.

**24.1                              Power of Attorney.

24.2 Power of Attorney relating to Cone Global Finance Corp. (included in the signature pages hereto).

24.3 Power of Attorney relating to Cone Foreign Trading, LLC (included in the signature pages hereto).

24.4 Power of Attorney relating to CIPSO S.C., Inc. (included in the signature pages hereto).


+25.1                               Form T-1, Statement of Eligibility of
                                    Trustee.


*27 Financial Data Schedule, filed as Exhibit 27 to Registrant's report on Form 10-K for the year ended January 2, 2000.


99.1                                Form of Consent and Letter of Transmittal.

99.2                                Form of Notice of Guaranteed Delivery.

99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4                                Form of Letter to Clients.

99.5                                Form of Exchange Agent Agreement.


*      Incorporated by reference to the statement or report indicated.
**     Previously filed.
+      To be filed by amendment.